Exhibit 99.5

RESTRUCTURING AGREEMENT

[  ] 2019

Between

INTERPIPE LIMITED

as Existing Parent

INTERPIPE HOLDINGS PLC

as New Parent

VARIOUS SUBSIDIARIES OF INTERPIPE LIMITED

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Override Lenders

with

UNICREDIT BANK AG, London Branch

as Override Agent

UNICREDIT BANK AG, London Branch

as Existing Offshore Security Agent

JSC “ING BANK UKRAINE”

as Existing Ukrainian Security Agent

MADISON PACIFIC TRUST LIMITED

as Existing Notes Trustee and Transaction Agent

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Existing Administrative Parties

and

SACE S.P.A.

2

Annex

1.	Form of Restated Facility Agreement	176
2.	Form of Shareholder Subordination Agreement	177
3.	Form of Exit Fee Agreement	178
4.	Form of Performance Fee Agreement	179
5.	Form of New Notes Trust Deed	180
6.	Form of New Notes Agency Agreement	181
7.	Form of New Intercreditor Agreement	182
8.	Form of Performance Securities Fiscal Agency Agreement	183
9.	Form of New Standalone Intercreditor Agreement	184
10.	Form of New Notes Guarantee and Surety Agreement	185

3

11.	Form of New Notes Standalone Surety Agreement		186
12.	Form of Restated Facility Standalone Surety Agreement		187
13.	Form of Existing Notes Supplemental Trust Deed		188
14.	Form of Sureties Deeds		189
	Part 1	Form of Interpipe NTRP Sureties Deed	189
	Part 2	Form of Interpipe Ukraine/Interpipe Niko Tube Sureties Deed	190

4

THIS AGREEMENT is dated [•] 2019 and made

BETWEEN:

(1)                                 INTERPIPE LIMITED (registration number HE 170535) a company limited by shares established under the laws of Cyprus, whose registered office is located at 8 Mykinon Street, 1065 Nicosia, Cyprus (the Existing Parent);

(2)                                 INTERPIPE HOLDINGS PLC (registration number HE 396228) a company incorporated as a private company and converted into a public company limited by shares under the laws of Cyprus, whose registered office is located at 8 Mykinon Street, 1065 Nicosia, Cyprus (the New Parent);

(3)                                 THE PERSONS listed in Part 1 of Schedule 1 (Existing Obligors) as existing borrowers, (the Existing Borrowers);

(4)                                 THE PERSONS listed in Part 2 of Schedule 1 (Existing Obligors) as existing sureties and existing guarantors (the Existing Guarantors);

(5)                                 THE PERSONS listed in Schedule 2 (Continuing Guarantors) being the proposed guarantors and sureties for the New Parent’s obligations under and in connection with the Restated Facility Agreement and the New Notes (the Continuing Guarantors);

(6)                                 INTERPIPE INVESTMENTS PLC (registration number HE 397994) a company incorporated as a private company and converted into a public company limited by shares established under the laws of Cyprus, whose registered office is located at 8 Mykinon Street, 1065 Nicosia, Cyprus (the Finance Subsidiary);

(7)                                 THE FINANCIAL INSTITUTIONS listed in Schedule 3 (Override Lenders) being the current lenders of record under the Override Agreement (the Override Lenders);

(8)                                 MADISON PACIFIC TRUST LIMITED a trust company with company registration number 1619851 registered under section 78(1) of the Hong Kong Trustee Ordinance (Cap. 29) having its registered office at Suite 1720, 17/F, Tower 1, Admiralty Centre, 18 Harcourt Road Admiralty, Hong Kong as transaction agent (in this capacity the Transaction Agent);

(9)                                 UNICREDIT BANK AG, London Branch as existing override agent (in this capacity the Override Agent);

(10)                          BARCLAYS BANK PLC as “SACE Agent” under the Existing EAF Facility Agreement (in this capacity the EAF Loan Facility Agent) and as “Notes Agent” under the Existing EAF Notes Issuance Agreement (in this capacity the EAF Notes Agent);

(11)                          UNICREDIT BANK AG, London Branch as existing offshore security agent (in this capacity the Existing Offshore Security Agent);

(12)                          JSC “ING BANK UKRAINE” as existing Ukrainian security agent (in this capacity the Existing Ukrainian Security Agent);

(13)                          MADISON PACIFIC TRUST LIMITED acting as notes trustee under the Existing Notes Trust Deed (in this capacity, the Existing Notes Trustee);

(14)                          JSC “UKRSOTSBANK” as existing Ukrainian override agent (in this capacity the Ukrainian Override Agent);

(15)                          SACE S.P.A. as existing export credit guarantor in respect of the EAF Loan (SACE);

(16)                          JSC “CITIBANK” as existing onshore security agent under the Existing EAF Facility Agreement (in this capacity the Existing EAF Loan Onshore Security Agent) and as existing onshore security agent under the Existing EAF Notes Issuance Agreement (in this capacity the Existing EAF Notes Onshore Security Agent);

(17)                          BARCLAYS BANK PLC as existing offshore security trustee under the Existing EAF Facility Agreement (in this capacity the Existing EAF Loan Offshore Security Trustee) and as existing offshore security trustee under the Existing EAF Notes Issuance Agreement (in this capacity the Existing EAF Notes Offshore Security Trustee);

(18)                          THE FINANCIAL INSTITUTIONS listed in Schedule 4 (Existing Syndicate Agents) being the current facility agents under certain of the Pre-existing Non-EAF Facility Agreements (in this capacity, the Existing Syndicate Agents);

(19)                          ING BANK N.V. a company incorporated in The Netherlands whose registered office is at ALP B.02.098 / Bijlmerdreef 98 / 1102 CT Amsterdam, The Netherlands (ING) in its capacity as a Coordinating Committee Member;

(20)                          LOANSTAR CREDIT OPPORTUNITIES MASTER FUND I L.P., a Cayman Island limited partnership whose registered address is c/o ARKA Corporate Services (Cayman) Limited, 71 Fort Street, 1st Floor, PO Box 950, Grand Cayman KY1-1102 (LoanStar) in its capacity as a Coordinating Committee Member;

(21)                          ARGENTEM CREEK PARTNERS LP (ACP) whose registered office is at 12800 Whitewater Drive, Minnetonka, MN 55343, United States of America in its capacity as investment manager for Pathfinder Strategic Credit LP, Pathfinder Strategic Credit II LP and ACP I Trading LLC (each an ACP Fund) and acting in its capacity as a Coordinating Committee Member;

(22)                          Redacted as existing offshore account bank in connection with Override Agreement (in this capacity the Existing Offshore Account Bank);

(23)                          Redacted as existing Ukrainian account bank in connection with Override Agreement (in this capacity the Existing Ukrainian Account Bank);

(24)                          Redacted as existing EAF onshore account bank in connection with the Existing EAF Funding Agreements (in this capacity the Existing EAF Onshore Account Bank); and

(25)                          Redacted as existing EAF offshore account bank in connection with the Existing EAF Funding Agreements (in this capacity the Existing EAF Offshore Account Bank).

BACKGROUND:

(A)                               The Existing Parent, the Override Agent and the Override Lenders (among others) are party to the Override Agreement in connection with which certain pre-existing credit facilities made available to the Existing Borrowers were amended and restated, on the common terms set out in the Override Agreement, and their maturities deferred.

(B)                               The Existing Parent, the Override Agent, the Existing Notes Trustee, SACE, the Existing Ukrainian Security Agent, the Existing Offshore Security Agent and the Override Lenders (among others) are party to the Existing Intercreditor Agreement.

(C)                               Pursuant to the Lock-up Agreement, all of the Override Lenders have agreed to support and, as regards the terms of the Pre-existing Facility Agreements and the Override Agreement, vote in favour of any amendments, waivers or other steps required to implement the Restructuring.

(D)                               Pursuant to the consent solicitation launched by the Existing Parent on [•] 2019 under the Consent Solicitation Memorandum, the requisite majority of the holders of the Existing Notes have:

(i)                                     approved the amendment of the Existing Notes to provide for the substitution of the Existing Parent as issuer under the Existing Notes Trust Deed with the New Parent, and the redemption and cancellation of the Existing Notes on the Restructuring Effective Date after, and as consideration for, the issuance of the applicable part of the New Notes and the Performance Securities, and the prior payment of certain restructuring fees, in each case to the Existing Noteholders, which amendments shall be effected pursuant to the Existing Notes Supplemental Trust Deed and the Sureties Deeds; and

(ii)                                  instructed the Existing Notes Trustee to enter into this Agreement.

(E)                                The Parties have agreed to implement the Restructuring by undertaking the steps set out in this Agreement to:

(i)                                     facilitate the introduction of the New Parent as the immediate holding company of the Existing Parent;

(ii)                                  transfer to the New Parent all of the Override Lenders’ rights and obligations in respect of the existing Override Loans and all of the Existing Parent’s liabilities in respect of the Existing Notes;

(iii)                               release part of the settlement amounts payable by the New Parent to the Override Lenders for the transfer of the Override Loans and, in relation to certain Override Lenders, release the remaining part of the relevant settlement amounts after, but as consideration for, the issuance to those Override Lenders of some of the New Notes and some of the Performance Securities; and

(iv)                              restate the remaining settlement amounts payable by the New Parent to the Override Lenders for the transfer of the Override Loans as a new single term loan facility and redeem and cancel the Existing Notes upon confirmation of the issuance of a portion of the New Notes and the Performance Securities.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement (including the recitals):

Redacted

Redacted

Redacted

Additional Notes means the portion of the New Notes to be issued to certain Override Lenders, rather than the Existing Noteholders, in accordance with the terms of this Agreement.

Adjusted Majority Override Lenders means Override Lenders who hold participations in the Override Loans at the date of this Agreement in relation to which the unpaid amounts, in respect of both principal and interest, as at close of business on the Strike Date, aggregated more than 75 per cent of the total unpaid amounts, in respect of both principal and interest, under and in respect of all Override Loans at the close of business on the Strike Date.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Amendment Agreements means the amendment agreements to be entered into by each party to (and in respect of) each Foreign Law Non-EAF Facility Agreement.

Ancillary EAF Finance Document means:

(a)                                 the Existing EAF Intercreditor Agreement;

(b)                                 the EAF Loan Offshore Security Trust Deed;

(c)                                  the EAF Notes Offshore Security Trust Deed;

(d)                                 the EAF Loan Onshore Security Agent Agreement;

(e)                                  the EAF Notes Onshore Security Agent Agreement;

(f)                                   the EAF Standby Equity Commitment Deed;

(g)                                  the EAF Offshore Account Bank Agreement; and

(h)                                 the EAF Onshore Account Bank Agreement.

Assigned Interest Amount has the meaning given to that term in Clause 13.2(v) (Override Loan debt transfers).

Authorisation means an authorisation, consent, approval, resolution, permit, licence, exemption, filing, notarisation or registration.

Base Case means the financial model for the Group for the five year period beginning on 1 January 2018 including profit and loss, balance sheet and cashflow projections and projected capital expenditure relating to the Group.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Nicosia and New York.

Cleansing Statement means that part of the information memorandum in relation to the New Notes, in the form agreed between the Existing Parent and the Coordinating Committee, which sets out certain business information in relation to the Group for the purposes of ensuring that none of the Override Lenders (including any member of the Coordinating Committee in its capacity as such) is in receipt of any Material Non-Public Information that has not been made public which would restrict or prohibit that Override Lender (or any of its affiliates, directors, officers or employees) from trading the New Notes or other securities of any member of the Group under applicable insider dealing or market abuse laws or regulations or principles of conduct in any jurisdiction or pursuant to any other applicable law or regulation.

Clearstream, Luxembourg means Clearstream Banking S.A.

Closing Commencement Date means the date on which the Transaction Agent gives notice under Clause 8.3(b) (Occurrence of the Closing Commencement Date) confirming that the conditions precedent set out in Part 2 of Schedule 9 (Conditions Precedent) have been satisfied or waived in accordance with that Clause 8.3.

Consent Solicitation Memorandum means a memorandum dated [•] 2019 pursuant to which the Existing Parent launched a consent solicitation seeking certain amendments to the terms of the Existing Notes.

Constitutional Documents means, in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, amongst other things and where applicable, such person’s articles of incorporation, by-laws, memorandum and articles of association, charter, constitutive agreement or deed of foundation and all similar and/or analogous documents).

Coordinating Committee means each of ING, LoanStar and ACP, each in its capacity as a member of the co-ordinating committee of the Override Lenders appointed by the Existing Parent under the Coordinating Committee Appointment Letter and Coordinating Committee Member means any of them.

Coordinating Committee Appointment Letter means the letter originally dated 19 December 2017 (as amended and restated on 13 November 2018) between the Existing Parent, Interpipe Dubai and each Coordinating Committee Member appointing the Coordinating Committee.

Coordinating Committee Fee Letter means the letter dated 13 November 2018 between the Existing Parent, Interpipe Dubai and each Coordinating Committee Member setting out the fees payable to each Coordinating Committee Member.

Cut-Off Time means:

(a)                                 the close of business on the date falling five Business Days after the date of this Agreement; or

(b)                                 such later date as the New Parent may (in its sole discretion) notify to the Transaction Agent.

Cyprus Tax Rulings means the Original Cyprus Tax Ruling and the Supplemental Cyprus Tax Ruling.

Delegate has the meaning given to that term in the Existing Intercreditor Agreement.

Designee means, in respect of an Override Lender and in relation to a Settlement Instruction delivered by it in accordance with Clause 5.2 (Settlement instructions), any person (being a third party or another Override Lender) to whom or in whose name some or all of the entitlement due to that Override Lender as a result of the Restructuring should be issued.

Direct Shareholder means the following entities which, together, as at the date of this Agreement and following the Restructuring Effective Date, directly hold all of the shares in the New Parent:

(a)                                 Amara Global Limited (incorporated under the laws of The British Virgin Islands);

(b)                                 Moonlight Global Limited (incorporated under the laws of The British Virgin Islands);

(c)                                  Crestfield Limited (incorporated under the laws of Samoa);

(d)                                 Pinecrest Properties Inc. (incorporated under the laws of The Bahamas);

(e)                                  Whitehouse Holdings Limited (incorporated under the laws of The Bahamas);

(f)                                   Baylena Limited (incorporated under the laws of The British Virgin Islands); and

(g)                                  Marodima Limited (incorporated under the laws of The British Virgin Islands).

Dneprosteel means METALLURGICAL PLANT “DNEPROSTEEL” LLC, a limited liability company established under the laws of Ukraine and registered with legal entity identification code 33718431, whose registered office is located at 4 Vynokurova Street, Dnipro (formerly Dnipropetrovsk), Dnipropetrovska Oblast, 49051, Ukraine.

Dneprovtormet means JSC “INTERPIPE DNEPROVTORMET”, a private joint stock company established under the laws of Ukraine and registered with legal entity identification code 00191454, whose registered office is located at 1 Lypova Street, Dnipro (formerly Dnipropetrovsk), Dnipropetrovska Oblast, 49124 Ukraine.

EAF Facility Lender means each Override Lender listed in Part 4 of Schedule 6 (Existing Override Lenders (by facility)).

EAF Loan means the loan originally made under the Existing EAF Facility Agreement or the outstanding principal amount of that loan for the time being.

EAF Loan Offshore Security Trust Deed means the offshore security trust deed dated 4 April 2008 (as amended and restated on 25 November 2011) entered into between, among others, Dneprosteel, the Existing EAF Loan Offshore Security Trustee and the EAF Loan Facility Agent.

EAF Loan Onshore Security Agent Agreement means the onshore security agent agreement dated 4 April 2008 (as amended and restated on 25 November 2011) between, among others, Dneprosteel, the Existing EAF Loan Onshore Security Agent and the EAF Loan Facility Agent.

EAF Noteholder means each holder of the EAF Notes.

EAF Notes means the notes issued pursuant to the Existing EAF Notes Issuance Agreement or the outstanding principal amount of those notes for the time being.

EAF Notes Offshore Security Trust Deed means the offshore security trust deed dated 25 November 2011 entered into between, among others, Dneprosteel, the Existing EAF Notes Offshore Security Trustee and the EAF Notes Agent.

EAF Notes Onshore Security Agent Agreement means the onshore security agent agreement dated 25 November 2011 between, among others, Dneprosteel, the Existing EAF Notes Onshore Security Agent and the EAF Notes Agent.

EAF Offshore Account Bank Agreement means the account bank agreement dated 4 April 2008 (as amended and restated on 25 November 2011) between, among others, Steel.One, the EAF Loan Facility Agent, the Existing EAF Offshore Account Bank and the Existing Offshore Security Trustee.

EAF Onshore Account Bank Agreement means the account bank agreement dated 4 April 2008 (as amended and restated on 25 November 2011) between, among others, Dneprosteel, the EAF

Loan Facility Agent, the Existing EAF Onshore Account Bank and the Existing Onshore Security Agent.

EAF Security Agent means:

(a)                                 the Existing EAF Loan Onshore Security Agent;

(b)                                 the Existing EAF Notes Onshore Security Agent;

(c)                                  the Existing EAF Loan Offshore Security Trustee; and

(d)                                 the Existing EAF Notes Offshore Security Trustee.

EAF Standby Equity Commitment Deed means the standby equity commitment deed dated 25 November 2011 between (among others) the Existing Parent, certain Direct Shareholders, Steel.One, the EAF Loan Facility Agent and the EAF Notes Agent.

EC Insolvency Regulation means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) of the European Union.

Economic Interest means, with respect to any person and in relation to a participation in an Override Loan, the right for that person to receive and retain for its own account all amounts paid or payable (or an amount equal to all amounts paid or payable) by the Existing Obligors in respect of that loan participation.

Eligible Facility Provider means UBS Switzerland AG.

Eligible Override Lender has the meaning given to that term in Clause 6.1 (Definitions).

Eligible Subscriber means a Designee which is:

(a)                                 located outside the United States; or

(b)                                 if located within the European Economic Area, a “qualified investor” as that term is defined in article 2 of Directive 2003/71/EC (as amended or superseded),

and which, in each case, is not a member of the Group or a Shareholder Affiliate.

Energo means “DNEPROSTEEL - ENERGO” LLC, a limited liability company established under the laws of Ukraine and registered with legal entity identification code 37731681, whose registered office is located at 21 Stolietova Street, Dnipro (formerly Dnipropetrovsk), Dnipropetrovska Oblast, 49081, Ukraine.

Euroclear means Euroclear Bank SA/NV.

Existing Account Banks means each of the Existing Offshore Account Bank and the Existing Ukrainian Account Bank.

Existing Administrative Party means the Override Agent, the Ukrainian Override Agent, the Existing Offshore Security Agent, the Existing Ukrainian Security Agent, the EAF Loan Facility Agent, the EAF Notes Agent, each EAF Security Agent, each Existing Syndicate Agent and SACE.

Existing EAF Facility Agreement means the US$210,309,417.82 EAF facility agreement dated 4 April 2008 as amended and restated on 25 November 2011 between, among others, Steel.One as borrower, the EAF Loan Facility Agent and SACE.

Existing EAF Funding Agreement means the Existing EAF Facility Agreement or the Existing EAF Notes Issuance Agreement.

Existing EAF Intercreditor Agreement means the intercreditor agreement dated 4 April 2008 (as amended and restated on 25 November 2011) between the EAF Loan Facility Agent, the EAF Notes Agent, each EAF Security Agent, each EAF Facility Lender and SACE.

Existing EAF Notes Issuance Agreement means the US$18,690,582.18 EAF notes issuance agreement dated 25 November 2011 between, among others, Steel.One as issuer, the EAF Notes Agent and Redacted as purchaser.

Existing EAF Security Document means each security document listed in Part 1 (Existing EAF Security Documents) of Schedule 7 (Existing Security Documents).

Existing General Security Document means each security document listed in Part 2 (Existing General Security Documents) of Schedule 7 (Existing Security Documents).

Existing Intercreditor Agreement means the intercreditor agreement dated 25 November 2011 between, among others, the Existing Parent, the Override Agent, the Existing Offshore Security Agent, the Existing Ukrainian Security Agent, Deutsche Trustee Company Limited as original notes trustee and the lenders named therein.

Existing Non-EAF Facility Agreement means each pre-existing facility agreement listed in Parts 1 and 2 of Schedule 5 (Existing Non-EAF Facility Agreements).

Existing Noteholders means the holders of the Existing Notes from time to time.

Existing Notes means the US$200,000,000 10.25 per cent notes due 2017 issued by the Existing Parent and constituted by the Existing Notes Trust Deed or the outstanding principal amount of those notes for the time being.

Existing Notes Supplemental Trust Deed means a supplemental trust deed, to be entered into shortly after the date of this Agreement, between the Existing Parent, the New Parent and the Existing Notes Trustee providing for the substitution of the issuer of the Existing Notes, and for the redemption and cancellation of the Existing Notes on the Restructuring Effective Date, in substantially the form set out in Annex 13 (Form of Existing Notes Supplemental Trust Deed).

Existing Notes Trust Deed means the trust deed constituting the Existing Notes originally dated 2 August 2007 (as amended and restated on 7 December 2011) between (among others) the Existing Parent as issuer and Deutsche Trustee Company Limited as original notes trustee.

Existing Obligor means an Existing Borrower or an Existing Guarantor.

Existing Russian Security Documents means:

(a)                                 the pledge of participatory interests dated 9 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee, in relation to all of the participatory interests in Interpipe-M LLC;

(b)                                 a withdrawal agreement dated 9 December 2011 between Interpipe-M LLC, the Existing Offshore Security Agent and Redacted as the account bank, with respect to certain bank accounts held by Interpipe-M LLC at ING Bank (Eurasia) ZAO; and

(c)                                  the pledge of rights dated 9 December 2011 between Interpipe-M LLC as pledgor and the Existing Offshore Security Agent relating to receivables under offtake contracts of Interpipe-M LLC.

Existing Security Document means an Existing EAF Security Document or an Existing General Security Document.

Existing Security Releases means:

(a)                                 the Pre-signed Existing General Security Release Documents;

(b)                                 the Pre-signed Existing EAF Security Release Documents;

(c)                                  the Post-closing Existing General Security Release Documents; and

(d)                                 the Post-closing Existing EAF Security Release Documents.

Existing Working Capital Facility Agreement means:

(a)                                 the Redacted facility agreement № 16-MB/12 dated 30 March 2012 originally made between Redacted and Interpipe NTRP;

(b)                                 the Redacted facility agreement № 04-B/12/14/ЮO dated 16 August 2012 originally made between Redacted and Interpipe NMPP;

(c)                                  the Redacted facility agreement № 05-B/12/14/ЮO dated 16 August 2012 originally made between Redacted and Interpipe Niko Tube;

(d)                                 the Redacted facility agreement № 06-B/12/14/ЮO dated 16 August 2012 originally made between Redacted and Interpipe NTRP; and

(e)                                  the Redacted facility agreement № CR 13-116/28-4 dated 16 April 2013 originally made between Redacted and Interpipe Ukraine.

Existing Working Capital Loan means each loan made under an Existing Working Capital Facility Agreement or the principal amount outstanding in respect of that loan for the time being.

Exit Fee Agreement means the agreement, to be entered into shortly after the date of this Agreement, between the New Parent and each Non-Converting Override Lender (and/or its Designee) documenting certain exit fees payable by the New Parent to the Non-Converting Override Lenders in connection with the Restructuring, in substantially the form set out in Annex 3 (Form of Exit Fee Agreement).

Foreign Law Non-EAF Facility Agreement means each Existing Non-EAF Facility Agreement listed in Part 3 of Schedule 5 (Existing Non-EAF Facility Agreements).

German Obligor means any Obligor incorporated or organised under the laws of Germany.

Germany means The Federal Republic of Germany.

Group means:

(a)                                 until the occurrence of the Transfer Effective Time, the Existing Parent and each of its Subsidiaries; and

(b)                                 after the occurrence of the Transfer Effective Time, the New Parent and each of its Subsidiaries.

Group Structure Chart means the structure chart to be delivered as a condition precedent under section (F) of Part 1 (Conditions Precedent to the Initial Satisfaction Date) of Schedule 9 (Conditions Precedent).

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

ING Amendment Agreements means the amendment agreements entered, or to be entered, into by each party to (and in respect of) each Foreign Law Non-EAF Facility Agreement listed in paragraphs 7 to 11 (inclusive) of Part 3 of Schedule 5 (Existing Non-EAF Facility Agreements).

Initial Satisfaction Date means the date on which the Transaction Agent gives notice under Clause 8.2(b) (Occurrence of the Initial Satisfaction Date) confirming that the conditions precedent set out in Part 1 of Schedule 9 (Conditions Precedent) have been satisfied or waived in accordance with that Clause 8.2.

Initial Shareholder Contribution means the investment in the New Parent by one or more Direct Shareholders of an amount equal to the aggregate of:

(a)                                 US$50,000,000; and

(b)                                 the amount (if any) by which the Treasury Cash Balance at or immediately prior to the Closing Commencement Date is less than the Minimum Treasury Cash Balance,

by way of equity subscription.

InsO means the German Insolvency Act (Insolvenzordnung).

Insolvency Event means, in relation to an entity, that the entity:

(a)                                 is dissolved or has a resolution passed for its winding-up, official management or liquidation (in each case other than pursuant to a consolidation, amalgamation or merger);

(b)                                 is deemed to, or is declared to be unable to pay its debts under applicable law, has a moratorium declared in respect of any its indebtedness or suspends making (or has a suspension declared in respect of) its payments generally or any class of them;

(c)                                  makes any composition, compromise, assignment or arrangement with its creditors generally or any class of them;

(d)                                 seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, receiver and manager, administrative receiver, examiner, trustee, custodian or other similar official under any jurisdiction for it or for all or any of its assets;

(e)                                  has a secured party take possession of any of its assets;

(f)                                   has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or a significant part of its assets; or

(g)                                  causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (f) (inclusive) above.

For the purposes of this definition of Insolvency Event and in relation to a German Obligor or any other Obligor having its centre of main interests (as that term is used in Article 3(1) of the EC Insolvency Regulation) in Germany:

(i)                                     paragraph (a) shall be interpreted to include a case where that Obligor becomes unable to pay its debts (Zahlungsunfähigkeit) within the meaning of section 17 InsO; and

(ii)          paragraph (b) shall be interpreted to include a case where that Obligor becomes over-indebted (Überschuldung) within the meaning of section 19 InsO.

Interpipe America means North American Interpipe, Inc., a limited liability corporation established under the laws of Texas and the federal laws of the United States of America and registered under registration number 161334200 and whose registered office is at 1909 Arbor Street, Houston, Texas 77004, USA.

Interpipe Dubai means Interpipe M.E FZE, a free zone establishment with limited liability formed and registered on 15 November 2007 pursuant to Jebel Ali Free Zone Authority Implementing Regulations No. 1/92 issued pursuant to Law No. 9 of 1992 and registered under registration number 101283, whose registered office is located at Office No: LB191008, P.O. Box 262810, Jebel Ali, Dubai, UAE.

Interpipe Europe means Interpipe Europe SA, a societa anonima established under the laws of Switzerland and registered under registration number CHE-105.219.865, whose registered office is located at Via San Salvatore 13, CH-6900, Paradiso, Switzerland.

Interpipe Germany means Interpipe Central Trade GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Frankfurt am Main with registration number HRB 99097 whose registered office is located at Corneliusstraße 34, 60325 Frankfurt am Main, Germany.

Interpipe Kazakhstan means Interpipe Kazakhstan LLC, a limited liability company established under the laws of the Republic of Kazakhstan with business identification number 030840010437, whose registered office is located at 62B, Satpayev Street, Almaty, 050060, the Republic of Kazakhstan.

Interpipe Niko Tube means “INTERPIPE NIKO TUBE” LLC, a limited liability company established under the laws of Ukraine and registered with legal entity identification code 35537363, whose registered office is located at 56 Trubnykiv Av., Nikopol, Dnipropetrovska Oblast, 53201, Ukraine.

Interpipe NMPP means JSC “INTERPIPE NOVOMOSKOVSK PIPE PRODUCTION PLANT”, a private joint stock company established under the laws of Ukraine and registered with legal entity identification code 05393139, whose registered office is located at 115 Suchkova Street, Novomoskovsk, Dnipropetrovska Oblast, 51200, Ukraine.

Interpipe NTRP means PJSC “INTERPIPE NIZHNEDNEPROVSKY TUBE ROLLING PLANT”, a public joint stock company established under the laws of Ukraine and registered with legal entity identification code 05393116, whose registered office is located at 21 Stolietova Str., Dnipro, Dnipropetrovska Oblast, 49081, Ukraine.

Interpipe Russia means Interpipe M-LLC, a limited liability company established under the laws of Russia and registered under registration number 1057748391084, whose registered office is located at Presnenskaya naberezhnaya, 10, floor 13, office III, room 6a, Moscow, 123112, Russian Federation.

Interpipe Ukraine means LLC “INTERPIPE UKRAINE”, a limited liability company established under the laws of Ukraine and registered with legal entity identification code 33668606, whose registered office is located at 1-a Pysarzhevskoho Street, Dnipro (formerly Dnipropetrovsk), Dnipropetrovska Oblast, 49005, Ukraine.

KLW Ltd means KLW Limited, a company limited by shares established under the laws of Cyprus, with registered number HE 186148 (and previously known as Saleks Investments Limited) whose registered office is located at 8 Mykinon Street, 1065 Nicosia, Cyprus.

KLW Ukraine means LLC “KLW UKRAINE”, a limited liability company established under the laws of Ukraine and registered with legal entity identification code 38896013, whose registered office is located at 21 Stolietova Str., Dnipro (formerly Dnipropetrovsk), Dnipropetrovska Oblast, 49081, Ukraine.

KLW Wheelco means KLW-Wheelco SA, a sociata anonima established under the laws of Switzerland and registered under registration number CHE-100.499.999, whose registered office is located at Via San Salvatore 13, CH-6900 Paradiso, Switzerland.

Legal Reservations means:

(a)                                 under the laws of Cyprus, Ukraine, England and Wales, the Russian Federation, the Republic of Kazakhstan, the Bahamas, the British Virgin Islands, Samoa and the federal law of the United States or any law of the State of New York or the State of Texas:

(i)            the principle that equitable remedies (and similar remedies) may be unavailable or granted or refused at the discretion of a court, the limitation of the recognition of a chosen choice of law or validity and enforcement of rights and obligations in each case by laws relating to public policy (including the principles of non-recognition of judgments on the grounds of lack of natural justice or res judicata and the principle that a court will not enforce a penalty or any other contractual provision held to be in terrorem) and the limitation of enforcement by laws relating to insolvency;

(ii)           the time barring of claims under statutes of limitation or similar acts or principles in the relevant jurisdiction, the possibility that indemnity obligations may be unenforceable insofar as they relate to fines imposed in civil or criminal proceedings and that defences of set-off or counterclaim and similar principles of law and contractual severance of an invalid, illegal and unenforceable provision of an agreement, may not be effective in all circumstances and (in Cyprus, Ukraine, the Russian Federation or England and Wales only) the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty payable may be void;

(iii)          the fact that courts may regulate the conduct of judicial proceedings and the recognition, award and enforcement of judgments and costs in accordance with the rules of the relevant lex fori notwithstanding any contractual stipulations to the contrary; and

(iv)          in relation to any Russian Obligor, in respect of the laws of the Russian Federation, the fact that the concept of trust does not have a direct equivalent in Russian law, on the basis of which, despite any provisions of a Restructuring Document referring to funds being held for the benefit of an Override Lender or Security Agent, as a matter of Russian law, all funds received by a Russian Obligor may be deemed absolutely and beneficially owned by that Russian Obligor;

(b)                                 in relation to Interpipe Dubai only, in respect of the regulations of the Jebel Ali Free Zone Authority, the laws of the Emirate of Dubai and, to the extent applicable in the Emirate of Dubai, the federal laws of the UAE, the time barring of claims by law, the possibility that currency indemnities or indemnities for legal costs may be void, the possibility that provisions requiring the payment of default interest, charges for late payment, breakage costs or similar compensation may be void unless a UAE court is satisfied that such costs represent a loss actually incurred, that defences of set-off or counterclaim and similar principles of law and contractual severance of an invalid, illegal and unenforceable provision of an agreement, may not be effective in all circumstances and the possibility that the UAE courts may not recognise the chosen law governing a document and may not enforce or recognise a judgment given by a court outside the UAE (including, but not limited to, for reasons of public policy public order, morality or mandatory laws of the UAE) and will not hear any matter other than on the basis of Arabic translations of the relevant documents;

(c)                                  in relation to any Swiss Obligor only, in respect of the laws of Switzerland:

(i)           the rules under Swiss law that subject any guarantee undertaking or other security interest whatsoever granted by a Swiss corporate entity in respect of obligations of a parent or an affiliate other than a subsidiary (irrespective of whether expressly so provided for in the relevant transaction document) to various requirements and limitations;

(ii)          the time-barring of claims under the Swiss Code and defences of set-off or counterclaim;

(iii)         the mandatory revocability of a mandate, power of attorney or instruction under the Swiss Code;

(iv)         the fact that a court might apportion costs between the parties otherwise than as contemplated in any document and may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court and those general principles of law relating to the enforcement of foreign judgments; and

(v)          the potential unenforceability of a gross up obligation in respect of Swiss withholding tax in accordance with the Swiss Withholding Tax Act; or

(d)                                 relation to any German Obligor only, in respect of the laws of Germany:

(i)            the enforcement of contractual obligations governed by German law could be affected or limited by the general remedies and defences available to obligors under German law in respect of contractual obligations as well as by the provisions of any applicable insolvency, bankruptcy, reorganisation, moratorium, voidable preference (Anfechtung), time-barring, set-off or counterclaim and other or similar laws of general application affecting the enforcement or protection of creditor’s rights, as applied in each case by the courts or other competent authority from time to time;

(ii)           any provision of German law providing that certain certifications or determinations will be conclusive, binding and authoritative will not necessarily prevent judicial enquiry into the merits of any claim by any aggrieved party;

(iii)          any provision of German law stating that a notice or other expression of an intention or instruction is irrevocable may be open to challenge in circumstances where there have been material changes in the underlying situation and any power of attorney granted under German law and stated to be irrevocable may be revoked for good cause (wichtiger Grund);

(iv)          where under the provisions of German law any party is vested with a discretion or may determine a matter in its opinion, the laws of Germany may require that such a discretion is exercised reasonably or that such opinion is based on reasonable grounds; and

(v)           if a German court considers it impossible or unduly burdensome for an obligation to be performed the debtor is discharged from performing such obligation; the debtor may however be held liable for damages.

LIBOR means, in respect of the notional interest period:

(a)                                 from and including 1 November 2017 to but excluding 1 February 2018, an interest rate of 1.37678 per cent. per annum;

(b)                                 from and including 1 February 2018 to but excluding 2 May 2018, an interest rate of 1.7734 per cent. per annum;

(c)                                  from and including 2 May 2018 to but excluding 1 August 2018, an interest rate of 2.36294 per cent. per annum;

(d)                                 from and including 1 August 2018 to but excluding 1 November 2018, an interest rate of 2.34313 per cent. per annum;

(e)                                  from and including 1 November 2018 to but excluding 1 February 2019, an interest rate of 2.541 per cent. per annum;

(f)                                   from and including 1 February 2019 to but excluding 2 May 2019, an interest rate of 2.73625 per cent. per annum;

(g)           from and including 2 May 2019 to but excluding 1 August 2019, an interest rate of 2.57563 per cent. per annum; and

(h)                                 from and including 1 August 2019 to and including the Initial Satisfaction Date, an interest rate of 2.25313 per cent. per annum,

being the London interbank offered rate administered by ICE Benchmark Administration Limited that was displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen for US Dollar loans for a duration of 3 months at 11.00 a.m. two Business Days before the first day of each such interest period.

LLC Novomoskovskaya Posuda means Society “Dishware Novomoskovsk” Limited, a limited liability company established under the laws of Ukraine and registered with legal entity identification code 33905850, whose registered office is located at 115 Suchkova Street, Novomoskovsk, Dnipropetrovska Oblast, 51200, Ukraine.

Lock-up Agreement means the agreement dated 11 January 2019 between (among others) the Existing Parent, each Coordinating Committee Member and the Override Lenders and Existing Noteholders named therein or which have acceded thereto.

Locked-up Override Lender means an Override Lender which is a party to the Lock-up Agreement.

Longstop Date means:

(a)                                 30 September 2019; or

(b)                                 such later date as the Existing Parent and each Override Lender may agree in writing.

Lugansk means LLC “LUGANSK VTORMET COMBINE” a limited liability company, established under the laws of Ukraine and registered with legal entity identification code 32474002, whose registered office is located at 81 A, A. Linova Str., Lugansk, Luganska Oblast, 91021, Ukraine.

Majority Override Lenders means Override Lenders who hold participations in the Override Loans at the date of this Agreement in relation to which the unpaid amounts, in respect of both principal and interest, at the close of business on the Strike Date, aggregated not less than 66 2/3 per cent of the total unpaid amounts, in respect of both principal and interest, owed under and in respect of all Override Loans at the close of business on the Strike Date.

Material Non-Public Information means any information received by (i) an Override Lender as part of or in connection with the presentations made and details provided to it for the purposes of persuading or encouraging it to agree to the Restructuring or (ii) a member of the Coordinating Committee in the course of undertaking its role as such (each such person a Recipient):

(a)                                 which is material non-public information, price-sensitive information, inside information or information that would otherwise restrict, prevent or prohibit a Recipient from trading any New Notes or other securities of any member of the Group under applicable insider-dealing or market abuse laws or regulations or principles of conduct in any jurisdiction or pursuant to any other applicable laws or regulations;

(b)                                 in respect of which there is a substantial likelihood that a reasonable investor would consider the information important in making investment decisions with respect to the New Notes or other securities of any member of the Group; or

(c)                                  the disclosure of which is likely to have a significant effect on the price of the New Notes or other securities of any member of the Group.

Minimum Treasury Cash Balance means US$15,000,000.

Monitoring Advisers means Alvarez & Marsal LLP or any successor financial adviser appointed to monitor the Group’s financial performance and its compliance with the financial projections set out in the Base Case for the benefit of the lenders under the Restated Facility Agreement.

NBU means the National Bank of Ukraine (or any successor institution carrying out similar functions).

NBU Facility Agreement means each Existing Non-EAF Facility Agreement listed in Part 4 of Schedule 5 (Existing Non-EAF Facility Agreements).

New Facility Agent means Global Loan Agency Services Limited in its capacity as agent under the Restated Facility Agreement.

New Intercreditor Agreement means an intercreditor agreement, to be entered into shortly after the date of this Agreement, between (among others) the New Parent, the Existing Parent, the other

Continuing Guarantors (except Interpipe NTRP), each Non-Converting Override Lender (and/or its Designee) and the New Notes Trustee, in substantially the form set out in Annex 7 (Form of New Intercreditor Agreement).

New Notes means the 10.25 per cent. senior secured notes due 2024 to be issued by the New Parent under the New Notes Trust Deed.

New Notes Agency Agreement means the agency agreement relating to the New Notes, to be entered into shortly after the date of this Agreement, between (among others) the New Parent as issuer, the New Notes Trustee and the New Notes Principal Paying Agent, in substantially the form set out in Annex 6 (Form of New Notes Agency Agreement).

New Notes Documents means the New Notes Agency Agreement, the New Notes Global Certificate, the New Notes Guarantee and Surety Agreement, the New Notes Standalone Surety Agreement and the New Notes Trust Deed.

New Notes Global Certificate means the global note certificate representing the New Notes in substantially the form set out in schedule 2 (Form of Global Note Certificate) to the New Notes Trust Deed.

New Notes Guarantee and Surety Agreement means a guarantee and surety agreement, to be entered into shortly after the date of this Agreement, between the New Parent, the Continuing Guarantors (other than Interpipe NTRP) and the New Notes Trustee under which those Continuing Guarantors grant a guarantee or suretyship for all of the New Parent’s obligations under and in connection with the New Notes, in substantially the form set out in Annex 10 (Form of New Notes Guarantee and Surety Agreement).

New Notes Principal Paying Agent means Citibank, N.A., London Branch in its capacity as principal paying agent and transfer agent in relation to the New Notes under the New Notes Agency Agreement.

New Notes Standalone Surety Agreement means a surety agreement, to be entered into shortly after the date of this Agreement, between the New Notes Trustee and (initially) Interpipe NTRP under which:

(a)                                 with effect from the Restructuring Effective Date, Interpipe NTRP; and

(b)                                 with effect from the date of its accession thereto, each Additional Standalone Surety (as defined therein),

grants a suretyship for all of the New Parent’s obligations under and in connection with the New Notes, in substantially the form set out in Annex 11 (Form of New Notes Standalone Surety Agreement).

New Notes Trust Deed means the trust deed relating to the New Notes, to be entered into shortly after the date of this Agreement, between (among others) the New Parent as issuer and the New Notes Trustee, in substantially the form set out in Annex 5 (Form of New Notes Trust Deed).

New Notes Trustee means Madison Pacific Trust Limited in its capacity as notes trustee under the New Notes Trust Deed.

New Offshore Security Agent means Madison Pacific Trust Limited in its capacity as such under the New Intercreditor Agreement.

New Security Document means each document listed in Schedule 10 (New Security Documents).

New Standalone Intercreditor Agreement means the intercreditor agreement, to be entered into shortly after the date of this Agreement between (among others) Interpipe NTRP, the New Offshore Security Agent and the New Ukrainian Security Agent and the New Notes Trustee, in substantially the form set out in Annex 9 (Form of New Standalone Intercreditor Agreement).

New Ukrainian Security Agent means Madison Pacific Trust Limited in its capacity as such under the New Intercreditor Agreement.

New Working Capital Facility Agreement means:

(a)                                 a facility agreement between Redacted and Redacted as original lenders, the New Parent as borrower, Global Loan Agency Services Limited as agent and GLAS Trust Corporation Limited as security agent, amending and restating as a loan part of the settlement amounts payable by the New Parent to each of Redacted and Redacted for the sale and transfer of their rights and obligations under each Existing Working Capital Facility Agreement listed in paragraphs (a) to (d) (inclusive) of the definition of that term; and

(b)                                 a facility agreement between the lender named therein and Interpipe Ukraine as borrower, the obligations under which will be assumed in consideration of the release and discharge of all the indebtedness and other obligations under the Existing Working Capital Facility Agreement listed in paragraph (e) of the definition of that term, in the aggregate amount of US$45,000,000, and in each case in connection with the Restructuring.

New Working Capital Loans means the new working capital loans owed by the New Parent and Interpipe Ukraine as borrowers under the New Working Capital Facility Agreements to which they are party.

Non-Converting Override Lender has the meaning given to that term in Clause 7(a) (New finance documentation).

Non-EAF Lender means each Override Lender which is a lender under an Existing Non-EAF Facility Agreement.

Non-EAF Loan means each Override Loan originally made under an Existing Non-EAF Facility Agreement.

Objecting Minority has the meaning given to that term in Clause 8.1 (Definitions).

Obligor means each Continuing Guarantor and:

(a)                                 the New Parent;

(b)                                 Dneprovtormet;

(c)                                  Interpipe Kazakhstan;

(d)                                 Interpipe NMPP;

(e)                                  Lugansk;

(f)                                   Interpipe Russia;

(g)                                  LLC Novomoskovskaya Posuda; and

(h)                                 the Finance Subsidiary.

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.

Original Cyprus Tax Ruling means the tax ruling dated 26 July 2018 issued by the Cypriot tax authorities confirming that (among other things):

(a)                                 the New Parent’s assumption of the obligations of each Existing Borrower under and in respect of the Override Loans would not trigger the non-arms’ length provisions of section 33(1) of the Cypriot Income Tax Law;

(b)                                 any release of part of the outstanding principal amount of, and all unpaid interest accrued on, the Override Loans, as against the New Parent as new borrower, would not give rise to any taxable gain in the New Parent; and

(c)                                  any new shares issued by the Existing Parent as consideration for the transfer to it of any of the New Parent’s claims against any of the Existing Borrowers would qualify as a ‘notional interest deduction’ in the Existing Parent.

Override Agreement means the override agreement dated 25 November 2011 between (among others) the Existing Parent, the other Existing Obligors, Lugansk, the Override Agent and the lenders named therein for the amendment on common terms, and deferral, of certain pre-existing credit facilities made to the Group.

Override Documents has the meaning given to the term “Restructuring Documents” in the Override Agreement.

Override Loan means:

(a)                                 each loan or other utilisation originally made under a Pre-existing Facility Agreement (including, for the avoidance of doubt, the EAF Notes); or

(b)                                 the outstanding principal amount for the time being of that loan or other utilisation.

For the purposes of this definition, the amount of any outstanding tranches or sub-facilities into which any of those loans were re-tranched pursuant to or in connection with the terms of the Override Agreement shall be aggregated and/or treated as a single loan, as the context requires.

Parent Share Transfer Agreement means an agreement to be entered into shortly after the date of this Agreement between the New Parent and each Share Transferor pursuant to which each Share Transferor will transfer to the New Parent its shares in the Existing Parent.

Party means a party to this Agreement.

Performance Fee Agreement means the agreement, to be entered into shortly after the date of this Agreement, between the Finance Subsidiary, the New Parent (as guarantor) and each Non-Converting Override Lender (and/or its Designee) documenting certain upside fees payable by the Finance Subsidiary to the Non-Converting Override Lenders (and/or their Designees) in connection with the Restructuring, in substantially the form set out in Annex 4 (Form of Performance Fee Agreement).

Performance Securities means the securities to be issued with the benefit of the Performance Securities Fiscal Agency Agreement providing for the payment of certain upside fees to the holders of those securities in connection with the Restructuring.

Performance Securities Deed of Covenant means the deed of covenant relating to the Performance Securities, to be entered into shortly after the date of this Agreement, by the Finance Subsidiary in substantially the form set out in schedule 5 (Form of Deed of Covenant) to the Performance Securities Fiscal Agency Agreement.

Performance Securities Deed of Guarantee means the deed of guarantee relating to the Performance Securities, to be entered into shortly after the date of this Agreement, by the New Parent in substantially the form set out in schedule 6 (Form of Deed of Guarantee) to the Performance Securities Fiscal Agency Agreement.

Performance Securities Documents means the Performance Securities Deed of Covenant, the Performance Securities Deed of Guarantee, the Performance Securities Global Certificate and the Performance Securities Fiscal Agency Agreement.

Performance Securities Fiscal Agency Agreement means the fiscal agency agreement, to be entered into shortly after the date of this Agreement, between the Finance Subsidiary as issuer, the New Parent (as guarantor) and the Performance Securities Fiscal Agent constituting the Performance Securities, in substantially the form set out in Annex 8 (Form of Performance Securities Fiscal Agency Agreement).

Performance Securities Fiscal Agent means Citibank N.A., London Branch in its capacity as fiscal agent in relation to the Performance Securities under the Performance Securities Fiscal Agency Agreement.

Performance Securities Global Certificate means the global certificate representing the Performance Securities in substantially the form set out in schedule 1 (Form of Global Certificate) to the Performance Securities Fiscal Agency Agreement.

Post-closing Existing EAF Security Release Agreement means each security release agreement listed in Part 4 of Schedule 8 (Existing Security Releases).

Post-closing Existing General Security Release Agreement means each security release agreement listed in Part 3 of Schedule 8 (Existing Security Releases).

Pre-existing Facility Agreement means:

(a)                                 each Existing Non-EAF Facility Agreement; and

(b)                                 each Existing EAF Funding Agreement.

Pre-signed Existing EAF Security Release Agreement means each security release agreement listed in Part 2 of Schedule 8 (Existing Security Releases).

Pre-signed Existing General Security Release Agreement means each security release agreement listed in Part 1 of Schedule 8 (Existing Security Releases).

Qualifying Bank means an institution which is authorised in the country of its establishment to accept cash deposits and other repayable funds from the public and is capable of directly providing all of the following services to or for the benefit of its customers:

(a)                                 the provision of overdrafts and longer term credit facilities; and

(b)                                 the issuance of documentary and standby letters of credit (and other similar or equivalent payment instruments).

Relevant Jurisdiction means, in relation to an Obligor:

(a)                                 its jurisdiction of incorporation; and

(b)                                 any jurisdiction in which it conducts its business interests.

Restated Facility Agreement means a single term loan facility agreement, to be entered into shortly after the date of this Agreement, between (among others) the New Parent, the Existing Parent, the other Continuing Guarantors (except Interpipe NTRP) and the Non-Converting Override Lenders (and/or their Designees), amending and restating the remaining Sustainable Settlement Amounts payable by the New Parent to the Non-Converting Lenders following the transfer of the Override Loans pursuant to Clause 13 (Step 4 — Debt Transfers and Assignments), in substantially the form set out in Annex 1 (Form of Restated Facility Agreement).

Restated Facility Standalone Surety Agreement means a surety agreement, to be entered into shortly after the date of this Agreement, between (initially) Interpipe NTRP and the New Facility Agent under which:

(a)                                 with effect from the Restructuring Effective Date, Interpipe NTRP; and

(b)                                 with effect from the date of its accession thereto, each Additional Standalone Surety (as defined therein),

grants a suretyship for all of the New Parent’s obligations under and in connection with the Restated Facility Agreement, in substantially the form set out in Annex 12 (Form of Restated Facility Standalone Surety Agreement).

Restricted Parties List means a list named as such and initialled on or prior to (and as a condition precedent to the occurrence of) the Initial Satisfaction Date by the Existing Parent and each Non-Converting Override Lender (and/or its Designees) for the purposes of identification.

Restructuring means the restructuring of the Group’s financial indebtedness under the Override Loans in accordance with the terms outlined in this Agreement which is to be effected alongside and interconditionally with the restructuring of the Group’s financial indebtedness under the Existing Notes and the Existing Working Capital Loans.

Restructuring Documents means:

(a)                                 this Agreement;

(b)                                 the Restated Facility Agreement;

(c)                                  the Restated Facility Standalone Surety Agreement;

(d)                                 the New Notes Documents;

(e)                                  the Performance Securities Documents;

(f)                                   the New Intercreditor Agreement;

(g)                                  the New Standalone Intercreditor Agreement;

(h)                                 the Shareholder Subordination Agreement;

(i)                                     each New Security Document;

(j)                                    each Existing Security Release;

(k)                                 each ING Amendment Agreement;

(l)                                     the Exit Fee Agreement;

(m)                             the Performance Fee Agreement;

(n)                                 each Fee Letter (as that term is defined in the Restated Facility Agreement);

(o)                                 each Security Agent Fee Letter (as that term is defined in the New Intercreditor Agreement); and

(p)                                 the Existing Notes Supplemental Trust Deed.

Restructuring Effective Date means the date on which the Transaction Agent gives notice to the New Parent, the Existing Parent, the Override Lenders the Existing Administrative Parties, the Existing Notes Trustee, the New Notes Trustee, the New Facility Agent, the New Offshore Security Agent and the New Ukrainian Security Agent under Clause 16.2 (Occurrence of the Restructuring Effective Date).

Restructuring Fees means the fees payable by the New Parent to each Override Lender pursuant to Clause 19.1 (Restructuring Fees) as consideration for the Override Lenders’ consent for the Restructuring.

Restructuring Steps means each of the steps and actions required to be undertaken and implemented to give effect to the Restructuring under Clauses 10 (Step 1 — Share exchange) to 18 (Step 9 — Amendment and restatement of Override Loans) (inclusive).

Retention Option has the meaning given to that term in Clause 6.2(a) (Option period and eligibility).

Sanctioned Country means:

(a)                                 countries or territories that are the subject of country-wide or territory-wide Sanctions from time to time (including, but not limited to, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine); and

(b)                                 each of North Sudan and South Sudan, for such time as it remains a country in relation to which any Override Lender is expressly restricted from doing business by virtue of its internal written policies and procedures.

Sanctioned Person means:

(a)                                 a Sectoral Sanctions Target;

(b)                                 any person other than a Sectoral Sanctions Target who is (i) an expressly designated target (whether by name or by reference to a class of persons) of Sanctions (including any person named on the ‘Specially Designated Nationals and Blocked Persons’ list maintained by OFAC and/or the ‘Consolidated List of Persons and Entities subject to Financial Sanctions’ maintained by the European Commission), (ii) a target of Sanctions as a result of being owned (50 per cent. or more) or controlled (within the meaning of the applicable Sanctions) directly or indirectly by any person who is an expressly designated target (whether by name or by reference to a class of persons) of Sanctions or (iii) otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a person subject to the jurisdiction of a Sanctions Authority would be prohibited or restricted by that Sanctions Authority from engaging in trade, business, or other activities);

(c)                                  any person who is located in, organised under the laws of, or ordinarily a resident of or domiciled in, any Sanctioned Country;

(d)                                 any government of a Sanctioned Country, or any person within, part of or owned or controlled (within the meaning of the applicable Sanctions) by such government;

(e)                                  any person that is (to the Existing Parent’s knowledge) acting on behalf of (within the meaning of the applicable Sanctions) any of the persons listed in paragraphs (b) to (d) above; or

(f)                                   any person with whom an Override Lender is prohibited from (i) dealing or (ii) otherwise engaging in any transaction pursuant to any Sanctions

Sanctions means any trade, economic or financial sanctions laws, regulations, embargos, restrictive measures or other law, enabling legislation, executive order from time to time enacted, administered promulgated or enforced by or under the authority of any of the following (or any agency of any of the following, each a Sanctions Authority):

(a)                                 the United Nations;

(b)                                 the US;

(c)                                  Switzerland;

(d)                                 Ukraine;

(e)                                  the UK;

(f)                                   the European Union, and/or any of its member states from time to time; or

(g)                                  the governments, legislative bodies and official institutions or agencies of the foregoing, including the OFAC, the US Department of State, the Council of the European Union and Her Majesty’s Treasury through the Office of Financial Sanctions Implementation.

Sectoral Sanctions Target means any person that is:

(a)                                 named on the ‘Sectoral Sanctions Identification’ list maintained by the OFAC;

(b)                                 expressly designated (whether by name or by reference to a class of persons) pursuant to Articles 2a and/or 5 of EU Council Regulation 833/2014 (as amended);

(c)                                  expressly designated as subject to sectoral Sanctions pursuant to the Swiss Ordinance of 27 August 2014 on measures to prevent the circumvention of international sanctions related to the situation in Ukraine (SR 946.231.176.72);

(d)                                 expressly designated (whether by name or by reference to a class of persons) pursuant to “sectoral” Sanctions equivalent to those referred to at paragraphs (a) to (c) above; or

(e)                                  owned (50 per cent. or more) directly or indirectly by or (to the Existing Parent’s knowledge) acting on behalf of, any person referred to at paragraphs (a) to (d) above.

Security Interest means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Settlement Agent means Citibank N.A., London Branch in its capacity as appointee of the New Parent to procure delivery of the New Notes and Performance Securities in accordance with, or as contemplated by, this Agreement.

Settlement Amount means each settlement amount relating to a Pre-existing Facility Agreement that is described in, and payable by the New Parent to an Override Lender for the transfer of that Override Lender’s participation in the Override Loan under that Pre-existing Facility Agreement pursuant to, Clause 13 (Step 4 — Debt Transfers and Assignments).

Settlement Instruction means a notice substantially in the form set out in at Schedule 12 (Form of Settlement Instruction).

Shareholder Affiliate means any of the following (whether alone or in any combination):

(a)                                 certain discretionary trusts established for the benefit of Mr. Viktor Pinchuk and his family members, which trusts own (directly or indirectly) 100 per cent. of the shares in the Existing Parent as at the date of this Agreement;

(b)                                 Mr Viktor Pinchuk;

(c)                                  Mr Viktor Pinchuk’s parents and any present or future child, grandchild, spouse or parent-in-law, of Mr Viktor Pinchuk;

(d)            any other trust established by or for the benefit of Mr Viktor Pinchuk or his family members or beneficiaries (other than any such trust established without the knowledge or consent of Mr Pinchuk or any of his family members provided that neither Mr Pinchuk nor any of his family members (either individually or together) controls any Existing Notes or participations in any Override Loan held by that trust);

(e)                                  each Direct Shareholder and any other entity which is a direct or indirect shareholder of the Existing Parent;

(f)                                   EastOne Limited;

(g)                                  any partnership or association in which any of the foregoing control more than 50 per cent. of the voting rights, shares or other ownership interests; or

(h)                                 any corporation or other entity which is an Affiliate of any of the foregoing.

Shareholder Cash-Backed Facility means any facility provided to the New Parent by the Eligible Facility Provider in an aggregate principal amount of US$20,000,000 (or its equivalent in other currencies) which may be made available by way of:

(a)                                 cash advances (the repayment of which must be a principal obligation of, and solely an obligation of, the New Parent); and/or

(b)                                 the issuance to the New Parent of the Underperformance Standby L/C for which, should any amount be drawn under that letter of credit, no right of recourse or indemnity may exist or be exercised against any member of the Group.

Shareholder Subordination Agreement means a subordination agreement, to be entered into shortly after the date of this Agreement, between (among others) each Direct Shareholder, the New Parent, each Continuing Guarantor, the New Notes Trustee and the Non-Converting Override Lenders (and/or their Designees) providing for the subordination of all claims of that Direct Shareholder against the New Parent and each Continuing Guarantor to all amounts outstanding under and in connection with the Restated Facility Agreement and the New Notes, in substantially the form set out in Annex 2 (Form of Shareholder Subordination Agreement).

Share Transferor means each Direct Shareholder other than Baylena Limited.

Steel.One means Steel.One Limited, a company limited by shares established under the laws of Cyprus and registered under registration number HE 176502, whose registered office is located at 8 Mykinon Street, 1065 Nicosia, Cyprus.

Strategic Investment Plan means the long term investment programme which aims to enable the Group to produce pipes products with improved technological specifications and quality with a view to increasing sales in markets where higher margins can be earned and competing in new markets.

Strike Date means 2 May 2019.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Supplemental Cyprus Tax Ruling means a broadly positive ruling from the Cyprus tax authorities in response to the request dated 2 July 2019 from the Existing Parent.

Sureties Deeds means the sureties deeds, to be entered into shortly after the date of this Agreement, between:

(a)                                 Interpipe Niko Tube, Interpipe Ukraine and the Existing Notes Trustee, in substantially the form set out in Part 1 of Annex 14 (Sureties Deeds); and

(b)                                 Interpipe NTRP and the Existing Notes Trustee, in substantially the form set out in Part 2 of Annex 14 (Sureties Deeds),

to confirm those parties’ agreement to the amendments provided for under the Existing Notes Supplemental Trust Deed.

Sustainable Settlement Amount has the meaning given to that term in Clause 14(b)(i) (Step 5 — Settlement Amount re-tranching).

Swiss Code means the Swiss code of obligations (Schweizerisches Obligationenrecht (OR), SR 220).

Swiss Obligor means any Obligor incorporated or organised under the laws of Switzerland.

Swiss Tax Ruling means the ruling confirming that the grant of guarantees and Security Interests by Interpipe Europe and KLW Wheelco to secure the New Parent’s obligations under and in connection with the Restructuring Documents does not trigger any adverse Swiss withholding tax effects.

Swiss Withholding Tax Act means the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with all related ordinances, regulations and guidelines, all as amended and applicable from time to time.

Termination Date means the date (if any) on which this Agreement terminates in accordance with Clause 24 (Termination).

Trapped Cash means any cash balance standing to the credit of an account of a member of the Group which is only repayable to the relevant Group member on the prior discharge of any indebtedness or other obligation of any member of the Group or third person.

Transfer Effective Time means the time at which the Transaction Agent gives notice under Clause 10(e) (Step 1 — Share exchange) confirming that it has received the documents and evidence described in that Clause 10(e).

Treasury Cash Balance means the amount (in aggregate) standing to the credit of accounts of members of the Group other than any cash balance which constitutes Trapped Cash.

UAE means the United Arab Emirates.

UAE Share Pledge Agreement has the meaning given to that term in paragraph 1.2 of Part 2 of Schedule 10 (New Security Documents).

Ukrainian Obligor means each Continuing Guarantor incorporated or organised under the laws of Ukraine.

Underperformance Standby Equity Cancellation Date has the meaning given to that term in clause 17 (Standby equity commitment) of the New Intercreditor Agreement.

Underperformance Standby L/C has the meaning given to that term in clause 17 (Standby equity commitment) of the New Intercreditor Agreement.

Unsustainable Settlement Amount has the meaning given to that term in Clause 14(b)(ii) (Step 5 — Settlement Amount re-tranching).

US$50m PXF Lender means each of the Override Lenders listed in Part 1 of Schedule 6 (Override Lenders (by facility)).

US$55m PXF Lender means each of the Override Lenders listed in Part 2 of Schedule 6 (Override Lenders (by facility)).

US$187m PXF Lender means each of the Override Lenders listed in Part 3 of Schedule 6 (Override Lenders (by facility)).

USD, US Dollars or US$ means the lawful currency for the time being of the United States of America.

Working Capital Lender means a lender under an Existing Working Capital Facility Agreement at the date of this Agreement or, as the case may be, a New Working Capital Facility Agreement.

1.2                               Construction

(a)                                 In this Agreement, unless the contrary intention appears, a reference to:

(i)            an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(ii)           assets includes present and future properties, revenues and rights of every description;

(iii)          an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;

(iv)          disposal means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)           indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(vi)          know your customer checks or requirements are to the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(vii)         a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(viii)        a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)          a currency is a reference to the lawful currency for the time being of the relevant country;

(x)           an event of default being outstanding means that it has not been remedied or waived;

(xi)          a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xii)         a Clause, a Subclause or a Schedule or Annex is a reference to a clause or subclause of, or a schedule or annex to, this Agreement;

(xiii)        a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xiv)        a reference to accrued interest on an amount (or similar expressions) includes default interest accrued on that amount where payment is overdue, interest accrued on unpaid interest and payment-in-kind interest;

(xv)         a time of day is a reference to London time; and

(xvi)                       (A)                               the involvement of or commencement of a proceeding before a court shall be construed to include the involvement of or commencement of a proceeding before an arbitral tribunal; and

(B)                               a matter being judicially determined or determined by a court shall be construed to include a determination by an arbitral tribunal.

(b)                                 The term Override Lenders, and any reference to the Override Lenders, shall (unless the context otherwise requires) includes each holder of the EAF Notes in its capacity as such and as a creditor of the Existing Obligors and any reference to a participation in an Override Loan held by an Override Lender shall, insofar as a holder of the EAF Notes is concerned, be deemed to be a reference to the outstanding principal amount of EAF Notes held by it.

(c)                                  The headings in this Agreement do not affect its interpretation.

(d)                                 It is intended that this document takes effect as a deed notwithstanding that a Party may execute it under hand.

1.3                               Third Party Rights

Save as provided in:

(a)                                 Clause 13.3 (Effect of transfers);

(b)                                 Clause 16.5(c) (Release of existing security);

(c)                                  Clause 17.2 (Termination of Override Agreement and other documents); and

(d)                                 Clause 17.4 (Acknowledgements in relation to the Existing Security Documents),

in relation to Lugansk, or unless expressly provided to the contrary in any provision of this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 or under Article 252 of the UAE Federal law No. 5 of 1985 (as amended) and, notwithstanding any term of this Agreement, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of this Agreement.

2.                                      EFFECT OF RESTRUCTURING

2.1                               Resolution of conflicts

(a)                                 If there is any conflict between the terms of this Agreement and the terms of:

(i)                                     the Override Agreement;

(ii)                                  any Pre-existing Facility Agreement;

(iii)                               the Existing Intercreditor Agreement;

(iv)                              any Existing Security Document;

(v)                                 any other Override Document; or

(vi)                              any Ancillary EAF Finance Document,

the terms of this Agreement will prevail.

(b)                                 Each Override Lender and each Obligor which is a Party agrees that it must not:

(i)          (A)         itself act; or

(B)         require or instruct any other Party to act,

so as to defeat the terms or the intention of this Agreement;

(ii)                                  act in a manner inconsistent with the implementation of the Restructuring; or

(iii)        encourage, support, take, assist or procure any action, of any nature whatsoever, that would or may be likely to breach or be inconsistent with the Restructuring or delay, impede or preclude implementation or consummation of the Restructuring.

(c)                                  Each Override Lender and each Obligor which is a Party confirms and agrees, in favour of each other Party, that it will neither bring nor assert any claim against any other Party by reason of that other Party entering into, or complying with the terms of and the transactions contemplated by, this Agreement and the other documents to be entered into pursuant to this Agreement solely on the basis that such terms and transactions are inconsistent or conflict with, or result in a breach of, the provisions of any Override Document, Ancillary EAF Finance Document or the Existing Notes Trust Deed.

2.2                               Nature of parties’ rights and obligations

(a)                                 The obligations of each Override Lender, each Existing Administrative Party, the Existing Notes Trustee, the Transaction Agent, the Existing Offshore Account Bank and the Existing Ukrainian Account Bank (each a Creditor Party) under this Agreement are several. Failure by any Creditor Party to perform its obligations under this Agreement does not affect the obligations of any other Party under this Agreement. No Creditor Party is responsible for the obligations of any other Creditor Party under this Agreement.

(b)                                 The rights of each Creditor Party under or in connection with this Agreement are separate and independent rights. A Creditor Party may separately enforce its rights under this Agreement.

2.3                               Existing Notes Trustee

The Existing Notes Trustee confirms that the Existing Noteholders have consented to each of the steps under this Agreement which affects the Existing Noteholders or requires the consent of any Existing Noteholder under the terms of the Existing Notes Trust Deed pursuant to and subject to the terms and conditions of a written resolution dated [•] 2019 of Existing Noteholders holding not less than 75 per cent. of the aggregate outstanding principal amount of the Existing Notes obtained as part of the Consent Solicitation Memorandum.

3.                                      INITIAL MATTERS

3.1                               Lender outstandings

(a)                                 Each Override Lender acknowledges and agrees that the aggregate outstanding amount due and owing (in relation to both principal and interest) as at the close of business on the Strike Date under and in respect of the Override Loan under each Pre-existing Facility Agreement is the amount set out opposite that Pre-existing Facility Agreement in the table set out in Schedule 13 (Strike Date debt allocations by facility).

(b)                                 Each Override Lender confirms that it has, on a separate and bilateral basis, reached agreement with the Existing Parent as to:

(i)                                     the aggregate outstanding amount that was due and owing, as at the close of business on the Strike Date, in respect of the participation in each Override Loan which that Override Lender holds at the date of this Agreement;

(ii)         the outstanding amounts that were due and owing, as at the close of business on the Strike Date, in respect of the participation in each Override Loan which that Override Lender holds as at the date of this Agreement in relation to:

(A)                               principal (excluding, for these purposes any unpaid default interest capitalised with that principal amount);

(B)                               accrued but unpaid cash-pay interest (including, for these purposes, (I) unpaid default interest capitalised with overdue principal and (II) default interest on unpaid cash-pay interest); and

(C)                               accrued but unpaid payment-in-kind interest (including default interest capitalised with that unpaid interest amount),

(the aggregate of such amounts that were due and owing at the close of business on the Strike Date in respect of the participation held by an Override Lender in a specific Override Loan at the date of this Agreement being an Individual Outstanding Amount); and

(iii)        the proportion (expressed as a percentage) which the Individual Outstanding Amount relating to that Override Lender in respect of a particular Override Loan bears to the aggregate of the Individual Outstanding Amounts relating to all Override Lenders in respect of that Override Loan.

(c)                                  Each Override Lender further confirms that it has, on a separate and bilateral basis, reached agreement with the Existing Parent as to the amount of both the Sustainable Settlement Amount and the Unsustainable Settlement Amount that will be owing to it subject to and following:

(i)           completion of the transfers of the rights and obligations under and in respect of the Override Loans as contemplated in Clause 13.2 (Override Loan debt transfers); and

(ii)                                  the re-tranching of each Settlement Amount under, and as contemplated in, Clause 14(b) (Step 5 — Settlement Amount re-tranching).

(d)                                 Each Override Lender further confirms that it has, on a separate and bilateral basis, reached agreement:

(i)           with the New Parent as to the amount (expressed as a percentage) of each element of the Restructuring Fees that will be payable to it pursuant to Clause 19.1 (Restructuring Fees); and

(ii)                                  if it is a Locked-up Override Lender, with the Existing Parent as to the amount (expressed as a percentage) of the aggregate lock-up fee of US$6,000,000 that will be payable to it pursuant to the Lock-up Agreement as supplemented by Clause 19.2 (Lock-up fees).

(e)                                  To the extent required by the Transaction Agent, for the purposes of either calculating the Majority Override Lenders, an Objecting Minority or any other constituency of the Override Lenders, or verifying the amount of and entitlements to the Restructuring Fees and the lock-up fees payable pursuant to Clause 19 (Fees, costs and expenses), each Override Lender authorises the Override Agent to disclose to the Transaction Agent the amount of principal and interest outstanding to it under the Override Loans, in each case following a written request from the Transaction Agent.

3.2                               Strike Date liabilities

(a)                                 In this Clause 3.2, Existing Liabilities means, at any time:

(i)            in the case of the Override Loans, the outstanding principal amount under and in respect of all of the Override Loans; and

(ii)           in the case of the Existing Notes, the outstanding principal amount under and in respect of all of the Existing Notes,

together with, in each case, any and all accrued but unpaid ordinary and default cash pay interest (whether or not capitalised) and accrued but unpaid payment-in-kind interest on that outstanding principal amount and default interest on unpaid interest.

(b)                                 The Parties acknowledge and agree that, as at the close of business on the Strike Date, the aggregate value of the Existing Liabilities owed under and in respect of all of:

(i)                                     the Override Loans was US$988,578,565; and

(ii)                                  the Existing Notes was US$297,431,944,

and, accordingly, the aggregate on-going sustainable debt amount of US$355,000,000 to be allocated to the Override Lenders and the Existing Noteholders shall be apportioned as follows:

(A)                               US$272,894,652.08, or 76.87173 per cent. of the relevant amount, to the Override Lenders; and

(B)                               US$82,105,347.92, or 23.12827 per cent. of the relevant amount, to the Existing Noteholders.

3.3                               Initial instructions

(a)          (i)             Each Override Lender instructs the Override Agent to direct the Existing Offshore Security Agent (and the Override Agent accordingly instructs the Existing Offshore Security Agent); and

(ii)           the Existing Notes Trustee instructs the Existing Offshore Security Agent,

to enter into each Pre-signed Existing General Security Release Agreement to which it is intended to be party.

(b)                                 (i)            Each Override Lender which is an EAF Facility Lender (in its capacity as such) and SACE instructs the Existing EAF Loan Offshore Security Trustee; and

(ii)           each Override Lender which is an EAF Noteholder (in its capacity as such) and SACE instructs the Existing EAF Notes Offshore Security Trustee,

to enter into each Pre-signed Existing EAF Security Release Agreement to which that EAF Security Agent is intended to be party.

(c)                                  As the prospective lender under each Pre-existing Facility Agreement (by way of transfer pursuant to Clause 13 (Step 4 — Debt Transfers and Assignments)), the New Parent:

(i)            irrevocably acknowledges and confirms the instructions given to the Existing Offshore Security Agent, the Existing EAF Loan Offshore Security Trustee and the Existing EAF Notes Offshore Security Trustee by the Override Lenders, SACE and (in its capacity as such) each Override Lender which is an EAF Facility Lender or an EAF Noteholder; and

(ii)           agrees not to issue any instructions to the Existing Offshore Security Agent, the Existing EAF Loan Offshore Security Trustee or the Existing EAF Notes Offshore Security Trustee (or any other Existing Administrative Party) that would conflict with, contradict, revoke or differ from the instructions given, under paragraphs (a) and (b) above.

3.4                               Initial waivers

Without prejudice to the generality of Clause 2.1 (Resolution of conflicts), with effect from the Closing Commencement Date, each Override Lender and SACE:

(a)                                 instructs the Override Agent to waive (and on the Closing Commencement Date the Override Agent accordingly waives):

(i)            subparagraphs (A) to (D) (inclusive) of clause 29.4(a) (Assignments and transfers by Lenders) of the Override Agreement (and any other provision of the Override Agreement that would otherwise prohibit such transfer) solely for the purposes of enabling each Override Lender to transfer all its rights and obligations under and in respect of each Override Loan to the New Parent in the manner contemplated in this Agreement; and

(ii)           clause 29.9(a) (Disenfranchisement on Debt Purchase Transactions) of the Override Agreement solely for the purposes of enabling the New Parent to issue the confirmations and instructions set out in Clauses 3.3(c) (Initial instructions), 11(c) (Step 2 — Security Release Instructions) and 15 (Step 6 - Issuance of New Notes and Performance Securities) to the relevant Existing Administrative Parties;

(b)                                 waives (and, as applicable, instructs the Existing Syndicate Agent under the relevant Pre-existing Facility Agreement to waive, such that, on the Closing Commencement Date, each Existing Syndicate Agent accordingly waives) any provision of a Pre-existing Facility Agreement (including, for the avoidance of doubt, clauses 36.2 (Transfers by Holders) and 36.3 (Procedure for transfer) of the Existing EAF Notes Issuance Agreement) that would otherwise prevent that Override Lender from transferring all of its rights and obligations under and in respect of the Override Loan outstanding under that Pre-existing Facility Agreement to the New Parent in the manner contemplated in this Agreement;

(c)                                  waives (and instructs the Override Agent and each Existing Syndicate Agent to waive, such that, on the Closing Commencement Date, the Override Agent and each Syndicate Agent accordingly waives) any provision of the Override Agreement or a Pre-existing Facility Agreement that would otherwise prevent the New Parent from acceding to, and becoming the lender under, each Pre-existing Facility Agreement pursuant to the transfers contemplated in Clause 13 (Step 4 — Debt Transfers and Assignments) without the execution of any transfer certificates, accession agreements or similar documents or the payment of any transfer or administration fee which may be prescribed as conditions to a person becoming a new lender under that Pre-existing Facility Agreement; and

(d)                                 releases, relieves and exonerates each Existing Administrative Party from any duty or obligation (pending the termination of its role pursuant to Clauses 17.2 (Termination of Override Agreement and other documents) and 17.3 (Resignation and release of Existing Administrative Parties and Existing Obligors)) to undertake any “know your client” or similar investigations or due diligence in relation to the proposed accession of the New Parent as a lender under each Pre-existing Facility Agreement.

4.                                      LLC TRANSFERS

(a)                                 (i)            Each EAF Facility Lender, each EAF Noteholder and SACE consents to, and instructs the Existing EAF Loan Onshore Security Agent to consent to (and the Existing EAF Loan Onshore Security Agent accordingly consents to);

(ii)           each Override Lender which is an EAF Noteholder instructs (in its capacity as such) and SACE consents to, and instructs the Existing EAF Notes Onshore Security Agent to consent to (and the Existing EAF Notes Onshore Security Agent accordingly consents to); and

(iii)          each Override Lender consents to, and both:

(A)          waives any provision of the Override Agreement that would be contravened by, and instructs the Override Agent to consent to (and the Override Agent accordingly consents to); and

(B)          instructs the Existing Ukrainian Security Agent to consent to (and the Existing Ukrainian Security Agent accordingly consents to),

the transfer to Steel.One of:

I.                                        the participation interest in the charter capital of Energo; and

II.                                   the participation interest in the charter capital of Dneprosteel,

owned by Interpipe Ukraine, in each case subject to the Security Interests created over those participation interests under the Existing EAF Security Documents and the Existing General Security Documents.

(b)                                 Each of Steel.One, the Existing EAF Loan Onshore Security Agent, the Existing EAF Notes Onshore Security Agent and the Existing Ukrainian Security Agent undertakes, subject to and upon a subsequent instruction from the Majority Override Lenders, to execute such documents and take such other steps as may be required to preserve the Security Interests created under the Existing Security Documents over the participation interests in the charter capital of Energo and Dneprosteel following their transfer by Interpipe Ukraine to Steel.One.

5.                                      CLOSING PROTOCOL

5.1                               Suspension of debt transfers

(a)                                 With effect from the date of this Agreement until the earlier of:

(i)                                     the Restructuring Effective Date; and

(ii)                                  the Termination Date,

each Override Lender acknowledges and agrees that, without prejudice to its legal rights to agree an assignment and/or transfer of its rights and obligations in accordance with the terms of the Override

Agreement and the Pre-existing Facility Agreements, neither the Override Agent nor any Existing Syndicate Agent has any obligation to effect or record in its books any such assignment or transfer.

(b)                                 Each Override Lender and each Existing Borrower:

(i)            waives any right or claim that it may have against the Override Agent or any Existing Syndicate Agent arising out of or in connection with the fact that an agreed assignment or transfer described in paragraph (a) above may not be given effect to; and

(ii)           agrees that neither the Override Agent nor any Existing Syndicate Agent shall incur any liability by acting as permitted under paragraph (a) above.

5.2                               Settlement instructions

(a)                                 Each Override Lender must, by no later than the Cut-off Time, deliver to the Existing Parent and the New Parent a duly executed Settlement Instruction, such delivery to be made as follows:

(i)                                     by way of electronic copy (i.e. email), to Daniel Maydanik (Daniel.Maydanik@eastonegroup.com), Natalia Burnosova (Natalia.Burnosova@eastonegroup.com), Svetlana Romanova (Svetlana.Romanova@m.interpipe.biz) and Yaro Alekseyev (yaro.alekseyev@linklaters.com); and

(ii)                                  with originals to Linklaters LLP, attn: Yaro Alekseyev, 1 Silk Street, London EC2Y 8HQ, United Kingdom.

(b)                                 Any Override Lender which has:

(i)            granted to another person the Economic Interest in any participation in an Override Loan (or part thereof) in respect of which it is the lender of record; or

(ii)           entered into a debt trade the completion of which cannot take effect, whether as a result of the suspension granted under Clause 5.1 (Suspension of debt transfers) or any other reason,

may, subject to paragraph (g) below, as part of the Settlement Instruction delivered by it, direct the New Parent to issue all or part of the restructuring consideration that would otherwise be issued to that Override Lender pursuant to the Restructuring (whether in the form of a participation in the loan under the Restated Facility Agreement and/or (as the case may be) Additional Notes) to one or more Designees:

(A)          specified by that Override Lender in, and in the amount or proportions specified in, the relevant Settlement Instruction; and

(B)          which is, in the case of any direction relating to the Additional Notes, an Eligible Subscriber (and the relevant Override Lender makes a confirmation to that effect in the relevant Settlement Instruction).

(c)                                  For the avoidance of doubt, where the Settlement Instruction delivered by an Override Lender directs the New Parent to issue to one or more Designees all or part of the restructuring consideration that would otherwise be issued to that Override Lender in the form of Additional Notes, that Override Lender may not direct that the Performance Securities which are to be issued and delivered to or for its benefit, at the time and in the manner specified in Clause 15.3 (Performance Securities issuance), be issued on any basis other than in the same proportions and to the same persons to whom that

Override Lender has directed that its entitlement of Additional Notes be issued pursuant to the relevant Settlement Instruction (but subject always to paragraph (g) below).

(d)                                 An Override Lender must also provide the Existing Parent with such additional information as the Existing Parent reasonably requests from it in order to clarify or substantiate any information provided by it in a Settlement Instruction.

(e)                                  (i)                                     No Override Lender may deliver a Settlement Instruction after the Cut-Off Time.

(ii)                                  Delivery of a Settlement Instruction by an Override Lender is irrevocable.

(f)                                   A Settlement Instruction must be delivered to the New Parent and the Existing Parent by no later than, and may not be delivered after, the Cut-Off Time. Where it is so delivered, neither the need for the Existing Parent to raise queries on the content of that instruction (whether before or after the Cut-Off Time) nor the existence of minor errors which are corrected shall prevent that Settlement Instruction from being duly served in time for the purposes of this Agreement.

(g)                                  Neither the Existing Parent nor the New Parent has any obligation to comply with the instructions given in a Settlement Instruction to the extent such instructions would result in any Additional Notes or Performance Securities being issued to a Designee which is not (or which the Existing Parent or the New Parent, acting reasonably, considers may not be) an Eligible Subscriber and the New Parent shall have the right not to issue any Additional Notes to any such Designee but instead to issue the relevant Additional Notes to the applicable instructing Override Lender.

(h)                                 Each Override Lender consents to the New Parent or (as the case may be) the Existing Parent providing a copy of its Settlement Instruction to each of the Transaction Agent, the New Notes Principal Paying Agent, the Performance Securities Fiscal Agent and the Settlement Agent.

5.3                               Equal treatment

(a)                                 Without prejudice to the Existing Parent’s obligations under the Lock-up Agreement:

(i)          no Existing Obligor may (and each Existing Obligor must procure that no other Group company shall) make any payment to:

(A)         any Override Lender other than in its capacity as such through the Override Agent, or through the Ukrainian Override Agent, and in accordance with the terms of the Override Agreement;

(B)         I.               any Existing Noteholder other than in its capacity as such through the Existing Notes Trustee and in accordance with the terms and conditions of the Existing Notes; or

II.            any Working Capital Lender other than in its capacity as such and in accordance with the terms of the relevant Existing Working Capital Facility Agreements (as in force prior to 11 January 2019), and, in each case, on the condition that a proportion of the total outstanding amount due to all Override Lenders (in respect of both principal and interest), equivalent to the proportion which the amount paid to the relevant Existing Noteholder or Working Capital Lender (in respect of both principal and interest) bears to the total amount owed to that Existing Noteholder or Working Capital Lender, is simultaneously paid to or for the account of the Override Lenders, or in accordance with the Lock-up Agreement or this Agreement; and

(ii)                                  the Existing Parent must ensure that no Shareholder Affiliate shall:

(A)                               acquire :

I.                                        from an Override Lender any participation in an Override Loan owed to that Override Lender (or enter into any sub-participation or similar economic arrangement in respect of a participation in an Override Loan); or

II.                                   from a Working Capital Lender any part of the indebtedness owed to that Working Capital Lender under any Existing Working Capital Facility Agreement (or enter into any sub-participation or similar economic arrangement in respect of any such indebtedness (or part thereof)); or

(B)                               make any bilateral payment to an Override Lender, Working Capital Lender or Existing Noteholder in its capacity as such.

(b)                                 Paragraph (a) above shall not prevent an Existing Obligor meeting or reimbursing the legal or other professional advisory costs incurred (i) by (as the case may be) an Override Lender, Existing Noteholder or Working Capital Lender where such discharge or reimbursement is in accordance with the terms of, as the case may be, the Override Agreement, the Existing Notes Trust Deed or the Existing Working Capital Facility Agreements and/or (ii) by any Coordinating Committee Member pursuant to the Coordinating Committee Appointment Letter or otherwise in connection with the Restructuring.

6.                                      RETENTION OPTION

6.1                               Definitions

In this Clause 6:

Eligible Override Lender means each Override Lender which:

(i)                                     is a Qualifying Bank; and

(ii)                                  can, in relation to a specific participation in an Override Loan (or part thereof), make the certification described in Clause 6.3(b) (Exercise of Retention Option);

Option Exercise Notice means a notice substantially in the form set out in Schedule 11 (Form of Option Exercise Notice); and

Qualifying Loan Participation means a participation in an Override Loan (or part thereof), including for those purposes all interest accrued thereon, in respect of which the relevant Override Lender:

(i)                                     is a Qualifying Bank; and

(ii)                                  has either:

(A)                               retained for its own account; or

(B)                               granted to another Qualifying Bank,

the Economic Interest in that participation (or part thereof).

6.2                               Option period and eligibility

(a)                                 On and from the date of this Agreement until the Cut-Off Time, the Existing Parent grants to each Eligible Override Lender an option (the Retention Option) to continue to hold some or all of the Sustainable Settlement Amounts payable to that Eligible Override Lender for the transfer of its Qualifying Loan Participations pursuant to Clause 13 (Step 4 — Debt Transfers and Assignments) (after the restructuring of such Sustainable Settlement Amounts in accordance with the other terms of this Agreement) as a participation in an on-going banking facility.

(b)                                 An Eligible Override Lender may only exercise the Retention Option:

(i)                                     in accordance with the terms of Clause 6.3 (Exercise of Retention Option); and

(ii)                                  in respect of the Sustainable Settlement Amounts payable to it for the transfer of some or all of its Qualifying Loan Participations.

6.3                               Exercise of Retention Option

(a)                                 An Eligible Override Lender may exercise its Retention Option by delivering a duly completed and executed Option Exercise Notice to the New Parent by no later than the Cut-Off Time.

(b)                                 The New Parent shall only be obliged to treat an Option Exercise Notice as duly completed and executed if:

(i)                                     that Option Exercise Notice specifies those Sustainable Settlement Amounts which relate to the Qualifying Loan Participation(s) (or parts thereof) in respect of which the Eligible Override Lender is exercising the Retention Option;

(ii)                                  in a case where an Eligible Override Lender retains the Economic Interest in a participation in an Override Loan for its own account, that Eligible Override Lender makes a certification to this effect in the relevant Option Exercise Notice; and

(iii)                               in a case where an Eligible Override Lender has granted to another Qualifying Bank the Economic Interest in a participation in an Override Loan, that Eligible Override Lender both:

(A)                                                         makes a certification to this effect; and

(B)                                                         provides the name of the holder of the relevant Economic Interest,

in each case in the relevant Option Exercise Notice.

An Eligible Override Lender must also provide the New Parent with such additional information as the New Parent reasonably requests from it in order to clarify or substantiate any certification made by it under subparagraph (iii) above.

(c)                                  Delivery of an Option Exercise Notice by an Eligible Override Lender is irrevocable.

(d)          (i)           Without prejudice to subparagraph (ii) below, any Eligible Override Lender which does not deliver a duly completed and executed Option Exercise Notice by the Cut-Off Time will be treated as having elected to release all of the Sustainable Settlement Amounts payable to it for the transfer of its Qualifying Loan Participations in consideration of the New Parent issuing to that Eligible Override Lender (and/or, as the case may be, its Designees) a corresponding principal amount (rounded down to the nearest US$1,000) of Additional Notes in accordance with Clause 16.3(b) (Release of certain Settlement Amounts).

(ii)                                  Provided an Option Exercise Notice is delivered to the New Parent by the Cut-Off Time, neither the need for the Existing Parent to raise queries on the content of that notice (whether before or after the Cut-Off Time) nor the existence of minor errors which are corrected shall prevent that Option Exercise Notice from being validly served for the purposes of this Agreement.

7.                                      NEW FINANCE DOCUMENTATION

(a)                                 In this Clause 7, Non-Converting Override Lender means each Eligible Override Lender which has validly exercised the Retention Option in accordance with Clause 6 (Retention option).

(b)                                 As soon as is practicable following (1) the Cut-Off Time and (2) the Existing Parent informing the Non-Converting Override Lenders that it has no further queries in relation to the Option Exercise Notices served by any Non-Converting Override Lender under (and as that term is defined in) Clause 6 (Retention option):

(i)                                     (A)        the New Parent, the Existing Parent and each other Continuing Guarantor (except for Interpipe NTRP) shall enter into; and

(B)                               each Non-Converting Override Lender shall enter into (and/or, as the case may be, shall procure that each of its Designees enters into),

the Restated Facility Agreement, together with the New Facility Agent;

(ii)                                  (A)        the New Parent, the Existing Parent and each other Continuing Guarantor (except for Interpipe NTRP); and

(B)                               each Non-Converting Override Lender (in various capacities) shall enter into (and/or, as the case may be, shall procure that each of its Designees enters into),

the New Intercreditor Agreement, together with the New Facility Agent, the New Notes Trustee, the New Offshore Security Agent and the New Ukrainian Security Agent;

(iii)          Interpipe NTRP shall enter into the New Standalone Intercreditor Agreement together with the New Facility Agent, the New Notes Trustee, the New Offshore Security Agent and the New Ukrainian Security Agent;

(iv)                              (A)                               the New Parent, the Existing Parent and each other Continuing Guarantor shall enter into; and

(B)                               each Non-Converting Override Lender shall enter into (and/or, as the case may be, shall procure that each of its Designees enters into),

the Shareholder Subordination Agreement, together with the Direct Shareholders, the New Facility Agent, the New Notes Trustee, the New Offshore Security Agent, the New Ukrainian Security Agent and the other parties named therein;

(v)                                 (A)                               the New Parent shall enter into; and

(B)                               each Non-Converting Override Lender shall enter into (and/or, as the case may be, shall procure that each of its Designees enters into),

the Exit Fee Agreement;

(vi)                              (A)                               the Finance Subsidiary and the New Parent shall enter into; and

(B)                               each Non-Converting Override Lender shall enter into (and/or, as the case may be, shall procure that each of its Designees enters into),

the Performance Fee Agreement;

(vii)                           the New Parent and each Continuing Obligor (other than Interpipe NTRP) shall enter into the New Notes Trust Deed together with the New Notes Trustee;

(viii)                        the New Parent shall enter into the New Notes Agency Agreement together with the New Notes Principal Paying Agent and the New Notes Trustee;

(ix)                              the New Parent and each Continuing Guarantor (other than Interpipe NTRP) shall enter into the New Notes Guarantee and Surety Agreement together with the New Notes Trustee;

(x)                                 Interpipe NTRP shall enter into the New Notes Standalone Surety Agreement and the Restated Facility Standalone Surety Agreement together with, respectively, the New Notes Trustee and the New Facility Agent;

(xi)                              the Finance Subsidiary and the New Parent shall enter into the Performance Securities Fiscal Agency Agreement together with the Performance Securities Fiscal Agent;

(xii)                           the Finance Subsidiary shall execute the Performance Securities Deed of Covenant;

(xiii)                        the New Parent shall execute the Performance Securities Deed of Guarantee;

(xiv)                       the New Parent, the Existing Parent and the Existing Notes Trustee shall enter into the Existing Notes Supplemental Trust Deed;

(xv)                          the New Parent shall enter into the Parent Share Transfer Agreement together with each Share Transferor; and

(xvi)                       the Existing Notes Trustee, Interpipe NTRP, Interpipe Niko Tube and Interpipe Ukraine shall enter into the applicable Sureties Deeds.

8.                                      CLOSING COMMENCEMENT DATE

8.1                               Definitions

In this Clause 8:

Adjusted Super-Majority Override Lenders means Override Lenders who hold participations in the Override Loans at the date of this Agreement in relation to which the unpaid amounts, in respect of both principal and interest, at the close of business on the Strike Date, aggregated more than 90 per cent. of the total unpaid amounts, in respect of both principal and interest, under and in respect of all Override Loans at the close of business on the Strike Date;

Initial Special CP means each condition precedent listed in paragraphs 1 and 2 of section (B), 2, 3, 4, 5 and 6 of section (D), 1 and 3 of section (E) and 2, 3, 4, 6, 7 and 11 of section (F) of Part 1 of Schedule 9 (Conditions Precedent);

Initial Standard CP means each condition precedent listed in Part 1 of Schedule 9 (Conditions Precedent) that is not an Initial Special CP;

Objecting Minority means:

(a)                                 in relation to any Initial Standard CP or Subsequent Standard CP, Override Lenders who hold participations in the Override Loans at the date of this Agreement in relation to which the unpaid amounts, in respect of both principal and interest, at the close of business on the Strike Date, aggregated more than 33 1/3 per cent. of; and

(b)                                 in relation to any Initial Special CP or Subsequent Special CP, Override Lenders who hold participations in the Override Loans at the date of this Agreement in relation to which the unpaid amounts, in respect of both principal and interest, at the close of business on the Strike Date, aggregated more than 10 per cent. of, in each case, the total unpaid amounts, in respect of both principal and interest, owed under and in respect of all Override Loans at the close of business on the Strike Date;

Subsequent Special CP means each condition precedent listed in paragraphs 1, 2, 4, 5, 6 and 7 of Part 2 of Schedule 9 (Conditions Precedent); and

Subsequent Standard CP means each condition precedent listed in Part 2 of Schedule 9 (Conditions Precedent) that is not a Subsequent Special CP.

8.2                               Occurrence of the Initial Satisfaction Date

(a)                                 Subject to Clause 8.5 (Waiver of conditions precedent), the Initial Satisfaction Date will occur when:

(i)                                     (A)        as regards the Initial Standard CPs, the Majority Override Lenders are deemed to have confirmed that they have (unless the requirement to provide any particular document or other evidence has been waived in accordance with Clause 8.5 (Waiver of conditions precedent)) received documents and evidence which:

I.                                        appear on their face to comply with the descriptions and requirements listed in each relevant paragraph of Part 1 of Schedule 9 (Conditions Precedent); and

II.                                   are, in each case, in form and substance satisfactory to the Majority Override Lenders;

(B)                               as regards the Initial Special CPs, the Adjusted Super-Majority Override Lenders are deemed to have confirmed that they have (unless the requirement to provide any particular document or other evidence has been waived in accordance with Clause 8.5 (Waiver of conditions precedent)) received documents and evidence which:

I.                                        appear on their face to comply with the descriptions and requirements listed in each relevant paragraph of Part 1 of Schedule 9 (Conditions Precedent); and

II.                                   are, in each case, in form and substance satisfactory to the Adjusted Super-Majority Override Lenders,

in each case in accordance with the process described in Clause 8.4 (Approval of conditions precedent); and

(ii)           the Transaction Agent has given notice to the relevant Parties in accordance with paragraph (b) below.

(b)                                 The Transaction Agent must notify the New Parent, the Existing Parent, the Override Lenders, each Existing Administrative Party, the Existing Notes Trustee, the New Notes Trustee, the New Facility Agent, the New Offshore Security Agent and the New Ukrainian Security Agent of the occurrence of the Initial Satisfaction Date as soon as reasonably practicable following deemed confirmation by the relevant Override Lenders of the satisfaction of (and, if applicable, actual waiver of any of) the conditions precedent referred to in paragraph (a) above. The Transaction Agent shall not be responsible to any Party for relying on such deemed confirmation, and (if applicable) any actual waiver, in issuing the relevant notice.

(c)                                  Upon occurrence of the Initial Satisfaction Date, the Existing Parent shall notify the Transaction Agent, who shall notify each Override Lender, of the calculated Notional Interest Amount, the methodology pursuant to which it was calculated and the resulting aggregate amount of the Restructuring Fees payable by it to the Override Lenders and Existing Noteholders, which amounts shall be conclusive for the purposes of Clause 8.3 (Occurrence of the Closing Commencement Date) absent manifest error.

8.3                               Occurrence of the Closing Commencement Date

(a)                                 Subject to the occurrence of the Initial Satisfaction Date and to Clause 8.5 (Waiver of conditions precedent) below, the Closing Commencement Date will occur when:

(i)                                     (A)        as regards the Subsequent Standard CPs, the Majority Override Lenders are deemed to have confirmed that they have (unless the requirement to provide any particular document or other evidence has been waived in accordance with Clause 8.5 (Waiver of conditions precedent)) received documents and evidence which:

I.                                        appear on their face to comply with the descriptions and requirements listed in each relevant paragraph of Part 2 of Schedule 9 (Conditions Precedent); and

II.                                   are, in each case, in form and substance satisfactory to the Majority Override Lenders;

(B)                               as regards the Subsequent Special CPs, the Adjusted Super-Majority Override Lenders confirm, or are deemed to have confirmed, that they have received documents and evidence which (unless the requirement to provide any particular document or other evidence has been waived in accordance with Clause 8.5 (Waiver of conditions precedent)):

I.                                        appear on their face to comply with the descriptions and requirements listed in each relevant paragraph of Part 2 of Schedule 9 (Conditions Precedent); and

II.                                   are, in each case, in form and substance satisfactory to the Adjusted Super-Majority Override Lenders,

in each case in accordance with the process described in Clause 8.4 (Approval of conditions precedent); and

(ii)           the Transaction Agent has given notice to the relevant Parties in accordance with paragraph (b) below.

(b)                                 The Transaction Agent must notify the New Parent, the Existing Parent, the Override Lenders, each Existing Administrative Party, the Existing Notes Trustee, the New Facility Agent, the New

Offshore Security Agent, the New Ukrainian Security Agent, the New Notes Trustee, the New Notes Principal Paying Agent and the Performance Securities Fiscal Agent of the occurrence of the Closing Commencement Date as soon as reasonably practicable following deemed confirmation by the relevant Override Lenders of the satisfaction of (and, if applicable, any actual waiver of any of) the conditions precedent referred to in paragraph (a) above. The Transaction Agent shall not be responsible to any Party for relying on such deemed confirmation, and (if applicable, any actual waiver) in issuing the relevant notice.

8.4                               Approval of conditions precedent

The approval of the Majority Override Lenders or, as the case may be, the approval of the Adjusted Super-Majority Override Lenders in respect of the conditions precedent referred to in Clause 8.2 (Occurrence of the Initial Satisfaction Date) or 8.3 (Occurrence of the Closing Commencement Date) shall be deemed to be given if:

(a)           the relevant documents and evidence have been provided to or made available for inspection by all of the Override Lenders by the Transaction Agent. For these purposes, the Transaction Agent may use a website accessible by, and the details of which have been provided to, all of the Override Lenders; and

(b)           excluding for these purposes any particular document or item of evidence that has been waived in accordance with Clause 8.5 (Waiver of conditions precedent), no Objecting Minority has informed the Transaction Agent in writing that any of those documents or evidence is not satisfactory to them, or otherwise made an objection in writing to the Transaction Agent in respect of any document or evidence (providing at the same time an explanation giving reasonable details of the basis for any such objection), by the close of business on the third Business Day following the day on which the Transaction Agent notifies the Override Lenders that:

(i)            it has been informed by the Existing Parent that the last condition precedent document or evidence required to be delivered under Clause 8.2(a) (Occurrence of the Initial Satisfaction Date) or 8.3(a) (Occurrence of the Closing Commencement Date), as the case may be, has been provided to the Transaction Agent by or on behalf of the Existing Parent; and

(ii)           that last document or evidence required to be delivered under Clause 8.2(a) or 8.3(a), as the case may be, has been provided to or made available to the Override Lenders in accordance with paragraph (a) above.

8.5                               Waiver of conditions precedent

(a)                                 Subject to paragraph (b) below, the Transaction Agent may only waive a condition precedent referred to in Clause 8.2(a) (Occurrence of the Initial Satisfaction Date) or 8.3(a) (Occurrence of the Closing Commencement Date) above on the instructions of the Adjusted Majority Override Lenders.

(b)                                 No waiver may be granted in respect of a condition precedent listed in:

(i)                                     any of paragraphs 1 or 2 of section (B), 2 or 3 of section (D), 1 of section (E) or 2, 3, 4 or 11 of section (F) of Part 1 and any of paragraphs 1, 2, 4, 5, 6 or 7 of Part 2 of Schedule 9 (Conditions Precedent) without the consent of all Override Lenders;

(ii)                                  paragraph 4, 5 or 6 of section (D) of Part 1 of Schedule 9 (Conditions Precedent) without the consent of the Adjusted Super-Majority Override Lenders; or

(iii)          paragraph 6 or 7 of section (F) of Part 1 of Schedule 9 (Conditions Precedent) if that waiver would release, reduce or otherwise adversely affect the fees or expenses due to any Override Lender, member of the Coordinating Committee or Existing Administrative Party without the consent of that Party.

9.                                      RESTRUCTURING STEPS

9.1                               Restructuring Steps

(a)                                 On and from the Closing Commencement Date, and immediately following the issue of the Transaction Agent’s notice under Clause 8.3(b) (Occurrence of the Closing Commencement Date) the Restructuring Steps shall take place, at the times and in the order specified in, and otherwise subject to the terms of, this Agreement.

(b)                                 Unless otherwise stated, each Restructuring Step shall only occur upon the completion, on the terms set forth herein, of the immediately preceding Restructuring Step. No Restructuring Step shall take place unless all transactions within each such Restructuring Step are capable of being completed in full on the terms set out herein.

(c)           (i)           Save as otherwise expressly provided in the relevant Clause, each Restructuring Step shall take place without the need for any further consent or agreement by or on behalf of any Party.

(ii)           Without prejudice to the foregoing, each Party agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of the Restructuring Steps and the transactions contemplated by this Agreement and the Restructuring, provided that a Party shall have no obligation to execute any further document if such document imposes any additional obligations or liabilities on it or, in relation to any further document, until any costs and expenses incurred by it in connection with that document (including legal fees) have been reimbursed to it or otherwise provided for.

9.2                               Consideration

In addition to, and without limiting, the consideration expressly referred to in this Agreement, the Parties’ agreements, and the waivers and releases to be given by the Override Lenders and by the Existing Notes Trustee on behalf of the Existing Noteholders, and the other actions to be taken, by the Parties under this Agreement, are given or taken in consideration of the other relevant Parties’ entry into and performance of their obligations under the Restructuring Documents and, in the case of the actions and consents taken or given by the New Notes Trustee, the New Parent’s agreement to issue the New Notes and to procure the issuance of the Performance Securities, and (as a condition precedent to the relevant issuances) to pay certain restructuring fees, to the Existing Noteholders.

10.                               STEP 1 — SHARE EXCHANGE

(a)                                 Upon the occurrence of the Closing Commencement Date, for the purposes of all relevant provisions under the Override Documents, each Override Lender consents to the transfer by each Share Transferor to the New Parent of all of the shares which that Share Transferor owns in the Existing Parent and, furthermore:

(i)                                     each Override Lender consents to the release of, and instructs the Override Agent to direct the Existing Offshore Security Agent (and the Override Agent accordingly instructs the Existing Offshore Security Agent) to release; and

(ii)                                  the Existing Notes Trustee consents to the release of, and instructs the Existing Offshore Security Agent to release,

the Security Interests created over the shares held by the Direct Shareholders in the Existing Parent under the Existing Security Documents.

(b)                                 Subject to and immediately following the occurrence of the Closing Commencement Date and the issuance of the instructions under paragraph (a) above, the Existing Offshore Security Agent consents to the transfer to the New Parent of the shares held by the Share Transferors in the Existing Parent and, pursuant to the relevant Pre-signed Existing General Security Release Agreement, will release the Security Interests created over those shares under the Existing Security Documents notwithstanding clause 6 (Covenants) of the deed of pledge dated 11 December 2011 entered into between the Direct Shareholders and the Existing Offshore Security Agent in respect of the relevant shares.

(c)                                  Contemporaneously with the effectiveness of the security release described in paragraph (b) above:

(i)                                     the Parent Share Transfer Agreement shall become effective in accordance with its terms; and

(ii)                                  each Share Transferor shall transfer all of the shares it owns in the Existing Parent to the New Parent in exchange for the New Parent issuing to that Share Transferor such number of additional shares in the capital of the New Parent which represents the same proportion of all such shares as are issued under this subparagraph as the number of shares which it previously held in the Existing Parent and is transferring to the New Parent.

(d)                                 Immediately following the completion of the share transfers and issuances referred to in paragraph (c) above, the Existing Parent shall deliver to the Transaction Agent the following documents as evidence that such share transfers and issuances have been effected:

(i)                                     instruments of transfer duly signed by each Share Transferor and the New Parent in respect of the transfer of the respective shares held by each Share Transferor in the Existing Parent to the New Parent;

(ii)                                  to the extent not covered by the board resolutions to be delivered pursuant to paragraph (A)5 of Part 1 of Schedule 9 (Conditions Precedent), a duly passed unanimous board resolution of the Existing Parent approving the transfers of shares from each Share Transferor to the New Parent;

(iii)                               a copy, certified by an authorised officer of the Existing Parent, of the updated register of members of the Existing Parent evidencing the transfer of shares from each Share Transferor to the New Parent;

(iv)                              a copy (or copies), certified by an authorised officer of the Existing Parent, of the new share certificate(s) issued by the Existing Parent in the name of the New Parent representing all shares in the Existing Parent (other than the shares in the Existing Parent held by Baylena Limited) that are transferred to the New Parent;

(v)                                 to the extent not covered by the board resolutions to be delivered pursuant to paragraph (A)7 of Part 1 of Schedule 9 (Conditions Precedent), a duly passed shareholders resolution of the New Parent approving the increase of share capital of the New Parent (unless there is sufficient authorised/unissued share capital) and authorising the directors to proceed with the issuance and allotment of the relevant number of shares in the New Parent to each Share Transferor;

(vi)          to the extent not covered by the board resolutions to be delivered pursuant to paragraph (A)5 of Part 1 of Schedule 9 (Conditions Precedent), duly passed board resolution of the New Parent issuing and allotting the relevant number of shares to each Share Transferor in exchange for the transfer of their respective shares in the Existing Parent and authorising the secretary of the New Parent to proceed with all relevant entries in the register of members, to issue to each Share Transferor a share certificate and to proceed with filing a return in respect of the issuance of the shares with the Cypriot Registrar of Companies;

(vii)         a copy, certified by an authorised officer of the New Parent, of the updated register of members of the New Parent evidencing the allotment of shares to each Share Transferor; and

(viii)        copies, certified by an authorised officer of the New Parent, of the share certificates issued by the New Parent to each Share Transferor representing the relevant shares allotted to each Share Transferor in the New Parent, and the Transaction Agent is authorised by the Majority Override Lenders and by each other Party to (and must) provide a copy of each document delivered to it under this paragraph (d) to the New Notes Trustee, the New Facility Agent, the New Offshore Security Agent and the New Ukrainian Security Agent.

(e)                                  (i)            Subject to paragraph (ii) below, as soon as reasonably practicable following receipt of the documents and evidence described in paragraph (d) above, the Transaction Agent must notify the New Parent, the Existing Parent, the Override Lenders, each Existing Administrative Party and the Existing Notes Trustee (and each Party authorises it to notify the New Facility Agent, the New Offshore Security Agent, the New Ukrainian Security Agent, the New Notes Trustee, the New Notes Principal Paying Agent and the Performance Securities Fiscal Agent) of the occurrence of the Transfer Effective Time.

(ii)           If the Transaction Agent does not receive the documents and evidence described in paragraph (d) above, or is otherwise unable to issue the notice required to be issued under this paragraph (e), until after 10:00 a.m. on the relevant day, it shall not issue the relevant notice until as soon as is practicable on the following Business Day and by no later than 10.00 a.m on that Business Day.

11.                               STEP 2 — SECURITY RELEASE INSTRUCTIONS

(a)                                 Subject to and immediately following the occurrence of the Transfer Effective Time:

(i)                                     (A)          each Override Lender instructs the Override Agent to direct the Existing Offshore Security Agent and the Existing Ukrainian Security Agent (and the Override Agent accordingly instructs the Existing Offshore Security Agent (and the Existing Offshore Security Agent shall instruct any applicable Delegate) and the Existing Ukrainian Security Agent); and

(B)          the Existing Notes Trustee instructs the Existing Offshore Security Agent and the Existing Ukrainian Security Agent,

(conditional upon the occurrence of the Restructuring Effective Date but otherwise by no later than such time as is provided for under the Restated Facility Agreement) to:

(I)                                   enter into the Post-closing Existing General Security Release Agreements (excluding those listed in paragraphs 80, 81 and 82 of Part 3 of Schedule 8 (Existing Security Releases) relating to Lugansk) in order to release (and, in the case of the Existing Ukrainian Security Agent, to provide for the making of such filings and registrations as are required to release) all of the Security Interests that are the subject of the releases under those Post-closing Existing General Security Release Agreements; and

(II)          in the case of the Existing Ukrainian Security Agent, release and terminate (and to provide for the making of such filings and registrations as are required to release), in favour of Lugansk, in the manner contemplated in Clause 16.5(c) (Release of existing security), all of the Security Interests and all other rights and interests created by Lugansk under, or which are evidenced by, the Existing General Security Documents entered into by Lugansk and, thereafter, execute and deliver the Post-Closing Existing General Security Releases (in the form of notices) listed in paragraphs 80, 81 and 82 of Part 3 of Schedule 8 (Existing Security Releases) to the persons named in those paragraphs as the recipients of such notices; and

(ii)           each Override Lender which is an EAF Facility Lender (in its capacity as such), each Override Lender which is an EAF Noteholder (in its capacity as such) and SACE instructs the Existing EAF Loan Onshore Security Agent and the Existing EAF Notes Onshore Security Agent (conditional upon the occurrence of the Restructuring Effective Date but otherwise by no later than such time as is provided for under the Restated Facility Agreement) to enter into the Post-closing Existing EAF Security Release Agreements in order to release (and to provide for the making of such filings and registrations as are required to release) all of the Security Interests that are the subject of the releases under the Post-closing Existing EAF Security Release Agreements.

(b)                                 For the avoidance of doubt, the instructions given to the Existing Ukrainian Security Agent under paragraph (a)(i) above and to the Existing EAF Loan Onshore Security Agent and the Existing EAF Notes Onshore Security Agent under paragraph (a)(ii) above include the instruction to execute such documents and take such other steps as may be required to cancel the registration of (or de-register) the Security Interests:

(i)            created under the relevant Existing General Security Documents and the relevant Existing EAF Security Documents; and

(ii)           granted by Lugansk under the relevant Existing General Security Documents,

in each case, not later than within 5 days following entering into each Post-closing Existing General Security Release Agreement and each Post-closing Existing EAF Security Release Agreement.

(c)                                  As the prospective lender under each Pre-existing Facility Agreement (by way of transfer pursuant to Clause 13 (Step 4 — Debt Transfers and Assignments)), the New Parent:

(i)                                     irrevocably acknowledges and confirms the instructions given to the Existing Offshore Security Agent, the Existing Ukrainian Security Agent, the Existing EAF Loan Onshore Security Agent and the Existing EAF Notes Onshore Security Agent by the Override Lenders, SACE and (in its capacity as such) each Override Lender which is an EAF Facility Lender or an EAF Noteholder; and

(ii)                                  agrees not to issue any instructions to the Existing Offshore Security Agent, the Existing Ukrainian Security Agent, the Existing EAF Offshore Security Agent or the Existing EAF Notes Onshore Security Agent (or any other Existing Administrative Party) that would conflict with, contradict, revoke or differ from the instructions given, in each case under paragraph (a) above.

12.                               STEP 3 — AMENDMENT OF CERTAIN FOREIGN LAW NON-EAF FACILITY AGREEMENTS

Contemporaneously with the issuance of the instructions under Clause 11 (Step 2 — Security Release Instructions), the amendments effected by the ING Amendment Agreements shall become effective in accordance with their terms and the governing law of each Foreign Law Non-EAF Facility Agreement listed in paragraphs 7 to 11 (inclusive) of Part 3 of Schedule 5 (Existing Non-EAF Facility Agreements) shall be changed to English law.

13.                               STEP 4 — DEBT TRANSFERS AND ASSIGNMENTS

13.1                        General

(a)                                 Capitalised terms used in this Clause 13 have the meanings given to them in both Schedule 5 (Existing Non-EAF Facility Agreements) and Clause 1 (Interpretation).

(b)                                 The debt transfers and assignments of rights under this Clause 13 shall proceed subject to and immediately following the completion of the step described in Clause 12 (Step 3 — Amendment of certain Foreign Law Non-EAF Facility Agreements).

13.2                        Override Loan debt transfers

(a)                                 With respect to the US$100m PXF Facility Agreement:

(i)                                     Redacted shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Ukraine under the US$100m PXF Facility Agreement (the transferred US$100m PXF Facility rights and obligations);

(ii)                                  Redacted and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred US$100m PXF Facility Agreement rights and obligations;

(iii)                               the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine which differ from the transferred US$100m PXF Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)                              each Existing Administrative Party which is party to the US$100m PXF Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the US$100m PXF Facility Agreement; and

(v)                                 the New Parent shall become party to the US$100m PXF Facility Agreement in the capacity of the “Lender” (as that term is defined in the US$100m PXF Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the US$100m PXF Facility Agreement.

(b)                                 With respect to the US$55m PXF Facility Agreement:

(i)                                     each US$55m PXF Lender shall transfer to the New Parent (and Interpipe NTRP and Interpipe Niko Tube consent to the transfer of) all of that US$55m PXF Lender’s rights against and all of its obligations to Interpipe NTRP and Interpipe Niko Tube under the US$55m PXF Facility Agreement (the transferred US$55m PXF Facility rights and obligations);

(ii)                                  each US$55m PXF Lender and each of Interpipe NTRP and Interpipe Niko Tube shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred US$55m PXF Facility Agreement rights and obligations;

(iii)                               the New Parent shall acquire rights against and assume obligations towards Interpipe NTRP and Interpipe Niko Tube which differ from the transferred US$55m PXF Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to the US$55m PXF Lenders;

(iv)                              each Existing Administrative Party and each other Existing Obligor which is, in each case, party to the US$55m PXF Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and each of Interpipe NTRP and Interpipe Niko Tube, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the US$55m PXF Facility Agreement; and

(v)                                 the New Parent shall become party to the US$55m PXF Facility Agreement in the capacity of a “Lender” (as that term is defined in the US$55m PXF Facility Agreement) and each US$55m PXF Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each US$55m PXF Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that US$55m PXF Lender under and in respect of the US$55m PXF Facility Agreement.

(c)                                  With respect to the US$187m PXF Facility Agreement:

(i)                                     each US$187m PXF Lender shall transfer to the New Parent (and the Existing Parent consents to the transfer of) all of that US$187m PXF Lender’s rights against and all of its obligations to the Existing Parent under the US$187m PXF Facility Agreement (the transferred US$187m PXF Facility rights and obligations);

(ii)                                  each US$187m PXF Lender and the Existing Parent shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred US$187m PXF Facility rights and obligations;

(iii)                               the New Parent shall acquire rights against and assume obligations towards the Existing Parent which differ from the transferred US$187m PXF Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to the US$187m PXF Lenders;

(iv)                              each Existing Administrative Party and each other Existing Obligor which is, in each case, party to the US$187m PXF Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and the Existing Parent, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the US$187m PXF Facility Agreement; and

(v)                                 the New Parent shall become party to the US$187m PXF Facility Agreement in the capacity of a “Lender” (as that term is defined in the US$187m PXF Facility Agreement) and each US$187m PXF Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each US$187m PXF Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that US$187m PXF Lender under and in respect of the US$187m PXF Facility Agreement.

(d)                                 With respect to the US$50m PXF Facility Agreement:

(i)                                     each US$50m PXF Lender shall transfer to the New Parent (and the Existing Parent consents to the transfer of) all of that US$50m PXF Lender’s rights against and all of its obligations to the Existing Parent under the US$50m PXF Facility Agreement (the transferred US$50m PXF Facility rights and obligations); and

(ii)                                  each US$50m PXF Lender and the Existing Parent shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred US$50m PXF Facility rights and obligations;

(iii)                               the New Parent shall acquire rights against and assume obligations towards the Existing Parent which differ from the transferred US$50m PXF Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to the US$50m PXF Lenders;

(iv)                              each Existing Administrative Party and each other Existing Obligor which is, in each case, party to the US$50m PXF Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and the Existing Parent, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the US$50m PXF Facility Agreement; and

(v)                                 the New Parent shall become party to the US$50m PXF Facility Agreement in the capacity of a “Lender” (as that term is defined in the US$50m PXF Facility Agreement) and each US$50m PXF Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each US$50m PXF Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that US$50m PXF Lender under and in respect of the US$50m PXF Facility Agreement.

(e)                                  With respect to the First LoanStar Bilateral Facility Agreement:

(i)                                     Redacted shall transfer to the New Parent (and Interpipe NMPP consents to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe NMPP under the First LoanStar Bilateral Facility Agreement (the transferred First LoanStar Bilateral Facility rights and obligations);

(ii)                                  Redacted and Interpipe NMPP shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred First LoanStar Bilateral Facility rights and obligations;

(iii)                               the New Parent shall acquire rights against and assume obligations towards Interpipe NMPP which differ from the transferred First LoanStar Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)                              each Existing Administrative Party which is party to the First LoanStar Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe NMPP, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the First LoanStar Bilateral Facility Agreement; and

(v)                                 the New Parent shall become party to the First LoanStar Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the First LoanStar Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the First LoanStar Bilateral Facility Agreement.

(f)                                   With respect to the Second LoanStar Bilateral Facility Agreement:

(i)                                     Redacted shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Ukraine under the Second LoanStar Bilateral Facility Agreement (the transferred Second LoanStar Bilateral Facility rights and obligations);

(ii)                              Redacted and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Second Redacted Bilateral Facility rights and obligations;

(iii)                               the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine which differ from the transferred Second LoanStar Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)                              each Existing Administrative Party which is party to the Second LoanStar Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Second LoanStar Bilateral Facility Agreement; and

(v)                                 the New Parent shall become party to the Second LoanStar Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the Second LoanStar Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the Second LoanStar Bilateral Facility Agreement.

(g)                                  With respect to the Third LoanStar Bilateral Facility Agreement:

(i)                                     Redacted shall transfer to the New Parent (and Interpipe Ukraine, Interpipe NTRP, Interpipe NMPP and Interpipe Niko Tube consent to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Ukraine, Interpipe NTRP, Interpipe NMPP and

Interpipe Niko Tube under the Third LoanStar Bilateral Facility Agreement (the transferred Third LoanStar Bilateral Facility rights and obligations);

(ii)                                  Redacted and each of Interpipe Ukraine, Interpipe NTRP, Interpipe NMPP and Interpipe Niko Tube shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Third LoanStar Bilateral Facility rights and obligations;

(iii)                               the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine, Interpipe NTRP, Interpipe NMPP and Interpipe Niko Tube which differ from the transferred Third LoanStar Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)                              each Existing Administrative Party which is party to the Third LoanStar Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and each of Interpipe Ukraine, Interpipe NTRP, Interpipe NMPP and Interpipe Niko Tube, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Third LoanStar Bilateral Facility Agreement; and

(v)                                 the New Parent shall become party to the Third LoanStar Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the Third LoanStar Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the Third LoanStar Bilateral Facility Agreement.

(h)                                 With respect to the Fourth LoanStar Bilateral Facility Agreement:

(i)                                     Redacted shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Ukraine under the Fourth LoanStar Bilateral Facility Agreement (the transferred Fourth LoanStar Bilateral Facility rights and obligations);

(ii)                                  Redacted and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Fourth LoanStar Bilateral Facility rights and obligations;

(iii)                               the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine which differ from the transferred Fourth LoanStar Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)                              each Existing Administrative Party which is party to the Fourth LoanStar Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Fourth LoanStar Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the Fourth LoanStar Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the Fourth LoanStar Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the Fourth LoanStar Bilateral Facility Agreement.

(i)            With respect to the Fifth LoanStar Bilateral Facility Agreement:

(i)            Redacted shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Ukraine under the Fifth LoanStar Bilateral Facility Agreement (the transferred Fifth LoanStar Bilateral Facility obligations);

(ii)           Redacted and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Fifth LoanStar Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine which differ from the transferred Fifth LoanStar Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)          each Existing Administrative Party which is party to the Fifth LoanStar Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Fifth LoanStar Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the Fifth LoanStar Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the Fifth LoanStar Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the Fifth LoanStar Bilateral Facility Agreement.

(j)            With respect to the First ING Bilateral Facility Agreement:

(i)            Redacted shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Ukraine under the First ING Bilateral Facility Agreement (the transferred First ING Bilateral Facility rights and obligations);

(ii)           Redacted and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred First ING Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine which differ from the transferred First ING Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)          each Existing Administrative Party which is party to the First ING Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the First ING Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the First ING Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the First ING Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the First ING Bilateral Facility Agreement.

(k)           With respect to the Second ING Bilateral Facility Agreement:

(i)            Redacted shall transfer to the New Parent (and Interpipe Niko Tube and Interpipe NTRP consent to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Niko Tube and Interpipe NTRP under the Second ING Bilateral Facility Agreement (the transferred Second ING Bilateral Facility rights and obligations);

(ii)           Redacted and each of Interpipe Niko Tube and Interpipe NTRP shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Second ING Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Interpipe Niko Tube and Interpipe NTRP which differ from the transferred Second ING Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)          each Existing Administrative Party which is party to the Second ING Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Niko Tube and Interpipe NTRP, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Second ING Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the Second ING Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the Second ING Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the Second ING Bilateral Facility Agreement.

(l)            With respect to the Third ING Bilateral Facility Agreement:

(i)            Redacted shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Ukraine under the Third ING Bilateral Facility Agreement (the transferred Third ING Bilateral Facility rights and obligations);

(ii)           Redacted and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Third ING Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine which differ from the transferred Third ING Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)          each Existing Administrative Party which is party to the Third ING Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Third ING Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the Third ING Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the Third ING Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the Third ING Bilateral Facility Agreement.

(m)          With respect to the Fourth ING Bilateral Facility Agreement:

(i)            Redacted shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Ukraine under the Fourth ING Bilateral Facility Agreement (the transferred Fourth ING Bilateral Facility rights and obligations);

(ii)           Redacted and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Fourth ING Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards the New Parent which differ from the transferred Fourth ING Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(iv)          each Existing Administrative Party which is party to the Fourth ING Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Fourth ING Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the Fourth ING Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the Fourth ING Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the Fourth ING Bilateral Facility Agreement.

(n)           With respect to the Fifth ING Bilateral Facility Agreement:

(i)            Redacted shall transfer to the New Parent (and Interpipe Niko Tube, Interpipe NTRP and Interpipe NMPP consent to the transfer of) all of Redacted’s rights against and all of its obligations to Interpipe Niko Tube, Interpipe NTRP and Interpipe NMPP under the Fifth ING Bilateral Facility Agreement (the transferred Fifth ING Bilateral Facility rights and obligations);

(ii)           Redacted and each of Interpipe Niko Tube, Interpipe NTRP and Interpipe NMPP shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each care with respect to the transferred Fifth ING Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Interpipe Niko Tube, Interpipe NTRP and Interpipe NMPP which differ from the transferred Fifth ING Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by owed to the New Parent instead of by or to Redacted;

(iv)          each Existing Administrative Party which is party to the Fifth ING Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and each of Interpipe NTRP and Interpipe NMPP, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Fifth ING Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the Fifth ING Bilateral Facility Agreement in the capacity of the “Bank” (as that term is defined in the Fifth ING Bilateral Facility Agreement) and Redacted shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted under and in respect of the Fifth ING Bilateral Facility Agreement.

(o)           With respect to the First ACP Bilateral Facility Agreement:

(i)            each ACP Bilateral Facility Lender shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of that ACP Bilateral Facility Lender’s rights against and all of its obligations to Interpipe Ukraine under the First ACP Bilateral Facility Agreement (the transferred First ACP Bilateral Facility rights and obligations);

(ii)           each ACP Bilateral Facility Lender and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred First ACP Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine which differ from the transferred First ACP Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to the ACP Bilateral Facility Lenders;

(iv)          each Existing Administrative Party which is party to the First ACP Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the First ACP Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the First ACP Bilateral Facility Agreement in the capacity of the “Lender” (as that term is defined in the First ACP Bilateral Facility Agreement) and each ACP Bilateral Facility Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each ACP Bilateral Facility Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that ACP Bilateral Facility Lender under and in respect of the First ACP Bilateral Facility Agreement.

(p)           With respect to the Second ACP Bilateral Facility Agreement:

(i)            each ACP Bilateral Facility Lender shall transfer to the New Parent (and Interpipe Ukraine consents to the transfer of) all of that ACP Bilateral Facility Lender’s rights against and all of its obligations to Interpipe Ukraine under the Second ACP Bilateral Facility Agreement (the transferred Second ACP Bilateral Facility rights and obligations);

(ii)           each ACP Bilateral Facility Lender and Interpipe Ukraine shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Second ACP Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Interpipe Ukraine which differ from the transferred Second ACP Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to the ACP Bilateral Facility Lenders;

(iv)          each Existing Administrative Party which is party to the Second ACP Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe Ukraine, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Second ACP Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the Second ACP Bilateral Facility Agreement in the capacity of the “Lender” (as that term is defined in the Second ACP Bilateral Facility Agreement) and each ACP Bilateral Facility Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each ACP Bilateral Facility Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that ACP Bilateral Facility Lender under and in respect of the Second ACP Bilateral Facility Agreement.

(q)           With respect to the Third ACP Bilateral Facility Agreement:

(i)            each ACP Bilateral Facility Lender shall transfer to the New Parent (and Interpipe NTRP consents to the transfer of) all of that ACP Bilateral Facility Lender’s rights against and all of its obligations to Interpipe NTRP under the Third ACP Bilateral Facility Agreement (the transferred Third ACP Bilateral Facility rights and obligations);

(ii)           each ACP Bilateral Facility Lender and Interpipe NTRP shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Third ACP Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Interpipe NTRP which differ from the transferred Third ACP Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to the ACP Bilateral Facility Lenders;

(iv)          each Existing Administrative Party which is party to the Third ACP Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Interpipe NTRP, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Third ACP Bilateral Facility Agreement; and

(v)           the New Parent shall become party to the Third ACP Bilateral Facility Agreement in the capacity of the “Lender” (as that term is defined in the Third ACP Bilateral Facility Agreement) and each ACP Bilateral Facility Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each ACP Bilateral Facility Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that ACP Bilateral Facility Lender under and in respect of the Third ACP Bilateral Facility Agreement.

(r)            With respect to the Fourth ACP Bilateral Facility Agreement:

(i)            each ACP Bilateral Facility Lender shall transfer to the New Parent (and KLW Wheelco consents to the transfer of) all of that ACP Bilateral Facility Lender’s rights against and all of its obligations to KLW Wheelco under the Fourth ACP Bilateral Facility Agreement (the transferred Fourth ACP Bilateral Facility rights and obligations);

(ii)           each ACP Bilateral Facility Lender and KLW Wheelco shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Fourth ACP Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards the New Parent which differ from the transferred Fourth ACP Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to the ACP Bilateral Facility Lenders; and

(iv)          the New Parent shall become party to the Fourth ACP Bilateral Facility Agreement in the capacity of the “Lender” (as that term is defined in the Fourth ACP Bilateral Facility Agreement) and each ACP Bilateral Facility Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each ACP Bilateral Facility Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that ACP Bilateral Facility Lender under and in respect of the Fourth ACP Bilateral Facility Agreement.

(s)            With respect to the Fifth ACP Bilateral Facility Agreement:

(i)            each ACP Bilateral Facility Lender shall transfer to the New Parent (and the Existing Parent consents to the transfer of) all of that ACP Bilateral Facility Lender’s rights against and all of its obligations to the Existing Parent under the Fifth ACP Bilateral Facility Agreement (the transferred Fifth ACP Bilateral Facility rights and obligations);

(ii)           each ACP Bilateral Facility Lender and the Existing Parent shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Fifth ACP Bilateral Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards the Existing Parent which differ from the transferred Fifth ACP Bilateral Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of to the ACP Bilateral Facility Lenders;

(iv)          each Existing Obligor which is party to the Fifth ACP Bilateral Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and the Existing Parent, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Fifth ACP Bilateral Facility Agreement and

(v)           the New Parent shall become party to the Fifth ACP Bilateral Facility Agreement in the capacity of the “Lender” (as that term is defined in the Fifth ACP Bilateral Facility Agreement) and each ACP Bilateral Facility Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each ACP Bilateral Facility Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that ACP Bilateral Facility Lender under and in respect of the Fifth ACP Bilateral Facility Agreement.

(t)            With respect to the Existing EAF Facility Agreement:

(i)            each EAF Facility Lender shall transfer to the New Parent (and Steel.One consents to the transfer of) all of that EAF Facility Lender’s rights against and all of its obligations to Steel.One under the Existing EAF Facility Agreement (the transferred Existing EAF Facility rights and obligations);

(ii)           each EAF Facility Lender and Steel.One shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Existing EAF Facility rights and obligations;

(iii)          the New Parent shall acquire rights against and assume obligations towards Steel.One which differ from the transferred Existing EAF Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to the EAF Facility Lenders;

(iv)          each Existing Administrative Party and each other Existing Obligor which is, in each case, party to the Existing EAF Facility Agreement shall acquire the same rights and assume the same obligations to the New Parent and Steel.One, and as between themselves, as they would have acquired or assumed had the New Parent been an original Override Lender under the Existing EAF Facility Agreement; and

(v)           the New Parent shall become party to the Existing EAF Facility Agreement in the capacity of a “Lender” (as that term is defined in the Existing EAF Facility Agreement) and each EAF Facility Lender shall cease to be a party, and, as consideration for such transfer, the New Parent shall owe each EAF Facility Lender a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to that EAF Facility Lender under and in respect of the Existing EAF Facility Agreement.

(u)           With respect to the EAF Notes and the Existing EAF Notes Issuance Agreement:

(i)            in the case of the EAF Notes:

(A)          Redacted, in its capacity as “Holder” (under and as defined in the Existing EAF Notes Issuance Agreement) of all the EAF Notes, shall transfer to the New Parent (and Steel.One consents to the transfer of) all of Redacted’s rights against and all of its obligations to Steel.One under the Existing EAF Notes Issuance Agreement (the transferred Existing EAF Notes rights and obligations);

(B)          Redacted and Steel.One shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Existing EAF Notes rights and obligations;

(C)          the New Parent shall acquire rights against and assume obligations towards Steel.One which differ from the transferred Existing EAF Notes rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(D)          each Existing Administrative Party and each other Existing Obligor which is, in each case, party to the Existing EAF Notes Issuance Agreement shall acquire the same rights and assume the same obligations to the New Parent and Steel.One, and as between themselves, as they would have acquired or assumed had the New Parent been an original Holder under the Existing EAF Notes Issuance Agreement; and

(E)           the New Parent shall become party to the Existing EAF Notes Issuance Agreement in the capacity of a “Holder” (as that term is defined in the Existing EAF Notes Issuance Agreement) and Redacted shall cease to be a party and a “Holder”, and, as consideration for such transfer, the New Parent shall owe Redacted a settlement amount equal to the aggregate unpaid amount, in respect of both interest and principal, that was outstanding on the Strike Date in relation to the amount currently owed to Redacted in respect of the EAF Notes.

(ii)           in the case of the Existing EAF Notes Issuance Agreement:

(A)          Redacted, in its capacity as “Purchaser” under (and as defined in) the Existing EAF Notes Issuance Agreement, shall transfer to the New Parent (and Steel.One consents to the transfer of) all of Redacted’s rights against and all of its obligations to Steel.One under the Existing EAF Notes Issuance Agreement (the transferred Existing EAF Notes Issuance rights and obligations);

(B)          Redacted and Steel.One shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Existing EAF Notes Issuance rights and obligations;

(C)          the New Parent shall acquire rights against and assume obligations towards Steel.One which differ from the transferred Existing EAF Notes Issuance rights and obligations only in so far as those rights and obligations are exercisable by or owed to the New Parent instead of by or to Redacted;

(D)          each Existing Administrative Party and each other Existing Obligor which is, in each case, party to the Existing EAF Notes Issuance Agreement shall acquire the same rights and assume the same obligations to the New Parent and Steel.One, and as between themselves, as they would have acquired or assumed had the New Parent originally been the “Purchaser” under the Existing EAF Notes Issuance Agreement; and

(E)           the New Parent shall become party to the Existing EAF Notes Issuance Agreement in the capacity of the “Purchaser” (as that term is defined in the Existing EAF Notes Issuance Agreement) and Redacted shall cease to be a party, provided that no consideration is payable to or by Redacted in connection with such transfer.

(v)           With respect to each NBU Facility Agreement and the Override Agreement:

(i)            each Override Lender which is party to an NBU Facility Agreement (an NBU Facility Lender) shall assign to the New Parent (and the Existing Parent consents to the assignment of) all that NBU Facility Lender’s rights against the Existing Parent (the assigned NBU Facility rights) which arise pursuant to:

(A)          clause 9.3(j) (PIK Interest) of the Override Agreement, in the case of all payment-in- kind interest; and

(B)          clause 9.6(h) (Interest on overdue amounts) of the Override Agreement, in the case of all default interest,

that has, in each case, accrued on or with respect to each Override Loan under the NBU Facility Agreements (the aggregate of all such assigned interest amounts being the Assigned Interest Amount); and

(ii)           the Existing Parent consents to the assignment of the assigned NBU Facility rights pursuant to subparagraph (i) above,

the consideration payable by the New Parent for such transfer comprising part of the consideration payable to each NBU Facility Lender (in another capacity) pursuant to the other paragraphs of this Clause 13.2.

13.3        Effect of transfers

(a)           As a result of the transfers effected under Clause 13.2 (Override Loan debt transfers), the New Parent will owe one or more Settlement Amounts to each Override Lender in the amount(s) separately and bilaterally agreed upon between that Override Lender and the Existing Parent (as confirmed by that Override Lender under Clause 3.1(c) (Lender outstandings).

(b)           Each Override Lender confirms that (without prejudice to the obligations of the New Parent to it in respect of the relevant Settlement Amounts), following the transfers effected under Clause 13.2 (Override Loan debt transfers):

(i)                                     it is not owed any further amounts by any Existing Obligor or Lugansk under or in connection with the Override Agreement or any Pre-existing Facility Agreement;

(ii)                                  it no longer has any rights or recourse against any Existing Obligor or Lugansk in respect of any breach of or event of default under the Override Agreement, any Pre-existing Facility Agreement, the Existing Intercreditor Agreement, any Existing Security Document or any other Override Document; and

(iii)          in the case of an EAF Facility Lender or an EAF Noteholder, it no longer has any rights or recourse against any Existing Obligor in respect of any breach of or non-compliance with any Ancillary EAF Finance Document.

14.                               STEP 5 — SETTLEMENT AMOUNT RE-TRANCHING

(a)                                 Subject to and immediately following completion of the debt transfers and assignments of rights under Clause 13.2 (Override Loan debt transfers), each Settlement Amount payable to an Override Lender will be re-tranched in accordance with paragraph (b) below.

(b)                                 Each Settlement Amount payable to an Override Lender will be split into two separate amounts as follows:

(i)                                     in the case of the first amount, part of the relevant Settlement Amount in an amount equal to the product of:

where:

X                                        is the total amount that was outstanding to the relevant Override Lender on the Strike Date, in respect of both interest and principal, under the Override Loan the sale of which resulted in that Settlement Amount becoming payable; and

Y                                         is the aggregate of the total amounts outstanding, in respect of both interest and principal, under and in respect of all Override Loans on the Strike Date,

(each such amount, a Sustainable Settlement Amount); and

(ii)                                  in the case of the second amount, the balance of the relevant Settlement Amount (each such amount, an Unsustainable Settlement Amount).

(c)                                  The Sustainable Settlement Amount and Unsustainable Settlement Amount owed by the New Parent to each Override Lender following the re-tranching under paragraph (b) above will be the amount(s) separately and bilaterally agreed upon between that Override Lender and the Existing Parent (as confirmed by that Override Lender under Clause 3.1(c) (Lender outstandings)).

15.                               STEP 6 - ISSUANCE OF NEW NOTES AND PERFORMANCE SECURITIES

15.1                        Definitions

In this Clause 15:

Bank Lender means an Override Lender which is a Qualifying Bank;

Converting Override Lender means:

(a)                                 each Non-Bank Lender;

(b)                                 each Bank Lender other than a Non-Converting Override Lender; and

(c)                                  each Non-Converting Override Lender but only as regards those Sustainable Settlement Amounts payable to it in relation to the Override Loan participations (if any) held by it in respect of which it does not exercise the Retention Option; and

Non-Bank Lender means an Override Lender which is not a Qualifying Bank.

15.2                        New Notes Issuance

Subject to and immediately following the re-tranching of the Settlement Amounts under Clause 14 (Step 5 — Settlement Amount re-tranching):

(a)                                 each Converting Override Lender agrees to subscribe for, or (as the case may be) procure subscriptions by its Designee(s) for, an amount of Additional Notes equal to the value of the Sustainable Settlement Amounts owed to that Converting Override Lender following the re- tranching of the Settlement Amounts under Clause 14(b) (Settlement Amount re-tranching) (rounded down to the nearest US$1,000), provided that the New Parent has no obligation to issue any Additional Notes to any Designee which is not (or which, acting reasonably, it considers may not be) an Eligible Subscriber; and

(b)                                 the New Parent undertakes to:

(i)                                     execute and procure the authentication of the New Notes Global Certificate by or on behalf of Citigroup Global Markets Europe AG as registrar in relation to the New Notes;

(ii)                                  procure the delivery of the authenticated New Notes Global Certificate to a common depositary for Euroclear and Clearstream, Luxembourg and for the New Notes represented thereby to be registered in the name of the nominee for such common depositary in the register relating to the New Notes;

(iii)                               procure the issuance and delivery to each Converting Override Lender (and/or, as the case may be, its Designees) of an amount of Additional Notes equal to the value of the Sustainable Settlement Amounts owed to that Converting Override Lender pursuant to the terms of this Agreement rounded down to the nearest US$1,000 (subject always to the proviso regarding Eligible Subscribers under paragraph (a) above); and

(iv)                              procure that the New Notes Principal Paying Agent or the Settlement Agent, as the case may be, shall notify and confirm to the New Parent in writing (with a copy to the Transaction Agent) as soon as New Notes have been issued and delivered to each Converting Override Lender (and/or, as the case may be, its Designees) pursuant to subparagraph (iii) above.

15.3                        Performance Securities issuance

Subject to and immediately following the re-tranching of the Settlement Amounts under Clause 14 (Settlement Amount re-tranching):

(a)                                 each Converting Override Lender agrees to subscribe for, or (as the case may be) procure subscriptions by its Designee(s) for, the number of Performance Securities to be issued to it in accordance with the formula set out in paragraph (b)(iii) below, provided that the Finance Subsidiary has no obligation to issue any Performance Securities:

(i)                                     to any Designee which is not (or which the Finance Subsidiary, acting reasonably, considers may not be) an Eligible Subscriber; or

(ii)                                  on any basis other than in the same proportions and to the same persons to whom the New Parent is issuing New Notes pursuant to Clause 15.2(b) (New Notes Issuance); and

(b)                                 the Finance Subsidiary undertakes to:

(i)                                     execute and procure the authentication of the Performance Securities Global Certificate by or on behalf of Citigroup Global Markets Europe AG as registrar in relation to the Performance Securities;

(ii)                                  procure the delivery of the authenticated Performance Securities Global Certificate to a common depositary for Euroclear and Clearstream, Luxembourg and for the Performance Securities represented thereby to be registered in the name of the nominee for such common depositary in the register relating to the Performance Securities;

(iii)                               procure the issuance and delivery to each Converting Override Lender (and/or, as the case may be, its Designee(s)) of a number of Performance Securities (rounded down to the nearest whole number) equal to the product of:

(subject always to the provisos under paragraph (a) above); and

(iv)                              procure that the Performance Securities Fiscal Agent or the Settlement Agent, as the case may be, shall notify and confirm to the Finance Subsidiary in writing (with a copy to the Transaction Agent) as soon as Performance Securities have been issued and delivered to each relevant Converting Override Lender (and/or, as the case may be, its Designees) pursuant to subparagraph (iii) above.

16.                               STEP 7 — RESTRUCTURING EFFECTIVE DATE: SETTLEMENT AMOUNT RELEASES, AMENDMENT AND RESTATEMENT OF REMAINING SETTLEMENT AMOUNTS; SECURITY RELEASES

16.1                        Timing

The releases and restatements under Clauses 16.3 (Release of certain Settlement Amounts) to 16.5 (Release of existing security) (but not the releases under Clauses 16.5(b) and 16.5(c) (Release of existing security) which may take place thereafter) shall occur simultaneously subject to and immediately following the occurrence of the Restructuring Effective Date.

16.2                        Occurrence of the Restructuring Effective Date

The Transaction Agent must notify the New Parent, the Existing Parent, the Override Lenders, each Existing Administrative Party, the Existing Notes Trustee, the New Facility Agent, the New Offshore Security Agent, the New Ukrainian Security Agent, the New Notes Trustee, the New Notes Principal Paying Agent and the Performance Securities Fiscal Agent of the occurrence of the Restructuring Effective Date as soon as is reasonably practicable following its receipt of the confirmations required to be provided to it by the New Notes Principal Paying Agent and the Performance Securities Fiscal Agent (or in either case the Settlement Agent, as the case may be) under Clauses 15.2(b)(iv) (New Notes Issuance) and 15.3(b)(iv) (Performance Securities issuance).

16.3                        Release of certain Settlement Amounts

Subject to and immediately following the occurrence of the Restructuring Effective Date:

(a)                                 each Override Lender:

(i)                                     releases the New Parent from all of the New Parent’s obligations and liabilities; and

(ii)                                  otherwise renounces all of its rights against the New Parent in respect of,

each Unsustainable Settlement Amount owed to it; and

(b)                                 each Converting Override Lender:

(i)                                     releases the New Parent from all of the New Parent’s obligations and liabilities; and

(ii)                                  otherwise renounces all of its rights against the New Parent in respect of,

each Sustainable Settlement Amount owed to it (but, in the case of an applicable Non- Converting Override Lender, only to the extent to which it did not exercise the Retention Option in respect of the Override Loan participation whose sale resulted in that Sustainable Settlement Amount becoming payable) in consideration of the New Parent’s issuance of New Notes and the Finance Subsidiary’s issuance of Performance Securities to it in accordance with Clause 15 (Step 6 - Issuance of New Notes and Performance Securities).

16.4                        Amendment and restatement

Subject to and immediately following the occurrence of the Restructuring Effective Date:

(a)         (i)            the amount of each Sustainable Settlement Amount owing by the New Parent to a Non-Converting Override Lender that was not released under Clause 16.3(b) (Release of certain Settlement Amounts) will be consolidated into and amended and restated as a single term loan (the Restated Loan) with each Non-Converting Override Lender (and/or, as the case may be, its Designee(s)) holding a participation in the Restated Loan in an amount equal to the aggregate amount of the unreleased Sustainable Settlement Amounts owing to that Non-Converting Lender by the New Parent; and

(ii)          the Restated Facility Agreement will come into full force and effect in accordance with its terms and the terms and conditions applicable to, and which will govern the Restated Loan as owed by the New Parent to each Non-Converting Override Lender (and/or, as the case may be, its Designees(s)), will be as set out in the Restated Facility Agreement; and

(b)                                 the New Intercreditor Agreement will come into full force and effect in accordance with its terms.

16.5                        Release of existing security

(a)                                 Subject to and immediately following the occurrence of the Restructuring Effective Date in accordance with Clause 16.2 (Occurrence of the Restructuring Effective Date), (without prejudice to any prior release effected in accordance with Clause 10 (Step 1 — Share exchange) the release of those Security Interests constituted by the Existing Security Documents which is being effected pursuant to the Pre-signed Existing General Security Release Agreements and the Pre-signed Existing EAF Security Release Agreements shall take effect in accordance with the terms of those release documents.

(b)                                 As soon as is practicable following the occurrence of the Restructuring Effective Date in accordance with Clause 16.2 (Occurrence of the Restructuring Effective Date):

(i)                                     the Existing Offshore Security Agent and the Existing Ukrainian Security Agent shall (and the Existing Offshore Security Agent shall direct any applicable Delegate to) enter into the Post-closing Existing General Security Release Agreements to release (and, in the case of the Existing Ukrainian Security Agent, to make such filings and registrations as are required to release) all of the remaining Security Interests constituted by the Existing General Security Documents (other than any Security Interests that were granted by Lugansk (and which are the subject of paragraph (c) below) or that were created under the Existing Russian Security Documents); and

(ii)                                  the Existing EAF Loan Onshore Security Agent and the Existing EAF Offshore Security Trustee shall enter into the Post-closing Existing EAF Security Release Agreements to release (and to provide for the making of such filings and registrations as are required to release) all of the remaining Security Interests constituted by the Existing EAF Security Documents, in each case in accordance with the instructions given to them under Clause 11 (Step 2 — Security Release Instructions).

(c)                                  Immediately following the occurrence of the Restructuring Effective Date:

(i)           (A)        each Override Lender (to the extent any such rights or interests have been transferred to or have vested in that Override Lender) releases and terminates; and

(B)         the Existing Notes Trustee (to the extent any such rights or interests have been transferred to or have vested in the Existing Notes Trustee) releases and terminates; and

and, immediately following the releases granted under subparagraph (i) above:

(ii)                                  the Existing Ukrainian Security Agent releases and terminates (in accordance with the instructions given to it under Clause 11 (Step 2 — Security Release Instructions), in each case in favour of Lugansk, all of the Security Interests and all other rights and interests created and granted by Lugansk under, or which are evidenced by, the Existing General Security Documents entered into by Lugansk.

Lugansk may rely upon and enforce the benefit of this paragraph (c) in its favour.

17.                               STEP 8 — RELEASE OF EXISTING ADMINISTRATIVE PARTIES

17.1                        Timing

The confirmations, resignations and releases under this Clause 17:

(a)                                 are given or made subject to and with effect from completion of all of the steps under Clause 16 (Step 7 — Restructuring Effective Date: Settlement Amount releases, amendment and restatement of remaining Settlement Amounts; Security releases) other than the releases contemplated by paragraphs (b) and (c) of Clause 16.5 (Release of existing security) which may be on-going; and

(b)                                 shall otherwise proceed in sequence.

17.2                        Termination of Override Agreement and other documents

Immediately following completion of the relevant steps under Clause 16 (Step 7 — Restructuring Effective Date: Settlement Amount releases, amendment and restatement of remaining Settlement Amounts; Security releases):

(a)                                 the New Parent, each Existing Obligor, each Override Lender and each Existing Administrative Party agrees that, without prejudice to the continuation of each Pre-existing Facility Agreement (as to be amended and restated pursuant to Clause 18.3 (Amendment and restatement of remaining Override Loans):

(i)                                     the Override Agreement and the rights and obligations of the parties under the Override Agreement are terminated and of no further force or effect; and

(ii)                                  each Existing Obligor, each Existing Administrative Party, each Override Lender (to the extent necessary), the New Parent (to the extent it has become a lender under the Override Agreement following the transfers under Clause 13.2 (Override Loan debt transfers)) and any other person (which is not a Party) which remains a party to that document:

(A)                               is released from any obligations or liabilities (whether accrued or prospective) that it may have under or in connection with; and

(B)                               will have no on-going or further duties or responsibilities under,

the Override Agreement; and

(b)                                 each Party agrees that:

(i)                                     the Existing Intercreditor Agreement;

(ii)                                  a sanctions letter of undertaking dated 25 November 2011 between the Existing Parent and the financial institutions named therein (insofar as it relates to the Existing Parent and each Override Lender which is party thereto); and

(iii)                               each Ancillary EAF Finance Document,

is terminated and of no further force and effect and each Party and any other person (which is not a Party) which remains a party to any such document:

(A)                               is released from any obligations or liabilities (whether accrued or prospective) that it may have thereunder or in connection therewith; and

(B)                               will have no on-going or further duties or responsibilities thereunder.

Lugansk may rely upon and enforce the benefit of this Clause 17.2 in its favour.

17.3                        Resignation and release of Existing Administrative Parties and Existing Obligors

(a)                                 The New Parent, each Existing Obligor, each Override Lender and each Existing Administrative Party agrees that the rights and obligations of each Party, other than the New Parent (in its capacity as new lender) and the relevant Existing Borrower(s), under each Existing Non-EAF Facility Agreement are terminated and of no further force or effect, and:

(i)                                     each Existing Obligor other than the relevant Existing Borrower;

(ii)                                  each Existing Syndicate Agent;

(iii)                               each other Existing Administrative Party; and

(iv)                              each Override Lender (to the extent necessary),

which is (or was), in each case, party to an Existing Non-EAF Facility Agreement:

(A)                               is released from any obligations or liabilities (whether accrued or prospective) that it may have under or in connection with;

(B)                               will have no on-going or further duties or responsibilities under; and

(C)                               shall cease to be a party under,

that Existing Non-EAF Facility Agreement.

(b)                                 The New Parent, each Existing Obligor under an EAF Funding Agreement, the EAF Loan Facility Agent, the EAF Notes Agent, each EAF Security Agent and SACE agrees that the rights and obligations of each Party, other than the New Parent (in its capacity as new lender) and Steel.One as the relevant Existing Borrower, under each Existing EAF Funding Agreement are terminated and of no further force or effect, and

(i)                                     each Existing Obligor (other than Steel.One) which is party to an Existing EAF Funding Agreement;

(ii)                                  the EAF Loan Facility Agent;

(iii)                               the EAF Notes Agent;

(iv)                              each EAF Security Agent; and

(v)                                 SACE,

is released from any obligations or liabilities (whether accrued or prospective) that it may have under or in connection with, and will have no on-going or further duties or responsibilities under, the Existing EAF Funding Agreements.

(c)                                  Each Existing Obligor, Override Lender and Existing Administrative Party agrees, in favour of each Existing Account Bank, that:

(i)                                     each Existing Account Bank is released from any obligations or liabilities (whether accrued or prospective) it may have (A) under or in connection with any Override Document or (B) to any Existing Obligor, Override Lender or Existing Administrative Party in its capacity as an Existing Account Bank;

(ii)                                  no Existing Account Bank will (in its capacity as such) have any further role, duties or responsibilities to, or as regards its relationship with, any Existing Obligor, Override Lender or Existing Administrative Party under or pursuant to the Override Documents; and

(iii)                               with effect from such time as:

(A)                               all Security Interests created by the Existing Security Documents over any bank account held by an Existing Account Bank in the name of an Existing Obligor have been released pursuant to the Pre-signed Existing General Security Release Documents and the Post-closing Existing General Security Release Documents; and

(B)                               Clause 16.5(c) (Release of existing security) has become effective,

it has no further rights or interest as to how the relevant account may be operated and dealt with by the applicable Existing Account Bank (but without prejudice to the rights of any Existing Obligor in its capacity as account holder).

17.4                        Acknowledgements in relation to the Existing Security Documents

(a)          (i)          With effect from the time at which the security release effected by the last Post-closing Existing General Security Release Agreement or the last Post-closing Existing EAF Security Post-closing Release Agreement (as applicable) to be executed takes effect, subject to subparagraph (ii) below, each Existing Obligor, the Existing Offshore Security Agent, the Existing Ukrainian Security Agent and each EAF Security Agent acknowledges and confirms that it has no rights or claims against, and no amount or liability is owing to it by, any other person under any of the Existing Security Documents.

(ii)           Subparagraph (i) is without prejudice to the continuation in existence of,  and no confirmation is given thereunder by the Existing Parent, Interpipe Russia or the Existing Offshore Security Agent with respect to, any Existing Russian Security Document.

(b)                                 Lugansk may rely upon and enforce the benefit of this Clause 17.4 in its favour.

18.                               STEP 9 — AMENDMENT AND RESTATEMENT OF OVERRIDE LOANS

18.1                        Timing

(a)                                 In this Clause 18:

Existing Non-Cypriot Borrower means each Existing Borrower other than the Existing Parent and Steel.One; and

Pre-existing Non-EAF Subsidiary Facility Agreement means each Existing Non-EAF Facility Agreement in respect of which the borrower is an Existing Non-Cypriot Borrower.

(b)                                 The transfers, re-tranching, waivers, and amendments and restatements under this Clause 18:

(i)                                     are given or made subject to and with effect from completion of the terminations and releases under Clause 17 (Step 8 — Release of Existing Administrative Parties); and

(ii)                                  shall otherwise proceed in sequence, each step proceeding upon completion of the immediately preceding step.

18.2                        Further Override Loan transfers and release of Assigned Interest Amount

(a)                                 Immediately following completion of the transfers and releases under Clause 17 (Step 8 — Release of Existing Administrative Parties), with respect to each Pre-existing Non-EAF Subsidiary Facility Agreement (the Override Lenders’ rights and obligations under which were transferred to the New Parent under Clause 13 (Step 4 — Debt Transfers and Assignments):

(i)                                     the New Parent shall transfer to the Existing Parent (and each Existing Non-Cypriot Borrower consents to the transfer of) all of the New Parent’s rights against and all of its obligations to each Existing Non-Cypriot Borrower under each Pre-existing Non-EAF Subsidiary Facility Agreement and in respect of each Override Loan thereunder (the transferred Pre-existing Subsidiary Facility rights and obligations);

(ii)                                  the New Parent and each Existing Non-Cypriot Borrower shall be released from further obligations towards one another and their rights against each other shall be cancelled, in each case with respect to the transferred Pre-existing Subsidiary Facility rights and obligations;

(iii)                               the Existing Parent shall acquire rights against and assume obligations towards each Existing Non-Cypriot Borrower which differ from the transferred Pre-existing Subsidiary Facility rights and obligations only in so far as those rights and obligations are exercisable by or owed to the Existing Parent instead of by or to the New Parent; and

(iv)                              the Existing Parent shall become party to each Pre-existing Non-EAF Subsidiary Facility Agreement in the capacity of bank or as lender (as applicable) and the New Parent shall cease to be a party.

(b)                                 Contemporaneously with the transfers under paragraph (a) above, the New Parent releases and discharges the Existing Parent from all of the Existing Parent’s obligations and liabilities in respect of the Assigned Interest Amount, in consideration of the issuance to the New Parent of additional shares in the Existing Parent as contemplated in paragraph (c) below.

(c)                                  As consideration for:

(i)                                     the transfer to the Existing Parent of the New Parent’s rights and obligations under each Pre- existing Non-EAF Subsidiary Facility Agreement;

(ii)                                  the release and discharge of the Existing Parent’s obligations and liabilities in respect of the Assigned Interest Amount; and

(iii)                               the assumption by the New Parent of the Existing Parent’s obligations under the Existing Notes pursuant to the Existing Notes Supplemental Trust Deed,

the Existing Parent shall issue to the New Parent ordinary shares in the capital of the Existing Parent (the Additional Existing Parent Shares) pursuant to a separate subscription agreement. The New Parent acknowledges and confirms that the shares as described in this paragraph (c) will be subject to the Security Interests created by it under the Existing Parent New Share Security Document (as that term is defined in paragraph (d)(i) below).

(d)                                 Promptly following the issuance of the Additional Existing Parent Shares, the New Parent must deliver or procure the delivery of, to the New Offshore Security Agent:

(i)                                     a duly executed original of a Cypriot law governed supplemental deed (the Existing Parent New Share Security Document) in relation to the pledge agreement described in paragraph

2 of section 1 of Part 1 of Schedule 10, entered into by the New Parent in favour of the New Offshore Security Agent in relation to all of the Additional Existing Parent Shares, together with the various ancillary documents required to be delivered thereunder as listed in subparagraphs (ii) to (vi) below (inclusive);

(ii)                                  all share certificates representing the Additional Existing Parent Shares;

(iii)                               blank instruments of transfer in respect of the Additional Existing Parent Shares held by the New Parent duly executed by the New Parent, in the form set out in the Existing Parent New Share Security Document;

(iv)                              an irrevocable proxy and power of attorney from the New Parent in the form set out in appendix “B” to the Existing Parent New Share Security Document;

(v)                                 a notice from the New Offshore Security Agent or on its behalf giving notice of the pledge evidenced by the Existing Parent New Share Security Document and attaching a certified copy of the Existing Parent New Share Security Document, in the form set out in the Existing Parent New Share Security Document; and

(vi)                              a certificate by the secretary of the Existing Parent certifying that a memorandum of pledge has been made in the register of members of the Existing Parent against the Additional Existing Parent Shares in the form of the certificate set out in the Existing Parent New Share Security Document.

(e)                                  Upon the Existing Parent’s receipt of a notice from or on behalf of the New Offshore Security Agent giving notice of the creation of security over the Additional Existing Parent Shares and attaching a certified copy of the Existing Parent New Share Security Document, the Existing Parent will cause a memorandum of pledge to be made in its register of members against the Additional Existing Parent Shares and will deliver to the New Offshore Security Agent a certificate that such a memorandum was made in the form of the certificate set out in the Existing Parent New Share Security Document.

18.3                        Amendment and restatement of remaining Override Loans

(a)                                 The Existing Parent and Interpipe Ukraine agree that:

(i)                                     all outstanding events of default (howsoever described) and existing breaches under the US$100m PXF Facility Agreement are waived;

(ii)                                  the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)                               that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(b)                                 The Existing Parent and each of Interpipe NTRP and Interpipe Niko Tube agree that:

(i)                                     all outstanding events of default (howsoever described) and existing breaches under the US$55m PXF Facility Agreement are waived;

(ii)                                  the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)                               that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(c)                                  The New Parent and Existing Parent agree that:

(i)                                     all outstanding events of default (howsoever described) and existing breaches under the US$187m PXF Facility Agreement are waived;

(ii)                                  the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)                               that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(d)                                 The New Parent and Existing Parent agree that:

(i)                                     all outstanding events of default (howsoever described) and existing breaches under the US$50m PXF Facility Agreement are waived;

(ii)                                  the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)                               that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(e)                                  The Existing Parent and Interpipe NMPP agree that:

(i)                                     all outstanding events of default (howsoever described) and existing breaches under the First LoanStar Bilateral Facility Agreement are waived;

(ii)                                  the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)                               that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(f)                                   The Existing Parent and Interpipe Ukraine agree that:

(i)                                     all outstanding events of default (howsoever described) and existing breaches under the Second LoanStar Bilateral Facility Agreement are waived;

(ii)                                  the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)                               that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(g)                                  The Existing Parent and each of Interpipe Ukraine, Interpipe NTRP, Interpipe NMPP and Interpipe Niko Tube agree that:

(i)                                     all outstanding events of default (howsoever described) and existing breaches under the Third LoanStar Bilateral Facility Agreement are waived;

(ii)                                  the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)                               that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(h)           The Existing Parent and Interpipe Ukraine agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Fourth LoanStar Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(i)            The Existing Parent and Interpipe Ukraine agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Fifth LoanStar Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(j)            The Existing Parent and Interpipe Ukraine agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the First ING Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(k)           The Existing Parent and each of Interpipe Niko Tube and Interpipe NTRP agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Second ING Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(l)            The Existing Parent and Interpipe Ukraine agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Third ING Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(m)          The Existing Parent and Interpipe Ukraine agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Fourth ING Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(n)           The Existing Parent and each of Interpipe Niko Tube, Interpipe NTRP and Interpipe NMPP agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Fifth ING Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(o)           The Existing Parent and Interpipe Ukraine agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the First ACP Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(p)           The Existing Parent and Interpipe Ukraine agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Second ACP Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(q)           The Existing Parent and Interpipe NTRP agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Third ACP Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(r)            The Existing Parent and KLW Wheelco agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Fourth ACP Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(s)            The New Parent and the Existing Parent agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Fifth ACP Bilateral Facility Agreement are waived;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(t)            The New Parent and Steel.One agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Existing EAF Facility Agreement;

(ii)           the terms governing that loan will be amended and restated on terms agreed between them; and

(iii)          that amended and restated loan, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

(u)           The New Parent and Steel.One agree that:

(i)            all outstanding events of default (howsoever described) and existing breaches under the Existing EAF Notes Issuance Agreement;

(ii)           the terms governing that agreement will be amended and restated on terms agreed between them; and

(iii)          that amended and restated agreement, and their rights and obligations with respect thereto, shall be subject to the terms of the New Intercreditor Agreement.

18.4        Copies of amended and restated loans

The New Parent shall, within ten Business Days of the Restructuring Effective Date, provide to the Transaction Agent a copy of the loan agreement relating to each loan that is amended and restated under Clause 18.3 (Amendment and restatement of remaining Override Loans) and the Transaction Agent is authorised by the Majority Override Lenders and each other Party to (and must, if requested by any of them) provide copies of each such loan agreement to the New Notes Trustee, the New Facility Agent, the New Offshore Security Agent and the New Ukrainian Security Agent.

19.          FEES, COSTS AND EXPENSES

19.1        Restructuring Fees

(a)           In this Clause 19.1:

Notional Interest Amount means the amount of interest that would have accrued on a notional sum of US$272,894,652.08 from 1 November 2017 to the Initial Satisfaction Date (inclusive) for successive interest periods of (save as follows) three months, the first such period commencing on 1 November 2017 and the last such period ending on the Initial Satisfaction Date, with the interest rate for each of those interest periods being the applicable LIBOR rate plus a margin of 8 per cent. per annum; and

Relevant Proportion means the same proportion as that which the total unpaid amount owed under and in connection with the Non-EAF Loans (in respect of both principal and interest) bore to the aggregate of (i) the total unpaid amount owed under and in connection with the Non-EAF Loans (in respect of both principal and interest) and (ii) the total unpaid amount owed under and in connection with the Existing Notes (in respect of both principal and interest), in each case on the Strike Date.

(b)           The New Parent shall, on or before (and as a condition precedent to the occurrence of) the Closing Commencement Date, pay to the Transaction Agent, for the account of each Override Lender, Restructuring Fees in the following manner and amounts:

(i)            for the account of each individual EAF Facility Lender and EAF Noteholder the same proportion of an aggregate fee of US$15,000,000 as that which:

(A)          the unpaid amount (in respect of both principal and interest) that was due and owing at the close of business on the Strike Date in relation to all participations in the EAF Loans or EAF Notes which that EAF Facility Lender or EAF Noteholder holds at the date of this Agreement, bore to:

(B)          the aggregate of the unpaid amounts (in respect of both principal and interest) owed under and in connection with the EAF Loans and all EAF Notes at the close of business on the Strike Date;

(ii)           for the account of each individual Non-EAF Lender the same proportion of an aggregate fee equal to the Relevant Proportion of US$6,600,000 as that which:

(A)          the unpaid amount (in respect of both principal and interest) that was due and owing at the close of business on the Strike Date in relation to all participations in the Non- EAF Loans which that Non-EAF Lender holds at the date of this Agreement, bore to:

(B)          the aggregate of the unpaid amounts (in respect of both principal and interest) owed under and in connection with all of the Non-EAF Loans at the close of business on the Strike Date; and

(iii)          for the account of each individual Override Lender the same proportion of an aggregate additional fee equal to the Notional Interest Amount as that which:

(A)          the unpaid amount (in respect of both principal and interest) that was due and owing at the close of business on the Strike Date in relation to all participations in the Override Loans which that Override Lender holds at the date of this Agreement, bore to:

(B)          the aggregate of the unpaid amounts (in respect of both principal and interest) owed under and in connection with the Override Loans at the close of business on the Strike Date.

19.2        Lock-up fees

(a)           Each Locked-up Override Lender agrees that the payment to and receipt by it of a lock-up fee equal to the same proportion of US$6,000,000 as that which:

(i)            the unpaid amount (in respect of both principal and interest) that was due and owing at the close of business on the Strike Date in relation to all participations in the Override Loans which that Locked-up Override Lender holds at the date of this Agreement, bore to:

(ii)           the aggregate of the unpaid amounts (in respect of both principal and interest) owed, as at the close of business on the Strike Date, under and in connection with:

(A)          all of the Override Loans; and

(B)          US$184,242,000 of the outstanding principal amount of the Existing Notes,

will operate as, and be treated by it as, a good discharge of:

(I)            the lock-up fee payable to it; and

(II)          all of the Existing Parent’s obligations to it,

in each case under clause 7.2 (Fees) of the Lock-up Agreement.

(b)           Each Locked-up Override Lender consents to the lock-up fee payable to it in accordance with paragraph (a) above being paid to it by the New Parent to the Transaction Agent for its account, and for onward distribution to it by the Transaction Agent.

19.3        Costs and expenses

Without prejudice to the provisions of clause 23 (Costs and expenses) of the Lock-up Agreement, paragraph 5 of the Coordinating Committee Appointment Letter and paragraphs 6 and 8 of section

(F) of Part 1 of Schedule 9 (Conditions Precedent), the New Parent shall, on or before (and as a condition precedent to the occurrence of the Closing Commencement Date), pay or reimburse the fees, costs and expenses (including, for the avoidance of doubt, legal fees and expenses) incurred by:

(a)           the Transaction Agent;

(b)           each Coordinating Committee Member;

(c)           each Existing Administrative Party; and

(d)           each Existing Account Bank,

in connection with the negotiation, amendment, preparation, printing, execution and perfection of this Agreement and the other Restructuring Documents.

20.          REPRESENTATIONS

20.1        Timing

The representations set out in Clauses 20.2 (Status) to 20.11 (Creditors’ process) inclusive are made by each Obligor which is a Party (and not, for the avoidance of doubt, by or on behalf of Lugansk) to each Override Lender, the Transaction Agent and each Existing Administrative Party on the date of this Agreement, on the date on which the Existing Parent delivers to the Transaction Agent the certificate described in paragraph 8 of Part 2 of Schedule 9 (Conditions Precedent) and on the Closing Commencement Date.

20.2        Status

It is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and it has the power to own its assets and carry on its business as it is being conducted.

20.3        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)           any law or regulation applicable to it;

(b)           its constitutional documents; or

(c)           any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (howsoever described) under any such agreement or instrument.

20.4        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated therein; and no limit on its powers will be exceeded as a result of the transactions contemplated this Agreement.

20.5        Legal validity

Subject to the Legal Reservations:

(a)           the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations; and

(b)           this Agreement is in the proper form for enforcement in its jurisdiction of incorporation.

20.6        Authorisations

All authorisations required:

(a)           to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Agreement; and

(b)           subject to the Legal Reservations, to make the this Agreement admissible in evidence in its jurisdiction of incorporation,

have in each case been obtained or effected and are in full force and effect.

20.7        Jurisdiction/governing law

(a)           Subject to the Legal Reservations, any:

(i)            submission under this Agreement to the jurisdiction of a particular court (or arbitral body);

(ii)           agreement as to the governing law of this Agreement; and

(iii)          agreement not to claim any immunity to which it or its assets may be entitled,

is in each case legal, valid and binding under the laws of its Relevant Jurisdiction; and

(b)           Any judgment obtained in relation to this Agreement in the courts to whose jurisdiction it submitted and any arbitral award obtained in England will, subject to the Legal Reservations, be recognised and be enforced by the courts of its Relevant Jurisdiction.

20.8        Sanctions

(a)           (i)            Neither it nor any other member of the Group: nor

(ii)           to its knowledge;

(A)          any of its directors, managers, officers, employees agents or Affiliates (which are not themselves members of the Group); or

(B)          any director, manager, officer or employee agent of any member of the Group (other than itself), or any Affiliate (which is not itself a member of the Group) of any member of the Group:

I.             is a Sanctioned Person;

II.             is engaged in any activity that is or is likely to trigger a designation under existing Sanctions or cause any person participating in this transaction to violate any Sanctions;

III.           has any business, investments or dealings in any Sanctioned Country or is located, organised or resident in a Sanctioned Country; or

IV.           has been notified that it is the subject of any action, investigation, proceeding or inquiry by any regulatory authority acting under or pursuant to Sanctions.

(b)           Neither it nor any member of the Group derives any of its revenues and profits from business involving any non-Group persons or entities that are Sanctioned Persons (other than Sectoral Sanctions Targets to the extent that such business is permissible under applicable Sanctions) or from or involving Sanctioned Countries and all business of the Group involving Sanctioned Persons or Sanctioned Countries, if any, complies with all applicable Sanctions.

(c)           The representations set out in paragraphs (a) and (b) above will not, and shall not be deemed to, be given or made (i) for the benefit of any Override Lender or Existing Administrative Party and/or (ii)

by any relevant Obligor (including any directors, managers, officers and/or employees of such Override Lender, Existing Administrative Party and/or Obligor), in each case if and to the extent that the making of, or compliance with, or receipt and acceptance of, any such undertakings or representations would constitute a violation of or conflict with (i) mandatory provisions of German law (including section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung)), (ii) any provision of the Council Regulation (EC) 2271/1996 (as amended) (or any national legislation enacted pursuant to it) or (iii) any similar applicable anti-boycott or blocking law, regulation or statute.

20.9        Equal treatment of creditors

Neither it nor any member of the Group has, since 11 January 2019, made any payment to any Override Lender, Existing Noteholder or Working Capital Lender (whether to secure or attempt to secure that person’s support for the Restructuring or otherwise) other than:

(a)           (i)            in the case of an Override Lender, in accordance with the terms of the Override Documents;

(ii)           in the case of an Existing Noteholder in accordance with the terms of the Existing Notes Trust Deed; or

(iii)          in the case of a Working Capital Lender in accordance with the terms of the Existing Working Capital Facility Agreements (as in force prior to 11 January 2019); or

(b)           in accordance with the Lock-up Agreement, the Coordinating Committee Appointment Letter or this Agreement,

save for the reimbursement of certain legal and other professional advisory costs and fees incurred by various Override Lenders, Existing Noteholders and Working Capital Lenders.

20.10      No insolvency proceedings

(a)           No Insolvency Event has occurred in relation to it or any of its Subsidiaries and no corporate action, legal proceeding or other procedure or step has been taken by it or any of its Subsidiaries or, to the best of its knowledge, threatened against or in relation to it or any of its Subsidiaries with a view to it or any of its Subsidiaries becoming subject to an Insolvency Event.

(b)           No representation is made under this Clause 20.10 by Interpipe Kazakhstan or in relation to Lugansk, Interpipe Kazakhstan or Interpipe Russia and no breach of representation shall occur solely on the basis that any of the transactions contemplated by this Agreement constitutes an Insolvency Event.

20.11      Creditors’ process

No creditors’ process in the form of:

(a)           any expropriation, attachment, sequestration, distress, execution or analogous event affects any asset or assets of a member of the Group; or

(b)           an injunction or other order (whether or not interim in nature) which prevents a member of the Group from disposing of, encumbering or otherwise dealing with its assets,

is affecting, or has been (to the best of its knowledge and belief) threatened, in relation to any member of the Group’s assets or the ability of a member of the Group to deal with such assets (in each case where the aggregate book value of all assets to which this Clause applies is US$5,000,000 (or its equivalent in other currencies) or more)

21.          TRANSACTION AGENT

21.1        Appointment of the Transaction Agent

(a)           Each Override Lender and Existing Administrative Party:

(i)            appoints the Transaction Agent to act as its agent under and in connection with this Agreement; and

(ii)           authorises the Transaction Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions.

(b)           For all purposes of this Agreement, each Override Lender incorporated or organised under the laws of Germany hereby releases the Transaction Agent, to the extent legally possible, from the restrictions (to the extent that such restrictions would otherwise apply) on self-dealing and multi- representation pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions (if any) applicable to it pursuant to any other applicable laws. Each such Override Lender which is barred by its Constitutional Documents from validly granting such release will inform the Transaction Agent accordingly and, upon request of the Transaction Agent, either act in accordance with the terms of this Agreement as is required pursuant thereto or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws.

21.2        Duties of the Transaction Agent

(a)           The duties of the Transaction Agent under this Agreement are solely mechanical and administrative in nature.

(b)           The Transaction Agent will promptly forward to a Party the original or a copy of any document which is delivered to the Transaction Agent for that Party by any other person. Except where this Agreement specifically provides otherwise, the Transaction Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)           Nothing in this Agreement constitutes the Transaction Agent as a trustee or fiduciary of any other person.

(d)           The Transaction Agent will not be bound to account to any Override Lender, Existing Administrative Party or other Party for any fees or the profit element of any other sum received by it for its own account.

(e)           The Transaction Agent may accept deposits from, lend money to or provide advisory or other services to and generally engage in any kind of banking or other business with any of the Obligors, members of the Group or any other person whether or not it may or does lead to a conflict with the interests of any of the Parties and may do so without any obligation to account to or disclose any such arrangements to any person.

(f)            In acting for the Override Lenders and the Existing Administrative Parties as the transaction agent, the Transaction Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any of its other divisions or departments. If information is received by another division or department of the Transaction Agent, it may be treated as confidential to that division or department and the Transaction Agent shall not be deemed to have notice of it.

(g)           Notwithstanding anything to the contrary expressed or implied in this Agreement, the Transaction Agent shall have no duty:

(i)            to ensure that any payment or other financial benefit in respect of any of the Obligors’ indebtedness is duly and punctually paid, received or collected as and when the same becomes due and payable or to procure that the correct amounts (if any) are paid or received;

(ii)           unless required by law or ordered so to do by a court of competent jurisdiction, to disclose to any Party any credit or other information (other than information in the Transaction Agent’s possession specifically concerning this Agreement) with respect to the financial condition or affairs of any member of the Group or any of their related entities whether coming into its or any of its affiliates possession before or on the entry into this Agreement or at any time thereafter or to request any certificates or other documents from any member of the Group unless specifically requested to do so by the Override Lenders in accordance with this Agreement;

(iii)          nor obligation, other than those which are specifically provided for in this Agreement and no other duties or obligations shall be implied; or

(iv)          nor be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

21.3        Rights and discretions of the Transaction Agent

(a)           The Transaction Agent may rely on:

(i)            any representation, notice, communication, certificate, legal opinion (if addressed to it) or document believed by it to be genuine, correct and appropriately authorised;

(ii)           any statement made by a director, authorised signatory or employee of any person regarding any matters of fact or circumstance which may reasonably be assumed to be within his knowledge or within his power to verify; and

(iii)          a certificate signed by any one or more persons which, or each of which, is believed by it to be a director or other duly authorised officer of the relevant Party to the effect that any particular dealing, transaction, step, action or thing is, in the opinion of the person so certifying, suitable or expedient or as to any other fact or matter upon which the Transaction Agent may require to be satisfied and shall not be responsible for any loss that may be occasioned by its relying on any such certificate.

(b)           The Transaction Agent may engage, and rely on the advice or services of any lawyers (as independent counsel to the Transaction Agent and so separate from any lawyers instructed by the Override Lenders), accountants, tax advisers, surveyors or other professional advisers or experts, whose advice or services may at any time seem necessary, expedient or desirable and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying, which the Existing Parent will pay for in accordance with Clause 19.3 (Costs and expenses).

(c)           The Transaction Agent may act in relation to this Agreement through its officers, employees and agents.

(d)           Notwithstanding any other provision of this Agreement to the contrary, the Transaction Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any Law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(e)           Notwithstanding any provision of this Agreement to the contrary, the Transaction Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any rights, power, authority or discretions if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(f)            The Transaction Agent may assume (unless it has received notice to the contrary in its capacity as Transaction Agent for the Override Lenders) that:

(i)            no Obligor is in breach of or default under its obligations under this Agreement;

(ii)           any right, power, authority or discretion vested in any Party or the Override Lenders has not been exercised; and

(iii)          any notice or request made by the Existing Parent or the New Parent is made on behalf of and with the consent and knowledge of all the Obligors.

(g)           The Transaction Agent shall not, notwithstanding anything to the contrary in this Agreement, be obliged to monitor or enquire as to the performance, default or any breach by any Obligor of any of its obligations under this Agreement and will not be deemed to have knowledge of the occurrence of such a default or breach unless it has actual knowledge or express notice thereof.

(h)           The Transaction Agent shall be entitled to such remuneration as it may from time to time agree with the Existing Parent for performing its role.

21.4        Override Lenders’ instructions

(a)           (i)             Save in the case of decisions stipulated to be a matter for any other Override Lender or group of Override Lenders and unless a contrary indication appears, or this Agreement expressly requires the Transaction Agent to act in a specified manner or take a specified action:

(A)          the Transaction Agent will:

I.              exercise any right, power, authority or discretion vested in it as Transaction Agent in accordance with any instructions given to it by the Majority Override Lenders (or, if so instructed by the Majority Override Lenders, refrain from exercising any right, power, authority or discretion vested in it as Transaction Agent); and

II.            not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Override Lenders; and

(B)          any instructions given by the Majority Override Lenders will be binding on all the Override Lenders.

(ii)           Where this Agreement requires the Transaction Agent to act in a specified manner or take a specified action in accordance with the instructions of, or where a matter is a decision for,

any Override Lender or group of Override Lenders other than the Majority Override Lenders:

(A)                               the Transaction Agent will:

I.                                        exercise any relevant right, power, authority or discretion vested in it in accordance with any instructions given to it by the relevant Override Lenders (or, if so instructed by those Override Lenders, refrain from exercising that right, power, authority or discretion vested in it); and

II.                                   not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the relevant Override Lenders; and

(B)                               any instructions given by the relevant Override Lenders will be binding on all the Override Lenders:

(b)                                 In the absence of instructions from the Majority Override Lenders (or, if this Agreement stipulates that a matter is a decision for any other Override Lender or group of Override Lenders, from that Override Lender or group of Override Lenders), the Transaction Agent may (but shall not be obliged to) act (or refrain from taking action) as it considers to be in the best interest of the Override Lenders, as the case may be.

(c)                                  The Transaction Agent is not authorised to act on behalf of an Override Lender (without first obtaining that Override Lender’s consent) in any legal or arbitration proceedings in relation to this Agreement.

(d)                                 The Transaction Agent may refrain from acting in accordance with the instructions of the Majority Override Lenders (or, if this Agreement stipulates the matter is a decision for any other Override Lender or group of Override Lenders, from that Override Lender or group of Override Lenders) until it has received such indemnity or security (whether by way of payment in advance or otherwise) as it may require for any cost, loss or liability which it may incur in complying with the instructions.

(e)                                  The Transaction Agent shall be entitled to assume that (i) any applicable conditions under this Agreement for taking any action it is directed to take have been satisfied and (ii) unless it has received actual notice of their revocation, that any instructions or directions given by the Majority Override Lenders (or, if this Agreement stipulates the matter is a decision for any other Override Lender or group of Override Lenders, from that Override Lender or group of Override Lenders) have not been revoked.

(f)                                   The Transaction Agent shall be entitled to request instructions or clarification from the Majority Override Lenders (or, if this Agreement stipulates the matter is a decision for any other Override Lender or group of Override Lenders, from that Override Lender or group of Override Lenders) as to whether, and in what manner, it should exercise or refrain from exercising its rights, powers and discretions under this Agreement and the Transaction Agent may refrain from acting unless and until it has received such instructions or clarification.

21.5                        Responsibility for documentation

The Transaction Agent is not responsible or liable for the:

(a)                                 adequacy, accuracy and/or completeness of any information (whether oral or written) given in or in connection with this Agreement or any other Restructuring Document; or

(b)                                 legality, validity, effectiveness, adequacy or enforceability of any agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the Restructuring.

21.6                        Credit Appraisal by the Override Lenders

Without affecting the responsibility of any member of the Group for information supplied by it or on its behalf in connection with this Agreement or any other Restructuring Document, each Override Lender confirms to the Transaction Agent that it has been, and will continue to be solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with this Agreement and each other Restructuring Document including but not limited to:

(a)                                 the financial condition, creditworthiness, condition, affairs, status and nature of each of the Obligors;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of this Agreement, each other Restructuring Document, and the Security Interests constituted by the New Security Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection therewith;

(c)                                  whether that Override Lender has recourse, and the nature and extent of that recourse, against any Obligor or any other person or any of their respective assets in connection with this Agreement, each other Restructuring Agreement and the Security Interests constituted by the New Security Documents;

(d)                                 the adequacy, accuracy or completeness of any information provided by the Transaction Agent, any Party or by any other person under or in connection with this Agreement, the transactions contemplated by this Agreement, each other Restructuring Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection therewith; and

(e)                                  the right or title of any person in or to, or the value of sufficiency of any part of the Security Interests created in connection with the New Security Documents.

21.7                        Exclusion of liability

(a)                                 Without limiting paragraph (b) below, the Transaction Agent will not be liable:

(i)                                     for any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of any action taken or not taken by it under or in connection with this Agreement, unless directly caused by its gross negligence or wilful misconduct;

(ii)                                  where it has acted in good faith on the opinion or advice of or any information obtained from any lawyer, accountant, architect, engineer, surveyor, broker, consultant, valuer, other expert (including any auditor) or professional adviser, whether or not the expert’s liability in respect thereof is limited by a monetary cap or otherwise and whether or not any such opinion, advice or information contains some error or is not authentic; or

(iii)                               without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)                               any act, event or circumstance not reasonably within its control; or

(B)                               the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets, breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                                 No Party (other than the Transaction Agent) may take any proceedings against any officer, employee or agent of the Transaction Agent in respect of any claim it might have against the Transaction Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to this Agreement. Any officer, employee or agent of the Transaction Agent may rely on this Clause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)                                  Nothing in this Agreement will oblige the Transaction Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Override Lender and each Override Lender confirms to the Transaction Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Transaction Agent.

(d)                                 Neither the Transaction Agent, nor any of its officers, employees or agents shall be responsible or liable to any person for:

(i)                                     the adequacy, accuracy or completeness of any representation, warranty, statement or information (whether oral or written) supplied by the Transaction Agent or any other person in or in connection with this Agreement, the other Restructuring Documents, any Security Interest created in connection with the Restructuring Documents, or the transactions contemplated therewith, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection therewith;

(ii)                                  the execution, delivery, validity, legality, priority, ranking, adequacy, effectiveness, performance, enforceability or admissibility in evidence of this Agreement, the other Restructuring Documents, or any Security Interest or guarantee created in connection with the Restructuring Documents or any obligations imposed thereby or assumed thereunder or any other document, agreement or arrangement entered into, made or executed in anticipation of, pursuant to or in connection therewith;

(iii)                               any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of this Agreement, the other Restructuring Documents, any Security Interest or guarantees created in connection with the Restructuring Documents, whether in accordance with an instruction from the Override Lenders or otherwise unless directly caused by its gross negligence or wilful misconduct;

(iv)                              the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with this Agreement, the other Restructuring Documents, any Security Interest created in connection with the Restructuring Documents, the guarantees or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection therewith; or

(v)                                 any determination as to whether any information provided or to be provided to any Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

21.8                        Consequential losses

Notwithstanding any provision to the contrary in this Agreement, the Transaction Agent (whether or not acting through their agents, delegates or representatives) shall not in any event be liable for indirect, special, punitive or consequential loss or damage, liability, claim, expense of any kind whatsoever (including but not limited to loss of profits, loss of use, loss of production, loss of business, loss of goodwill, loss of business opportunity), whether or not foreseeable, suffered or incurred by any other Party as a result of the performance or non-performance of its obligations under this Agreement and even if the Transaction Agent, as the case may be, has been advised of the likelihood of the same.

21.9                        Indemnity to the Transaction Agent

(a)                                 The New Parent shall, within five Business Days of demand, indemnify the Transaction Agent and hold harmless the Transaction Agent from and against any and all costs, losses or liabilities incurred by the Transaction Agent in relation to the performance or purported performance of its duties and functions in such capacity under and in accordance with this Agreement (save where such cost, loss or liability arises as a direct result of the gross negligence or wilful misconduct of the Transaction Agent).

(b)                                 Each Override Lender shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to all participations in the Override Loans which that Override Lender holds at the date of this Agreement bore to the aggregate amount of unpaid interest and principal owed under and in respect of all Override Loans at the close of business on the Strike Date) indemnify the Transaction Agent, within five Business Days of demand, against any and all costs, losses or liabilities incurred by the Transaction Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Transaction Agent under this Agreement, unless it has been reimbursed by the Existing Parent pursuant to this Agreement provided that no demand shall be made under this paragraph (b) unless and until ten Business Days have elapsed from the date on which demand for the relevant amount was made against the Existing Parent under paragraph (a) above and that amount has not been paid in full.

21.10                 Payment mechanics

(a)                                 In relation to any payment which the Existing Parent or the New Parent is required to make under this Agreement to an Override Lender or another Party through the Transaction Agent, the Existing Parent or the New Parent (as applicable) shall make the same available to the Transaction Agent for value on the due date at the time and in such funds specified by the Transaction Agent as being customary at the time for settlement of transactions.

(b)                                 Save as expressly otherwise provided, any payment under paragraph (a) above shall be made to such account and with such bank as the Transaction Agent specifies and shall be made in US Dollars.

(c)                                  Each payment received by the Transaction Agent under this Agreement for the account of an Override Lender or other Party shall, subject to paragraph (d) below, be made available by the Transaction Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Transaction Agent.

(d)                                 Where a sum is to be paid to the Transaction Agent under this Agreement for the account of an Override Lender or other Party, the Transaction Agent is not obliged to pay that sum to that Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

21.11                 Cessation of role

Each Party agrees and confirms that the Transaction Agent shall have no further role under this Agreement following the completion of the Restructuring Steps and, without prejudice to any rights accrued as at the relevant time, the Transaction Agent shall have no on-going obligations or (save as provided in Clause 21.9 (Indemnity to the Transaction Agent)) rights under this Agreement after the completion of the Restructuring Steps.

22.                               NO PARTNERSHIP; NATURE OF LIABILITY

(a)                                 Nothing in this Agreement and no action taken by any of the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, them a partnership, association, joint venture or other co-operative entity, nor (save where otherwise expressly provided) render any of them as the agent for any of the others for any purpose, and nothing in this Agreement shall give rise to any fiduciary duty owed by one Party to another.

(b)                                 No Override Lender shall have any liability to any other Override Lender by reason of this Agreement other than as specifically provided for herein.

23.                               AMENDMENTS AND WAIVERS

23.1                        Amendments

(a)                                 Save as provided in Clause 8.5 (Waiver of conditions precedent), and subject to Clauses 23.2 (Exceptions) and 23.3 (New credit documentation):

(i)                                     any term of this Agreement which is:

(A)                               minor or technical in nature; or

(B)                               corrects a manifest error,

may be amended or waived with the consent of the Existing Parent and the Majority Override Lenders and any such amendment will be binding on all Parties;

(ii)                                  any term of this Agreement which does not fall within the scope of subparagraph (i) above or Clause 23.2 (Exceptions) or 23.3 (New credit documentation) may be amended or waived with the consent of the Existing Parent and the Adjusted Majority Override Lenders and any such amendment will be binding on all Parties.

(b)                                 (i)                                     The Transaction Agent may effect, on behalf of any Override Lender, any Existing Administrative Party and the Existing Notes Trustee; and

(ii)                                  the Existing Parent may effect, on behalf of the New Parent, any Existing Obligor or any Continuing Guarantor,

any amendment or waiver permitted by this Clause 23.1.

(c)                                  No amendments can be made to this Agreement pursuant to this Clause 23 once the Restructuring Effective Date has occurred.

23.2                        Exceptions

(a)                                 If an amendment or waiver would impose a more onerous obligation on any Override Lender or affect any Override Lender disproportionately in comparison with the other Override

Lenders, such amendment or waiver may not be effected without the prior written consent of that Override Lender.

(b)                                 An amendment or waiver which relates to the rights, benefits or obligations of an Existing Administrative Party, the Transaction Agent or the Existing Notes Trustee may not be effected without the consent of, respectively, that Existing Administrative Party, the Transaction Agent or the Existing Notes Trustee.

(c)                                  An amendment to or waiver of:

(i)                                     any of Clause 2.2 (Nature of parties’ rights and obligations), 19.1 (Restructuring Fees), this Clause 23 or Clause 24 (Termination); or

(ii)                                  the definition of “Majority Override Lenders”, “Adjusted Majority Override Lenders” or “Super-Adjusted Majority Override Lenders”,

may not be effected without the prior written consent of all Override Lenders.

23.3                        New credit documentation

(a)                                 In this Clause 23.3, the terms Exit Fees, Performance Sharing Fees and Proceeds Sharing Fees have the meanings given to them in the New Intercreditor Agreement.

(b)                                 Any amendment of a term of this Agreement or of a provision of the form of the Restated Facility Agreement, the Restated Facility Standalone Surety Agreement, the New Notes Documents, the New Intercreditor Agreement, the New Standalone Intercreditor Agreement, the Exit Fee Agreement, the Performance Fee Agreement or the Performance Securities Documents which would result in:

(i)            any change in the amount of the on-going debt obligations and the Exit Fees, Performance Sharing Fees and Proceeds Sharing Fees proposed still to be owed and/or payable by the New Parent and the other members of the Group following the implementation of the Restructuring (the Restructured Debt);

(ii)           any extension to the date on which any amount of the Restructured Debt, or interest accruing on or fees or other amounts payable in connection with the Restructured Debt, is proposed to be paid;

(iii)          any change in the margin or coupon (or change in the basis of the calculation of the interest rate or of any fee amount) proposed to be payable on the Restructured Debt;

(iv)          any material change to the scope Security Interests proposed to be granted for the Restructured Debt pursuant to the New Security Documents, or any change (by way of removal) to the list of the Continuing Guarantors which will grant guarantees or suretyships for the Restructured Debt;

(v)           any change to the terms or manner in which the Security Interests proposed to be granted for the Restructured Debt may be enforced, or any change to the respective majorities of lenders under the Restated Facility Agreement and holders of the New Notes (together, the Restructured Creditors) which may direct enforcement of those Security Interests, or any change to the order in which the proceeds of realisation of any enforcement of those Security Interests are to be distributed to the Restructured Creditors;

(vi)          any change to the proposed rights of the Restructured Creditors to assign or transfer any Restructured Debt held by them; or

(vii)                           any change to the order of ranking or subordination of the obligations of the New Parent and the Continuing Guarantors under and in connection with the Restated Facility Agreement, the New Notes and the Exit Fee Agreement,

may be only be made or agreed by the Existing Parent and all Override Lenders.

(c)                                  Without prejudice to paragraph (b) above, if a proposed amendment of a term of this Agreement or of a provision of the form of the Restated Facility Agreement, New Notes Documents, New Intercreditor Agreement, Exit Fee Agreement, Performance Fee Agreement or Performance Securities Documents would:

(i)                                     result in the terms of the Restructuring as applicable to the Non-EAF Lenders or (as the case may be) the EAF Facility Lenders and EAF Noteholders (in each case, for these purposes, a class of Override Lenders) becoming more beneficial or more onerous to that class of Override Lenders (in comparison with the terms applicable to the class prior to that amendment being made) without an equivalent or proportionately similar amendment being made to the terms of the Restructuring that are applicable to the other class of Override Lenders, the amendment will require the consent of all Override Lenders in the class of Override Lenders in relation to which the terms of the Restructuring are becoming more onerous or, as the case may be, which are not receiving the same or a proportionate benefit;

(ii)                                  allow the terms of the Restructuring as applicable to:

(A)                               the Working Capital Lenders to become (or result in such terms becoming) more beneficial to the Working Capital Lenders (in comparison with the terms applicable to those lenders prior to that amendment being made) without an equivalent or proportionately similar amendment being made to the terms of the Restructuring applicable (or potentially applicable) to:

I.                                        the Eligible Override Lenders; and/or

II.                                   (as the case may be) those Override Lenders which are not Eligible Override Lenders (the Non-Eligible Override Lenders); or

(B)                               I.                                        the Eligible Override Lenders; or

II.                                   (as the case may be) the Non-Eligible Override Lenders,

to become (or result in such terms becoming) more beneficial or onerous to the Eligible Override Lenders or, as the case may be, the Non-Eligible Override Lenders (in comparison with the terms applicable to those lenders prior to that amendment being made) without an equivalent or proportionately similar amendment being made to the terms of the Restructuring applicable (or potentially applicable) to the other group or class of Override Lenders, the amendment will require the consent of:

(1)                                 all Eligible Override Lenders; and/or

(2)                                 all Non-Eligible Override Lenders,

as applicable, to the extent the terms of the Restructuring are becoming more onerous for them or they are not receiving the same or a proportionate benefit.

(d)                                 This Clause 23.3 shall cease to apply once the Restructuring Effective Date occurs.

23.4                        Excluded participations

If any Override Lender fails to respond to a request for a consent, waiver or amendment in relation to any term of or condition precedent under this Agreement within:

(a)                                 (i)            ten Business Days; or

(ii)           in the case of waiver of a condition precedent pursuant to the occurrence of the Initial Satisfaction Date under Clause 8.2 (Occurrence of the Initial Satisfaction Date) or the occurrence of the Closing Commencement Date under Clause 8.3 (Occurrence of the Closing Commencement Date), four Business Days, of that request being made; or

(b)                                 such longer period as the Transaction Agent (acting on the instructions of the Majority Override Lenders) and the Existing Parent may agree at the time the request is made, the unpaid amounts, in respect of both principal and interest, under and in respect of the Override Loans held by that Override Lender shall be excluded from the value of the unpaid amounts owed to all of the Override Lenders under and in respect of the Override Loans for the purposes of calculating the votes of the Override Lenders.

23.5                        Nature of waivers

The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

24.                               TERMINATION

24.1                        Rights of termination

(a)                                 This Agreement will terminate automatically without the need for any further action by or on behalf of any person or Party on the earlier to occur of:

(i)                                     the Longstop Date; and

(ii)                                  the date on which a final non-appealable order of a governmental body of competent jurisdiction first comes into effect restraining or otherwise prohibiting the consummation of the Restructuring, provided that such termination will not occur where the Restructuring Effective Date has already occurred.

(b)                                 Prior to the Restructuring Effective Date, this Agreement may be terminated with the consent of the Existing Parent and the Transaction Agent (acting on the instructions of the Adjusted Majority Override Lenders).

(c)                                  This Agreement may be terminated by notice given to the Existing Parent by the Transaction Agent (acting on the instructions of the Majority Override Lenders) if:

(i)            any Obligor is in breach of its obligations under this Agreement in a manner that will frustrate implementation of the Restructuring, which breach (if capable of remedy) has not been remedied within ten Business Days of written notice of the breach first being given to the Existing Parent by the Transaction Agent (acting on the instructions of the Majority Override Lenders);

(ii)           an Insolvency Event (except to the extent any of the transactions contemplated by this Agreement constitutes an Insolvency Event) occurs in respect of a member of the Group other than Interpipe Kazakhstan, Lugansk or Interpipe Russia and that Insolvency Event is not discharged, terminated or reversed within ten Business Days of it occurring; or

(iii)          any breach of the undertaking in Clause 5.3 (Equal treatment) and/or the representation in Clause 20.9 (Equal treatment of creditors) occurs,

provided that such rights of termination shall lapse and cease to be exercisable once the Restructuring Effective Date occurs.

24.2                        Effect of Termination

(a)                                 If this Agreement terminates pursuant to Clause 24.1 (Rights of termination):

(i)                                     save for the Existing Parent’s obligations to pay or reimburse any accrued costs and expenses incurred by any of the Parties referred to in Clause 19.3 (Costs and expenses) as at the Termination Date and without prejudice to the Parties’ accrued rights in respect of any breaches of this Agreement prior to its termination, this Agreement shall cease to have any further force or effect and all Parties shall be released from any further obligations under this Agreement; and

(ii)                                  notwithstanding subparagraph (i) above, the provisions of Clauses 1 (Interpretation), 2.1(c) (Effect of Restructuring), 5.1(b) (Suspension of debt transfers), 19.3 (Costs and expenses), 21 (Transaction Agent), 22 (No partnership; Nature of liability), this Clause 24.2 and Clauses 25 (Existing Administrative Parties), 27 (Notices), 29 (Severability) and 32 (Governing law) shall remain in full force and effect.

(b)                                 Unwind of Restructuring Steps

If the Termination Date occurs prior to the Restructuring Effective Date but after the occurrence of the Closing Commencement Date such that any of the Restructuring Steps have been undertaken, the Parties must take, or procure the taking of, such steps as are required to put the Parties back in the position they would have been in but for the completion of those Restructuring Steps including (as applicable but not limited to):

(i)                                     the Direct Shareholders creating security over their shares in the New Parent and the New Parent creating security over its shares in the Existing Parent, in each case for the Existing Obligors’ obligations under and in connection with the Override Documents and the Existing Notes;

(ii)                                  changing the governing law of each Foreign Law Non-EAF Facility Agreement back to the law that governed it before the changes effected pursuant to the execution of the Amendment Agreements; and

(iii)                               the New Parent retransferring to each Override Lender the Override Loans, or (as the case may be) that Override Lender’s participations in the Override Loans, that were transferred to the New Parent pursuant to Clause 13 (Step 4 — Debt Transfers and Assignments) in exchange for cancellation of the Settlement Amounts owed to that Override Lender.

25.                               EXISTING ADMINISTRATIVE PARTIES; OTHER ANCILLARY PARTIES

25.1                        Existing Administrative Parties: role

The Existing Administrative Parties are Parties solely for the purposes of acknowledging, confirming and facilitating the waivers, consents and releases granted under or pursuant to this Agreement, receiving indemnification and reimbursement of their costs and expenses for performing their functions under, and agreeing to the termination of (and exiting their roles under) certain existing documents. No Existing Administrative Party shall have any duties or obligations under this Agreement save as is provided for in:

(a)                                 in the case of the Override Agent, Clauses 3.3(a) (Initial instructions), 3.4 (Initial waivers), 4 (LLC Transfers), 10(a) (Step 1 — Share exchange), 11(a) (Step 2 — Security Release Instructions) and 17 (Step 8 — Release of Existing Administrative Parties);

(b)                                 in the case of the Existing Offshore Security Agent and the Existing Ukrainian Security Agent, Clauses 3.3(a) (Initial instructions), 10(a) and 10(b) (Step 1 — Share exchange), 11(a) (Step 2 — Security Release Instructions), 16.5(b) (Release of existing security), 17 (Step 8 — Release of Existing Administrative Parties) and (in the case of the Existing Ukrainian Security Agent only) Clause 16.5(c) (Release of existing security);

(c)                                  in the case of the EAF Loan Facility Agent and the EAF Notes Agent, Clauses, 3.4 (Initial waivers) and 17 (Step 8 — Release of Existing Administrative Parties);

(d)                                 in the case of an EAF Security Agent, Clauses 3.3(b) (Initial instructions), 4 (LLC Transfers), 11(a) (Step 2 — Security Release Instructions), 16.5(b) (Release of existing security) and 17 (Step 8 — Release of Existing Administrative Parties); and

(e)                                  in the case of SACE, Clauses 3.3(b) (Initial instructions), 3.4 (Initial waivers), 4 (LLC Transfers), 11(a) (Step 2 — Security Release Instructions) and 17 (Step 8 — Release of Existing Administrative Parties),

and, in the case of each Existing Administrative Party, Clauses 26 (Announcements) and 30(b) (Binding effect; assignment).

25.2                        Existing Administrative Parties: exoneration

(a)                                 Without prejudice to any provision of Clauses 25.1 (Existing Administrative Parties: role), 25.3 (Existing Administrative Parties: indemnification) or 25.5 (Existing Notes Trustee), the New Parent, each Override Lender and each Existing Obligor agrees that:

(i)                                     it will not bring any claim or commence any proceeding against any Existing Administrative Party, Redacted or the Existing Notes Trustee; and

(ii)                                  neither an Existing Administrative Party, Redacted nor the Existing Notes Trustee will incur any liability,

for performing its role and duties under and in connection with this Agreement save where it is in wilful default of those duties or acts with gross negligence.

(b)           Without prejudice to the generality of paragraph (a) above, neither an Existing Administrative Party, Redacted nor the Existing Notes Trustee (whether or not acting through its agents, delegates or representatives) shall in any event be liable for indirect, special, punitive or consequential loss or damage, liability, claim, expense of any kind whatsoever (including but not limited to loss of profits, loss of use, loss of production, loss of business, loss of goodwill, loss of business opportunity), whether or not foreseeable, suffered or incurred by any other Party as a result of the performance or non-performance of its role under this Agreement and even if that Existing Administrative Party, Redacted or the Existing Notes Trustee, as the case may be, has been advised of the likelihood of the same.

25.3        Existing Administrative Parties: indemnification

(a)           (i)            The New Parent and each Existing Obligor shall, on a joint and several basis, indemnify each of the Override Agent and the Ukrainian Override Agent against any cost, expense, loss or liability incurred by the Override Agent or the Ukrainian Override Agent (other than by reason of that Party’s gross negligence or wilful misconduct) in:

(A)          granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement; and

(B)          acting as Override Agent or Ukrainian Override Agent (as the case may be) under or in connection with any Override Document to which it is a party; and

(ii)           each Override Lender shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to the participation in the Override Loans which that Override Lender holds at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all Override Lenders under and in respect of all Override Loans at the close of business on the Strike Date) indemnify each of the Override Agent and the Ukrainian Override Agent against any cost, expense, loss or liability incurred by that Party (other than by reason of that Party’s gross negligence or wilful misconduct) in granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement, provided that the Override Agent or the Ukrainian Override Agent shall not be entitled to make a claim under this subparagraph (ii) unless and until 30 days have elapsed from the date on which demand for the relevant amount was made against some or all of the indemnifying Parties under subparagraph (i) above and that amount has not been paid in full.

(b)           (i)            The New Parent and each Existing Obligor shall, on a joint and several basis, indemnify each of the Existing Offshore Security Agent and the Existing Ukrainian Security Agent against any cost, expense, loss or liability incurred by the Existing Offshore Security Agent or the Existing Ukrainian Security Agent (other than by reason of that Party’s gross negligence or wilful misconduct) in:

(A)          acting as Existing Offshore Security Agent or Existing Ukrainian Security Agent (as the case may be) under or in connection with any Override Document to which it is a party;

(B)          granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement; and

(C)          in the case of the Existing Offshore Security Agent only, continuing to be the registered holder of, or with a view to releasing or in connection with the release of, the Security Interests created under the Existing Russian Security Documents; and

(ii)           each Override Lender and each Existing Noteholder shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to the participation in the Override Loans which that Override Lender holds, or in relation to the Existing Notes which that Existing Noteholder holds, at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all Override Lenders and all Existing Noteholders under and in respect of all Override Loans and all Existing Notes at the close of business on the Strike Date) indemnify each of the Existing Offshore Security Agent and the Existing Ukrainian Security Agent against any cost, expense, loss or liability incurred by that Party (other than by reason of that Party’s gross negligence or wilful misconduct) in granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement, provided that the Existing Offshore Security Agent or the Existing Ukrainian Security Agent shall not be entitled to make a claim under this subparagraph (ii) unless and until 30 days have elapsed from the date on which demand for the relevant amount was made against some or all of the indemnifying Parties under subparagraph (i) above and that amount has not been paid in full.

(c)           (i)            Each of the New Parent, Interpipe Niko Tube and Interpipe NTRP shall, on a joint and several basis, indemnify the Existing Syndicate Agent (the US$55m PXF Agent) under the US$55m PXF Facility Agreement against any cost, expense, loss or liability incurred by the US$55m PXF Agent (other than by reason of the US$55m PXF Agent’s gross negligence or wilful misconduct) in:

(A)          acting as US$55m PXF Agent under or in connection with the US$55m PXF Facility Agreement; and

(B)          granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement; and

(ii)           each US$55m PXF Lender shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to the participation in the Override Loan under the US$55m PXF Facility Agreement which that US$55m PXF Lender holds at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all US$55m PXF Lenders under and in respect of that Override Loan at the close of business on the Strike Date) indemnify the US$55m PXF Agent against any cost, expense, loss or liability incurred by the US$55m PXF Agent (other than by reason of the US$55m PXF Agent’s gross negligence or wilful misconduct) in granting of any consent, or otherwise performing its duties and functions, under or in connection with this Agreement, provided that the US$55m PXF Agent shall not be entitled to make a claim under this subparagraph (ii) unless and until 30 days have elapsed from the date on which demand for the relevant amount was made against some or all of the indemnifying Parties under subparagraph (i) above and that amount has not been paid in full.

(d)           (i)            Each of the New Parent and the Existing Parent shall, on a joint and several basis, indemnify the Existing Syndicate Agent (the US$50m PXF Agent) under the US$50m PXF Facility Agreement against any cost, expense, loss or liability incurred by the US$50m PXF Agent (other than by reason of the US$50m PXF Agent’s gross negligence or wilful misconduct) in:

(A)          acting as US$50m PXF Agent under or in connection with the US$50m PXF Facility Agreement; and

(B)          granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement; and

(ii)           each US$50m PXF Lender shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to the participation in the Override Loan under the US$55m PXF Facility Agreement which that US$50m PXF Lender holds at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all US$50m PXF Lenders under and in respect of that Override Loan at the close of business on the Strike Date) indemnify the US$50m PXF Agent against any cost, expense, loss or liability incurred by the US$50m PXF Agent (other than by reason of the US$50m PXF Agent’s gross negligence or wilful misconduct) in granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement, provided that the US$50m PXF Agent shall not be entitled to make a claim under this subparagraph (ii) unless and until 30 days have elapsed from the date on which demand for the relevant amount was made against some or all of the indemnifying Parties under subparagraph (i) above and that amount has not been paid in full.

(e)           (i)            Each of the New Parent and the Existing Parent shall, on a joint and several basis, indemnify the Existing Syndicate Agent (the US$187m PXF Agent) under the US$187m PXF Facility Agreement against any cost, expense, loss or liability incurred by the US$187m PXF Agent (other than by reason of the US$187m PXF Agent’s gross negligence or wilful misconduct) in:

(A)          acting as US$187m PXF Agent under or in connection with the US$187m PXF Facility Agreement; and

(B)          granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement; and

(ii)           each US$187m PXF Lender shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to the participation in the Override Loan under the US$187m PXF Facility Agreement which that US$187m PXF Lender holds at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all US$187m PXF Lenders under and in respect of that Override Loan at the close of business on the Strike Date) indemnify the US$187m PXF Agent against any cost, expense, loss or liability incurred by the US$187m PXF Agent (other than by reason of the US$187m PXF Agent’s gross negligence or wilful misconduct) in granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement, provided that the US$187m PXF Agent shall not be entitled to make a claim under this subparagraph (ii) unless and until 30 days have elapsed from the date on which demand for the relevant amount was made against some or all of the indemnifying Parties under subparagraph (i) above and that amount has not been paid in full.

(f)            Each of the New Parent and Interpipe Ukraine shall, on a joint and several basis, indemnify Redacted, in its capacity as lender under the US$100m PXF Facility Agreement against any cost, expense, loss or liability incurred by Redacted (other than by reason of Redacted’s gross negligence or wilful misconduct) in:

(i)            acting as lender under or in connection with the US$100m PXF Facility Agreement; and

(ii)           granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement.

(g)           (i)            Each of the New Parent and Steel.One shall, on a joint and several basis, indemnify each of the EAF Loan Facility Agent, the Existing EAF Loan Onshore Security Agent and the Existing EAF Loan Offshore Security Trustee against any cost, expense, loss or liability incurred by that Party (other than by reason of that Party’s gross negligence or wilful misconduct) in:

(A)          acting as EAF Loan Facility Agent, Existing EAF Loan Onshore Security Agent or Existing EAF Loan Offshore Security Trustee (as the case may be) under or in connection with any Override Document or Ancillary EAF Finance Document to which it is a party; and

(B)          granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement; and

(ii)           each Existing EAF Facility Lender shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to the participation in the EAF Loan which that Existing EAF Facility Lender holds at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all Existing EAF Facility Lenders under and in respect of the EAF Loan at the close of business on the Strike Date) indemnify each of the EAF Loan Facility Agent, the Existing EAF Loan Onshore Security Agent and the Existing EAF Loan Offshore Security Trustee against any cost, expense, loss or liability incurred by that Party (other than by reason of that Party’s gross negligence or wilful misconduct) in granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement, provided that none of the EAF Loan Facility Agent, the Existing EAF Loan Onshore Security Agent nor the Existing EAF Loan Offshore Security Trustee shall be entitled to make a claim under this subparagraph (ii) unless and until 30 days have elapsed from the date on which demand for the relevant amount was made against some or all of the indemnifying Parties under subparagraph (i) above and that amount has not been paid in full.

(h)           (i)            Each of the New Parent and Steel.One shall, on a joint and several basis, indemnify each of the EAF Notes Agent, the Existing EAF Notes Onshore Security Agent and the Existing EAF Notes Offshore Security Trustee against any cost, expense, loss or liability incurred by that Party (other than by reason of that Party’s gross negligence or wilful misconduct) in:

(A)          acting as EAF Notes Agent, Existing EAF Notes Onshore Security Agent or Existing EAF Offshore Security Trustee (as the case may be) under or in connection with any Override Document or Ancillary EAF Finance Document to which it is a party; and

(B)          granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement; and

(ii)           each EAF Noteholder shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to the EAF Notes which that EAF Noteholder holds at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all EAF Noteholders under and in respect of all EAF Notes at the close of business on the Strike Date) indemnify each of the EAF Notes Agent, the Existing EAF Notes Onshore Security Agent and the Existing EAF Notes Offshore Security Trustee against any cost, expense, loss or liability incurred by that Party (other than by reason of that Party’s gross negligence or wilful misconduct) in granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement, provided that none of the EAF Notes Agent, the Existing EAF Notes Onshore Security Agent nor the Existing EAF Notes Offshore Security Trustee shall be entitled to make a claim under this subparagraph (ii) unless and until 30 days have elapsed from the date on which demand for the relevant amount was made against some or all of the indemnifying Parties under subparagraph (i) above and that amount has not been paid in full.

(i)            (i)            Each of the New Parent and Steel.One shall, on a joint and several basis, indemnify SACE against any cost, expense, loss or liability incurred by SACE (other than by reason of SACE’s gross negligence or wilful misconduct) in:

(A)          acting as existing export credit guarantor in respect of the EAF Loan under or in connection with any Override Document or Ancillary EAF Finance Document to which it is a party; and

(B)          granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement; and

(ii)           each Existing EAF Facility Lender and EAF Noteholder shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to the participation in the EAF Loan or amount of EAF Notes which that Existing EAF Facility Lender or EAF Noteholder holds at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all Existing EAF Facility Lenders and EAF Noteholders under and in respect of the EAF Loan and the EAF Notes at the close of business on the Strike Date) indemnify SACE against any cost, expense, loss or liability incurred by SACE (other than by reason of SACE’s gross negligence or wilful misconduct) in granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement, provided that SACE shall not be entitled to make a claim under this subparagraph (ii) unless and until 30 days have elapsed from the date on which demand for the relevant amount was made against some or all of the indemnifying Parties under subparagraph (i) above and that amount has not been paid in full.

25.4        Override Lender reimbursement

(a)           The New Parent shall immediately on demand reimburse any Override Lender for any payment that Override Lender makes to any Existing Administrative Party or Redacted pursuant to paragraphs (a) to (i) (inclusive) of Clause 25.3 (Existing Administrative Parties: indemnification).

(b)           Paragraph (a) above shall not apply to the extent that the indemnity payment in respect of which the Override Lender claims reimbursement relates to a liability of any Existing Administrative Party or of Redacted to the New Parent or an Existing Obligor.

25.5        Existing Notes Trustee

(a)           The Existing Notes Trustee is a Party solely for the purposes of acknowledging, confirming certain of the waivers, consents and releases granted under or pursuant to this Agreement and agreeing to the termination of certain existing documents. The Existing Notes Trustee shall have no duties or obligations under this Agreement save as provided for in Clauses 3.3(a)(ii) (Initial instructions), 4 (LLC Transfers), 10(a)(ii) (Step 1 — Share exchange), 11 (Step 2 — Security Release Instructions), 15 (Step 6 - Issuance of New Notes and Performance Securities), 17.2(b)(i) (Termination of Override Agreement and other documents), 26 (Announcements) and 30(b) (Binding effect; assignment).

(b)           Each of the Existing Parent, Interpipe NTRP, Interpipe Niko Tube and Interpipe Ukraine shall, on a joint and several basis, indemnify the Existing Notes Trustee against any cost, expense, loss or liability incurred by the Existing Notes Trustee (other than by reason of the Existing Notes Trustee’s gross negligence or wilful misconduct) in:

(i)            acting as Existing Notes Trustee under or in connection with any Override Document or Ancillary EAF Finance Document to which it is a party; and

(ii)           granting any consent, or otherwise performing its duties and functions, under or in connection with this Agreement.

25.6        Role and Indemnification of the Committee

(a)           The role of each Coordinating Committee Member under this Agreement is solely mechanical and administrative in nature. Each Party acknowledges and each Party (other than the Existing Notes Trustee) accepts the terms and basis upon, and the limited scope of the role for, which each Coordinating Committee Member has been appointed pursuant to the Committee Appointment Letter.

(b)           Where a Coordinating Committee Member:

(i)            approves any information or notice for which its approval or consent is required (whether as a condition precedent to the occurrence of the Initial Satisfaction Date or the Closing Commencement Date or otherwise), it must promptly inform the Transaction Agent; or

(ii)           agrees any extension to the Longstop Date,

it shall promptly inform the Transaction Agent with a view to the Transaction Agent informing each Override Lender.

(c)           Save for its right to approve certain documents or evidence to be provided as condition precedent to the occurrence of the Initial Satisfaction Date or the Closing Commencement Date, no Coordinating Committee Member has any discretions, duties or obligations under this Agreement and no Coordinating Committee Member shall be liable for any action taken by it or any inaction by it (including with respect to the forgoing matters) under or in connection with this Agreement in its capacity as a Coordinating Committee Member, save to the extent that such action (or inaction) amounts to fraud, gross negligence or wilful misconduct on its part.

(d)           The Coordinating Committee Members neither “act for” any Override Lender (or, for that matter, any Existing Administrative Party or the Transaction Agent) in any representative capacity nor have any fiduciary or other duties of care to any member of the Group, Override Lender, Existing Administrative Party or the Transaction Agent and have no authority to act for, represent or commit any Override Lender to any agreement or course of action. No Coordinating Committee Member is under any obligation to advise any Override Lender on the terms of the Restructuring or on or any matter related to this Agreement.

(e)           No Coordinating Committee Member shall be:

(i)            responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Override Lender, the Existing Parent, any other member of the Group or any other person under or in connection with this Agreement or the Restructuring;

(ii)           responsible for the legality, validity, effectiveness, completeness, adequacy or enforceability of any this Agreement or any other document entered into pursuant to this Agreement or the Restructuring;

(iii)          liable in relation to any negotiations, discussions or actions taken or not taken in relation to the Restructuring;

(iv)          responsible for any determination as to whether any information provided or to be provided to any Override Lender is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise;

(v)           responsible for verifying that any information provided to the Override Lenders (using reasonable endeavours and usual methods of transmission such as email or post) has actually been received and/or considered by each Override Lender. No Coordinating Committee Member shall be liable for any accidental failure to provide information to any Override Lender;

(vi)          bound to distribute to any Override Lender or to any other person, information received by it in a capacity other than as a Coordinating Committee Member; or

(vii)         liable if e-mail communications are intercepted, delayed, corrupted, not received, or received by persons other than intended addressee(s).

(f)            Without prejudice to the indemnity given by the Existing Parent and Interpipe Dubai under clause 3 (Indemnity) of the Committee Appointment Letter, each Override Lender (including each Coordinating Committee Member in its capacity as an Override Lender) shall (in the proportion which the unpaid amount, in respect of both principal and interest, that was due and owing at the close of business on the Strike Date in relation to all participations in the Override Loans which that Override Lender holds at the date of this Agreement bore to the aggregate of all unpaid amounts owed to all Override Lenders under and in respect of the Override Loans at the close of business on the Strike Date):

(i)            indemnify each Coordinating Committee Member, within five Business Days of written demand, against any cost, expense, loss or liability incurred by that Coordinating Committee Member (other than by reason of that Coordinating Committee Member’s fraud, gross negligence or wilful misconduct) in acting as a Coordinating Committee Member in connection with the Committee Appointment Letter, this Agreement or the Restructuring;

(ii)           provided that no demand shall be made under this paragraph (f) unless and until ten Business Days have elapsed from the date on which demand for the relevant amount was made against Existing Parent and Interpipe Dubai pursuant to the Committee Appointment Letter and that amount has not been paid in full.

Any demand by a Coordinating Committee Member in relation to the indemnity under this paragraph (f) shall be accompanied or supplemented, as the case may be, by such documents and/or other evidence as an Override Lender may reasonably request in order to substantiate the amount being claimed and/or the circumstances in which it was incurred.

26.          ANNOUNCEMENTS

(a)           No Party may make any announcement regarding the Restructuring or the completion of the Restructuring Steps to the public or the press unless the form and content of that announcement has been agreed with:

(i)            the Existing Parent and the Coordinating Committee (in the case of an announcement to be made by any other Party); or

(ii)           the Coordinating Committee (in the case of an announcement to be made by the Existing Parent).

(b)           Paragraph (a) above shall not apply to any announcement or disclosure:

(i)            required by law or by any stock exchange or governmental, regulatory or supervisory body or authority of competent jurisdiction provided that, in such circumstances, the disclosing Party shall, to the extent permitted by law, first inform:

(A)          in the case of a Party other than an Obligor, the Transaction Agent (which shall notify the Override Lenders) and the Existing Parent; and

(B)          in the case of an Obligor, the Transaction Agent (which shall notify the Override Lenders);

(ii)           required for the purposes of implementing the Restructuring (including any notice convening a meeting of the shareholders of any Obligor); or

(iii)          required for the purposes of any judicial proceedings arising out of this Agreement.

27.          NOTICES

27.1        Communications in writing

Any communication to be made under or in connection with this Agreement must be made in writing and, unless otherwise stated, may be made by fax or letter.

27.2        Addressees

(a)           The contact details of the New Parent for this purpose are:

Address:	Interpipe Holdings Plc
Mykinon 8, 1065 Nicosia, Cyprus

Fax number:	+357 2276 6022
E-mail:	officehraibi@m.interpipe.biz, info@fiduciana.net

Attention:	For the attention of Directors and Secretary.

(b)           The contact details of the Existing Parent for this purpose are:

Address:	Interpipe Limited
Mykinon 8, 1065 Nicosia, Cyprus

Fax number:	+357 2276 6022
E-mail:	officehraibi@m.interpipe.biz, info@fiduciana.net

Attention:	For the attention of Directors and Secretary.

(c)           The contact details of the Transaction Agent for this purpose are:

Address:	Suite 1720
17th Floor, Tower One
Admiralty Centre
18 Harcourt Road
Admiralty
Hong Kong

E-mail:	trustee@madisonpac.com

Attention:	David Napthali.

(d)           The contact details of each Override Lender, each Existing Administrative Party, each Existing Account Bank and the Existing Notes Trustee for this purpose are as set out below its name in the signature pages to this Agreement.

27.3        Delivery

(a)           Except as provided below, any communication made or delivered by one Party to another under or in connection with this Agreement will only be effective:

(i)            if by way of fax, when received in legible form; or

(ii)           if by way of letter, when it has been left at the relevant address (including by way of courier) or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 27.2 (Addressees), if addressed to that department or officer.

(b)           Any communication or document to be made or delivered to the Transaction Agent will be effective only when actually received by the Transaction Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 27.2 (Addressees) above (or any substitute department or officer as the Transaction Agent shall specify for this purpose).

(c)           All notices from or to an Obligor shall be sent through the Transaction Agent.

(d)           Any communication or document made or delivered to the Existing Parent in accordance with this Clause 27.3 will be deemed to have been made or delivered to each of the Obligors, and any communication or document made or delivered to an Obligor (other than the Existing Parent or the New Parent) shall be addressed to the Existing Parent.

(e)           The Transaction Agent may assume that any communication made by the Existing Parent or the New Parent (or by the Existing Parent or the New Parent on behalf of the Obligors) is made with the consent of each other Obligor.

(f)            Any communication or document which becomes effective, in accordance with paragraphs (a) to (e) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

27.4        Electronic communication

(a)           Any communication to be made between any of the Parties under or in connection with this Agreement may be made by electronic mail or other electronic means, if the relevant Parties:

(i)            notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)           notify each other of any change to their electronic mail address or any other such information supplied by them.

(b)           Any electronic communication as specified in paragraph (a) above to be made between an Obligor and the Transaction Agent may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is an accepted form of communication.

(c)           For the purposes of this Agreement, an electronic communication will be treated as being in writing.

(d)           Any electronic communication as specified in paragraph (a) above made between the Parties will be effective only when actually received (or made available) in readable form.

(e)           Any electronic communication which would otherwise become effective on a non-working day or after business hours in the place in which the Party, to whom the relevant communication is sent (or made available), has its address for the purposes of this Agreement will be deemed only to become effective on the next working day in that place.

(f)            Any reference in this Agreement to a communication being sent or received will be construed to include that communication being made available in accordance with this Clause 27.4 (Electronic communication).

27.5        English language

(a)           Any communication made under or in connection with this Agreement must be in English.

(b)           All other documents provided under or in connection with this Agreement must be:

(i)            in English; or

(ii)           if not in English, and if so required by the Transaction Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.          LANGUAGE

(a)           This Agreement has been executed in both the English language and the Ukrainian language. In the event of any discrepancy between the English and Ukrainian versions of this Agreement, or any dispute regarding the interpretation of any provisions in the English or Ukrainian version of this Agreement, the English version of this Agreement shall prevail and any question of interpretation shall be addressed solely by reference to the English language version.

(b)           For the purposes of this Clause 28, “this Agreement” means this Agreement and its Schedules but excluding the Annexes.

29.          SEVERABILITY

If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, that will not affect:

(a)           the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)           the legality, validity or enforceability in other jurisdictions of that term or any other term of this Agreement.

30.          BINDING EFFECT; ASSIGNMENT

(a)           This Agreement shall be binding upon and enure for the benefit of the Parties and their respective successors and permitted assigns and transferees.

(b)           Without prejudice to Clauses 13 (Step 4 — Debt Transfers and Assignments) and 18.2 (Further Override Loan transfers and release of Assigned Interest Amount) and to an Override Lender’s right to designate that some or all of the entitlement due to it as a result of the Restructuring be issued to one or more Designees, no assignment, novation or other transfer of the benefit or burden of this Agreement or of any rights or obligations hereunder may be made by any of the Parties (by operation of law or otherwise) without the prior written consent of the other Parties and any such attempted assignment, novation or other transfer without the required consents shall be void.

31.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties hereto on separate counterparts, each of which shall be deemed to constitute an original and all of which shall together evidence the same agreement. Delivery of a counterpart of this Agreement by email attachment shall be an effective mode of delivery.

32.                               GOVERNING LAW

32.1                        Governing Law

This Agreement (and any non-contractual obligations arising out of, or in relation to, this Agreement) shall be governed by and construed in accordance with the law of England and Wales.

33.                               DISPUTE RESOLUTION

33.1                        Governing Law

This Clause 33 shall be governed by and construed in accordance with English law.

33.2                        Arbitration

(a)                                 Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non- contractual obligations arising out of or in connection with it (a Dispute), shall be referred to and finally resolved by arbitration under the LCIA Arbitration Rules as amended from time to time (for the purpose of this Clause, the Rules).

(b)                                 The Rules are incorporated by reference into this Clause and capitalised terms used in this Clause which are not otherwise defined in this Agreement have the meaning given to them in the Rules.

(c)                                  The number of arbitrators shall be three. The Claimant (or Claimants jointly) shall nominate one arbitrator for appointment by the LCIA Court. The Respondent (or Respondents jointly) shall nominate one arbitrator for appointment by the LCIA Court. The third arbitrator, who will act as the presiding arbitrator, shall be nominated for appointment by the LCIA Court by the two appointed arbitrators within twenty five days of the appointment of the second arbitrator, failing which the third arbitrator shall be appointed by the LCIA Court, without regard to any subsequent nomination.

(d)                                 Each Party:

(i)                                     expressly agrees and consents to this procedure for nominating and appointing the Arbitral Tribunal; and

(ii)                                  to the extent that it is not permitted to choose its own arbitrator pursuant to this Clause 33.2, irrevocably and unconditionally waives any right to choose its own arbitrator.

(e)                                  The seat or legal place of arbitration shall be London, England.

(f)                                   The language used in the arbitral proceedings shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation.

(g)                                  Delivery of any Request made pursuant to this Clause shall be at the address given for the sending of notices under this Agreement at Clause 27 (Notices). A copy of any Request served pursuant to this paragraph (g) shall be sent to the Transaction Agent at the same time that service is effected.

(h)                                 All Parties expressly waive confidentiality as against each other Party in respect of any Request sent to the Transaction Agent pursuant to paragraph (g) above.

(i)                                     The jurisdiction of the English courts under sections 45 and 69 of the Arbitration Act 1996 is excluded.

(j)                                    Notwithstanding any provision to the contrary in the Rules, the Parties agree that any arbitrator (including the presiding arbitrator) may have the same nationality as any party to the arbitration.

(k)                                 The Emergency Arbitrator provisions in the Rules shall not apply.

33.3                        Summary award

If, following the time specified under the Rules for service of written statements, it appears to the Arbitral Tribunal that there is or may be no real prospect of succeeding on any or all of the claims made in the written statements or of successfully defending any or all of the claims made in the written statements, the Arbitral Tribunal may determine such claim(s) by a summary procedure if it considers that it is in the interests of justice to do so. For the purposes of this Clause, a summary procedure means that the Arbitral Tribunal shall proceed to determine such claim(s) as soon as reasonably practicable and the Arbitral Tribunal may call for further short written submissions in relation to such claim(s) and shall only hold an oral hearing to determine such claim(s) if it feels that it is necessary to do so. The Arbitral Tribunal may decide to determine only certain claims advanced in the arbitration by the summary procedure.

33.4                        Service of process

(a)                                 Each Obligor not incorporated in England and Wales irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent under the Restructuring Documents for service of process in any proceedings before the English courts in connection with any Restructuring Document.

(b)                                 If any person appointed as process agent under this Clause is unable for any reason to so act, the Existing Parent (on behalf of all the Obligors) must immediately (and in any event within 14 days of the event taking place) appoint another agent on terms acceptable to the Transaction Agent. Failing this, the Transaction Agent may appoint another process agent for this purpose.

(c)                                  Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings or render service of those proceedings ineffective.

(d)                                 This Clause does not affect any other method of service allowed by law.

34.                               WAIVER OF IMMUNITY

Each Obligor irrevocably and unconditionally waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(a)                                 the bringing of any suit, action or proceeding (and in such circumstances, each Obligor agrees to ensure that no such claim to immunity is made on its behalf in any such suit, action or proceeding);

(b)                                 the giving of any relief whether before or after a final judgment or arbitral award by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(c)                                  the issue of any process whether before or after final judgment or arbitral award (including against its assets or revenues) for the recognition and/or enforcement of any order or judgment or arbitral award or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

For the purposes of paragraphs (b) and (c) above, each Obligor irrevocably and unconditionally submits to the jurisdiction of the courts in the relevant jurisdiction and consents to the matters set out in those paragraphs.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement and is executed as a deed by the Parties and is intended to be and is delivered by them as a deed on the date specified above.

SCHEDULE 1

EXISTING OBLIGORS

PART 1

EXISTING BORROWERS

Borrower	Jurisdiction of Incorporation	Registration number (or equivalent, if any)

Interpipe Limited	Cyprus	HE 170535

Interpipe Niko Tube	Ukraine	35537363

Interpipe NMPP	Ukraine	05393139

Interpipe NTRP	Ukraine	05393116

Interpipe Ukraine	Ukraine	33668606

KLW Wheelco	Switzerland	CHE-100.499.999

Steel.One Limited	Cyprus	HE 176502

PART 2

EXISTING GUARANTORS AND SURETIES

Guarantor/Surety	Jurisdiction of Incorporation	Registration number (or equivalent, if any)

Interpipe Limited	Cyprus	HE 170535

Dneprovtormet	Ukraine	00191454

Energo	Ukraine	37731681

Interpipe America	Texas	161334200

Interpipe Dubai	Jebel Ali Free Zone Dubai, United Arab Emirates	101283

Interpipe Europe	Switzerland	CHE-105.219.865

Interpipe Kazakhstan	Kazakhstan	030840010437

Interpipe Niko Tube	Ukraine	35537363

Interpipe NMPP	Ukraine	05393139

Interpipe NTRP	Ukraine	05393116

Interpipe Russia	Russia	1057748391084

Interpipe Ukraine	Ukraine	33668606

KLW Wheelco	Switzerland	CHE-100.499.999

LLC Novomoskovskaya Posuda	Ukraine	33905850

Dneprosteel	Ukraine	33718431

KLW Ltd	Cyprus	HE 186148

Steel.One Limited	Cyprus	HE 176502

SCHEDULE 2

CONTINUING GUARANTORS

Continuing Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)

Interpipe Limited	Cyprus	HE 170535

Interpipe Niko Tube	Ukraine	35537363

Interpipe NTRP	Ukraine	05393116

Interpipe Ukraine	Ukraine	33668606

KLW Wheelco	Switzerland	CHE-100.499.999

Steel.One Limited	Cyprus	HE 176502

Energo	Ukraine	37731681

Dneprosteel	Ukraine	33718431

KLW Ltd	Cyprus	HE 186148

Interpipe America	Texas	161334200

Interpipe Dubai	Jebel Ali Free Zone Dubai, United Arab Emirates	101283

Interpipe Europe	Switzerland	CHE-105.219.865

Interpipe Germany	Germany	HRB 99097 (Frankfurt am Main)

KLW Ukraine	Ukraine	38896013

SCHEDULE 3

OVERRIDE LENDERS

Redacted

SCHEDULE 4

EXISTING SYNDICATE AGENTS

Existing Syndicate Agent	Syndicated Facility Agreement

The Royal Bank of Scotland N.V., London Branch	US$50m PXF Facility Agreement

Citibank International plc	US$55m PXF Facility Agreement

Citibank International plc	US$187m PXF Facility Agreement

Barclays Bank plc	Existing EAF Facility Agreement

SCHEDULE 5

EXISTING NON-EAF FACILITY AGREEMENTS

PART 1

SYNDICATED FACILITY AGREEMENTS

1.                                      US$50,000,000 facility agreement dated 5 August 2008 as amended and restated on 25 November 2011 (the US$50m PXF Facility Agreement) between, among others, Interpipe Limited as borrower, The Royal Bank of Scotland N.V., London Branch as agent and the US$50m PXF Lenders.

2.                                      US$55,000,000 facility agreement dated 28 September 2007 as amended and restated on 25 November 2011 (the US$55m PXF Facility Agreement) between, among others, Interpipe NTRP and Interpipe Niko Tube as joint and several borrowers, Citibank International plc as agent and the US$55m PXF Lenders.

3.                                      US$100,000,000 facility agreement dated 28 April 2007 as amended and restated on 25 November 2011 between, among others, Interpipe Ukraine as borrower and Redacted as arranger and lender (the US$100m PXF Facility Agreement).

4.                                      US$187,000,000 facility agreement dated 31 August 2007 as amended and restated on 25 November 2011 (the US$187m PXF Facility Agreement) between, among others, Interpipe Limited as borrower, Citibank International plc as agent and the US$187m PXF Lenders.

PART 2

BILATERAL FACILITY AGREEMENTS

Redacted

Redacted

PART 3

FOREIGN LAW NON-EAF FACILITY AGREEMENTS

1.                                      The First LoanStar Bilateral Facility Agreement;

2.                                      the Second LoanStar Bilateral Facility Agreement;

3.                                      the Third LoanStar Bilateral Facility Agreement;

4.                                      the Fourth LoanStar Bilateral Facility Agreement;

5.                                      the Fifth LoanStar Bilateral Facility Agreement;

6.                                      the Fourth ACP Bilateral Facility Agreement;

7.                                      the First ING Bilateral Facility Agreement;

8.                                      the Second ING Bilateral Facility Agreement;

9.                                      the Third ING Bilateral Facility Agreement;

10.                               the Fourth ING Bilateral Facility Agreement; and

11.                               the Fifth ING Bilateral Facility Agreement,

in each case as that term is defined in Part 2 of this Schedule 5.

PART 4

NBU FACILITY AGREEMENTS

1.                                      The First LoanStar Bilateral Facility Agreement;

2.                                      the Second LoanStar Bilateral Facility Agreement;

3.                                      the Third LoanStar Bilateral Facility Agreement;

4.                                      the Fourth LoanStar Bilateral Facility Agreement;

5.                                      the Fifth LoanStar Bilateral Facility Agreement;

6.                                      the First ING Bilateral Facility Agreement;

7.                                      the Second ING Bilateral Facility Agreement;

8.                                      the Third ING Bilateral Facility Agreement;

9.                                      the Fourth ING Bilateral Facility Agreement;

10.                               the Fifth ING Bilateral Facility Agreement;

11.                               the First ACP Bilateral Facility Agreement;

12.                               the Second ACP Bilateral Facility Agreement;

13.                               the Third ACP Bilateral Facility Agreement;

14.                               the US$100m PXF Facility Agreement; and

15.                               the US$55m PXF Facility Agreement,

in each case as that term is defined in Part 1 or 2 of this Schedule 5.

SCHEDULE 6

OVERRIDE LENDERS (BY FACILITY)

PART 1

US$50M PXF FACILITY

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

PART 2

US$55M PXF FACILITY

Redacted

Redacted

Redacted

Redacted

Redacted

PART 3

US$187M PXF FACILITY

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

Redacted

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PART 4

EXISTING EAF FACILITY AGREEMENT

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SCHEDULE 7

EXISTING SECURITY DOCUMENTS

PART 1

EXISTING EAF SECURITY DOCUMENTS

(A)                               FIRST RANKING PROJECT SECURITY DOCUMENTS

1.                                      Agreement on pledge of property rights to onshore accounts between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

2.                                      Funds transfer agreement relating to onshore accounts between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee and bank, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

3.                                      Agreement on pledge of property rights under the sales contract between Dneprosteel and Interpipe Ukraine for the purchase by Interpipe Ukraine of the production of the project plant, between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 16 April 2008 as amended by the amendment agreement dated 17 December 2011.

4.                                      Agreement on pledge over onshore nationalisation proceeds between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

5.                                      Agreement on pledge of property rights to a current account with Bank Credit Dnepr between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 4  April 2008 as amended by the amendment agreement dated 17 December 2011.

6.                                      Funds transfer agreement relating to a current account with Bank Credit Dnepr between Dneprosteel as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Bank Credit Dnepr as bank, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

7.                                      Agreement on pledge over equipment/movable assets, between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

8.                                      Agreement on pledge of property rights of purchaser under scrap supply contract, between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 16 April 2008 as amended by the amendment agreement dated 17 December 2011.

9.                                      Agreement on pledge of property rights of supplier under scrap supply contract, between Dneprovtormet as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 16 April 2008 as amended by the amendment agreement dated 17 December 2011.

10.                               Agreement on pledge of participatory interests in Dneprosteel between Steel.One and Interpipe Ukraine as pledgors and the Existing EAF Loan Onshore Security Agent as pledgee, dated 8 April 2008.

11.                               Mortgage agreement over future immovable property of Dneprosteel, between Dneprosteel as mortgagor and the Existing EAF Loan Onshore Security Agent as mortgagee, dated 8 April 2008 as amended by the amendment agreement dated 17 December 2011.

12.                               Deed of pledge over all the Steel.One shares, between the Existing Parent as pledgor and the Existing EAF Loan Offshore Security Trustee as pledgee, dated 4 April 2008.

13.                               Project Company assignment of Danieli contracts, between Dneprosteel as assignor, the EAF Loan Facility Agent, the Existing EAF Loan Offshore Security Trustee and the Existing EAF Loan Onshore Security Agent, dated 4 April 2008.

14.                               Borrower assignment of Danieli contracts, between Steel.One as assignor, the EAF Loan Facility Agent, the Existing EAF Loan Offshore Security Trustee, and the Existing EAF Loan Onshore Security Agent, dated 4 April 2008.

15.                               Assignment agreement regarding rights under the sales contract between Dneprosteel and Interpipe Ukraine, between Dneprosteel as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Interpipe Ukraine as purchaser, dated 16 April 2008.

16.                               Assignment agreement regarding rights under the scrap supply contract, between Dneprosteel as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Dneprovtormet as supplier, dated 16 April 2008.

17.                               Offshore debenture between Steel.One as borrower, the Existing EAF Loan Offshore Security Trustee and EAF Loan Facility Agent, dated 4 April 2008.

18.                               Assignment of scrap supply contract agreement between Dneprovtormet as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Dneprosteel as purchaser, dated 16 April 2008.

19.                               Assignment agreement in respect of offshore insurances between Steel.One and Dneprosteel as assignors and the EAF Loan Facility Agent and Existing EAF Loan Offshore Security Trustee, dated 24 April 2008.

20.                               Cyprus shareholder facility agreement assignment agreement between Steel.One as assignor, Dneprosteel, the EAF Loan Facility Agent and the Existing EAF Loan Offshore Security Trustee, dated 4 April 2008.

21.                               Agreement on pledge of participatory interests in Energo between Steel.One and Interpipe Ukraine as pledgors and the Existing EAF Loan Onshore Security Agent as pledgee, dated 17 December 2011.

22.                               Agreement on pledge of property rights to a current account with JSC “CITIBANK” between Energo as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated on or about 17 December 2011.

23.                               Funds transfer agreement relating to a current account with JSC “CITIBANK” between Energo as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and bank, dated on or about 17 December 2011.

24.                               Agreement on pledge of property rights to the Interpipe Ukraine Working Capital Account between Interpipe Ukraine as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 17 December 2011.

25.                               Funds transfer agreement relating to the Interpipe Ukraine Working Capital Account between Interpipe Ukraine as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee and bank, dated 17 December 2011.

26.                               Agreement on pledge of property rights of shareholder under Energo loan agreement between Steel.One as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 17 December 2011.

27.                               Assignment agreement regarding rights under a loan agreement between Steel.One as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Energo, dated 17 December 2011.

28.                               Agreement on pledge of property rights of Energo under Energo loan agreement between Energo as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 17 December 2011.

29.                               Assignment agreement regarding rights under a loan agreement between Energo as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Steel.One as shareholder, dated 17 December 2011.

30.                               Security over intercompany working capital loan agreement between Interpipe Ukraine as Chargor, Steel.One, the EAF Loan Facility Agent and the Existing EAF Loan Offshore Security Trustee, dated 25 November 2011.

31.                               Security over intercompany working capital loan agreement between Steel.One as Chargor, Interpipe Ukraine, the EAF Loan Facility Agent and the Existing EAF Loan Offshore Security Trustee, dated 25 November 2011.

(B)                               SECOND RANKING PROJECT SECURITY DOCUMENTS

1.                                      Agreement on pledge of property rights to onshore accounts between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

2.                                      Funds transfer agreement relating to onshore accounts between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee and bank, dated 17 December 2011.

3.                                      Agreement on pledge of property rights under the sales contract between Dneprosteel and Interpipe Ukraine for the purchase by Interpipe Ukraine of the production of the project plant, between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

4.                                      Agreement on pledge over onshore nationalisation proceeds between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

5.                                      Agreement on pledge of property rights to a current account with Bank Credit Dnepr between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

6.                                      Funds transfer agreement relating to a current account with Bank Credit Dnepr between Dneprosteel as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Bank Credit Dnepr as bank, dated 17 December 2011.

7.                                      Agreement on pledge over equipment/movable assets, between Dneprosteel as pledgor and the EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

8.                                      Agreement on pledge of property rights of purchaser under scrap supply contract, between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

9.                                      Agreement on pledge of property rights of supplier under scrap supply contract, between Dneprovtormet as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

10.                               Agreement on pledge of participatory interests in Dneprosteel between Steel.One and Interpipe Ukraine as pledgors and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

11.                               Mortgage agreement over future immovable property of Dneprosteel, between Dneprosteel as mortgagor and the Existing EAF Notes Onshore Security Agent as mortgagee, dated 17 December 2011.

12.                               Second ranking share charge over all the Steel.One shares, between the Existing Parent as pledgor and the Existing EAF Notes Offshore Security Trustee as pledgee, dated 25 November 2011.

13.                               Project Company assignment of Danieli contracts, between Dneprosteel as assignor, the EAF Notes Agent, the Existing EAF Notes Offshore Security Trustee and the Existing EAF Notes Onshore Security Agent, dated 25 November 2011.

14.                               Borrower assignment of Danieli contracts, between Steel.One as assignor, the EAF Notes Agent, the Existing EAF Notes Offshore Security Trustee, and the Existing EAF Notes Onshore Security Agent, dated 25 November 2011.

15.                               Assignment agreement regarding rights under the sales contract between Dneprosteel and Interpipe Ukraine, between Dneprosteel as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Interpipe Ukraine as purchaser, dated 17 December 2011.

16.                               Assignment agreement regarding rights under the scrap supply contract, between Dneprosteel as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Dneprovtormet as supplier, dated 17 December 2011.

17.                               Offshore debenture between Steel.One as borrower, the Existing EAF Notes Offshore Security Trustee and the EAF Notes Agent, dated 25 November 2011.

18.                               Assignment of scrap supply contract agreement between Dneprovtormet as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Dneprosteel as purchaser, dated 17 December 2011.

19.                               Assignment agreement in respect of offshore insurances between Steel.One and Dneprosteel as assignors and the EAF Notes Agent and the Existing EAF Notes Offshore Security Trustee, dated 25 November 2011.

20.                               Cyprus shareholder facility agreement assignment agreement between Steel.One as assignor, Dneprosteel and Barclays Bank PLC as EAF Notes Agent and Existing EAF Notes Offshore Security Trustee, dated 25 November 2011.

21.                               Agreement on pledge of participatory interests in Energo between Steel.One and Interpipe Ukraine as pledgors and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

22.                               Agreement on pledge of property rights to a current account with JSC “CITIBANK” between Energo as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated on or about 17 December 2011.

23.                               Funds transfer agreement relating to a current account with JSC “CITIBANK” between Energo as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and bank, dated on or about 17 December 2011.

24.                               Agreement on pledge of property rights to the Interpipe Ukraine Working Capital Account between Interpipe Ukraine as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

25.                               Funds transfer agreement relating to the Interpipe Ukraine Working Capital Account between Interpipe Ukraine as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee and bank, dated 17 December 2011.

26.                               Agreement on pledge of property rights of shareholder under Energo loan agreement between Steel.One as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

27.                               Assignment agreement regarding rights under a loan agreement between Steel.One as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Energo, dated 17 December 2011.

28.                               Agreement on pledge of property rights of Energo under Energo loan agreement between Energo as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

29.                               Assignment agreement regarding rights under a loan agreement between Energo as pledgor, the EAF Notes Onshore Security Agent as pledgee and Steel.One as shareholder, dated 17 December 2011.

30.                               Security over intercompany working capital loan agreement between Interpipe Ukraine as chargor, Steel.One, the EAF Notes Agent and the Existing EAF Notes Offshore Security Trustee, dated 25 November 2011.

31.                               Security over intercompany working capital loan agreement between Steel.One as chargor, Interpipe Ukraine, the EAF Notes Agent and the Existing EAF Notes Offshore Security Trustee, dated 25 November 2011.

PART 2

EXISTING GENERAL SECURITY DOCUMENTS

(A)                               FIRST RANKING SHARE SECURITY

1.                                      Share pledge agreement dated 6 December 2011 between the Existing Parent as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Dneprovtormet, Interpipe NMPP and Interpipe NTRP (first ranking).

2.                                      Share blocking agreement dated 6 December 2011 between the Existing Parent as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Dneprovtormet, Interpipe NMPP and Interpipe NTRP (first ranking).

3.                                      Share pledge agreement dated 6 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian,, in relation to shares held in Interpipe NTRP (first ranking).

4.                                      Share blocking agreement dated 6 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Interpipe NTRP (first ranking).

5.                                      Share pledge agreement dated 6 December 2011 between KLW Ltd as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Interpipe NTRP (first ranking).

6.                                      Share blocking agreement dated 6 December 2011 between KLW Ltd as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Interpipe NTRP (first ranking).

7.                                      Participation interest pledge agreement dated 7 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee in relation to participation interest owned by Interpipe Ukraine in Limited Liability Company Transkom Dnepr and Limited Liability Company “Interpipe Management” (first ranking).

8.                                      Participation interest pledge agreement dated 7 December 2011 between Interpipe NTRP as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Interpipe NTRP in LIMITED LIABILITY COMPANY “VAPNIANA FABRYKA” and Limited Liability Company “Transkom Dnepr” (first ranking).

9.                                      Participation interest pledge agreement dated 7 December 2011 between the Existing Parent as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by the Existing Parent in Limited Liability Company “Interpipe Management”, Interpipe Niko Tube, Interpipe Ukraine and Limited Liability Company Research and Development Center “Quality” (first ranking).

10.                               Participation interest pledge agreement dated 6 December 2011 between Interpipe NMPP as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Interpipe NMPP in LLC Novomoskovskaya Posuda (first ranking).

11.                               Participation interest pledge agreement dated 6 December 2011 between Dneprovtormet as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Dneprovtormet in Lugansk (first ranking).

12.                               Pledge of participatory interest dated 9 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee, in relation to participatory interest held in Interpipe Russia (first ranking).

13.                               Pledge of shares dated 11 December 2011 between Crestfield Limited, Amara Global Limited, Moonlight Global Limited, Pinecrest Properties Inc., Whitehouse Holdings Limited, Marodima Limited and Baylena Limited as pledgors and the Existing Offshore Security Agent as pledgee, in relation to shares held in the Existing Parent (first ranking).

14.                               Pledge of shares dated 12 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee, in relation to shares held in KLW Ltd (first ranking).

15.                               Pledge of shares dated 14 December 2011 between the Existing Parent as pledgor and Mashreqbank psc as co-security agent of the Existing Offshore Security Agent, in relation to shares held in Interpipe Dubai (first ranking).

16.                               Pledge of shares dated 12 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee, in relation to shares held in Interpipe Europe (first ranking).

17.                               Pledge of shares dated 12 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee, in relation to shares held in KLW Wheelco (first ranking).

18.                               Pledge of shares dated 9 December 2011 between Interpipe Europe as pledgor and the Existing Offshore Security Agent as pledgee, in relation to shares held in Interpipe America (first ranking).

19.                               Pledge of shares dated 12 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee as amended by the supplemental agreements dated 28 December 2012, 28 April 2017 and 12 October 2017 in relation to shares held in Interpipe Kazakhstan (first ranking).

(B)                               FIRST RANKING ASSET SECURITY

1.                                      Charge dated 12 December 2011 between Crestfield Limited, Amara Global Limited, Moonlight Global Limited, Pinecrest Properties Inc., Whitehouse Holdings Limited, Marodima Limited and Baylena Limited as chargors and the Existing Offshore Security Agent as chargee, over receivables arising under any shareholder loan or (as third ranking security) equity provider project loan made to the Existing Parent.

2.                                      Rights to funds pledge agreement dated 6 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, over the final onshore collection accounts and other accounts held by Interpipe Ukraine at ING Ukraine.

3.                                      Rights to deposit pledge agreement dated 6 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, over the final onshore collection accounts and other accounts held by Interpipe Ukraine at ING Ukraine.

4.                                      Funds debiting agreement dated 6 December 2011 between Interpipe Ukraine as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, over the final onshore collection accounts and other accounts held by Interpipe Ukraine at ING Ukraine.

5.                                      Rights to funds pledge agreement dated 9 December 2011 between Dneprovtormet as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Dneprovtormet at JSC “UKRSOTSBANK”.

6.                                      Funds debiting agreement dated 9 December 2011 between Dneprovtormet as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Dneprovtormet at JSC “UKRSOTSBANK”.

7.                                      Rights to funds pledge agreement dated 6 December 2011 between Dneprovtormet as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Dneprovtormet at ING Ukraine.

8.                                      Funds debiting agreement dated 6 December 2011 between Dneprovtormet as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Dneprovtormet at ING Ukraine.

9.                                      Rights to funds pledge agreement dated 9 December 2011 between Dneprovtormet as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Dneprovtormet at Bank Credit Dnepr.

10.                               Rights to deposit pledge agreement dated 9 December 2011 between Dneprovtormet as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Dneprovtormet at Bank Credit Dnepr.

11.                               Funds debiting agreement dated 9 December 2011 between Dneprovtormet as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Dneprovtormet at Bank Credit Dnepr.

12.                               Rights to funds pledge agreement dated 6 December 2011 between Interpipe Niko Tube as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Interpipe Niko Tube at ING Ukraine.

13.                               Funds debiting agreement dated 6 December 2011 between Interpipe Niko Tube as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Interpipe Niko Tube at ING Ukraine.

14.                               Rights to funds pledge agreement dated 9 December 2011 between Interpipe Niko Tube as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe Niko Tube at JSC “UKRSOTSBANK”.

15.                               Funds debiting agreement dated 9 December 2011 between Interpipe Niko Tube as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe Niko Tube at JSC “UKRSOTSBANK”.

16.                               Rights to funds pledge agreement dated 9 December 2011 between Interpipe Niko Tube as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe Niko Tube at Bank Credit Dnepr.

17.                               Rights to deposit pledge agreement dated 9 December 2011 between Interpipe Niko Tube as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe Niko Tube at Bank Credit Dnepr.

18.                               Funds debiting agreement dated 9 December 2011 between Interpipe Niko Tube as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe Niko Tube at Bank Credit Dnepr.

19.                               Rights to funds pledge agreement dated 9 December 2011 between Interpipe NMPP as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe NMPP at JSC “UKRSOTSBANK”.

20.                               Funds debiting agreement dated 9 December 2011 between Interpipe NMPP as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe NMPP at JSC “UKRSOTSBANK”.

21.                               Rights to funds pledge agreement dated 6 December 2011 between Interpipe NMPP as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Interpipe NMPP at ING Ukraine.

22.                               Funds debiting agreement dated 6 December 2011 between Interpipe NMPP as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Interpipe NMPP at ING Ukraine.

23.                               Rights to funds pledge agreement dated 9 December 2011 between Interpipe NMPP as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NMPP at Bank Credit Dnepr.

24.                               Rights to deposit pledge agreement dated 9 December 2011 between Interpipe NMPP as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NMPP at Bank Credit Dnepr.

25.                               Funds debiting agreement dated 9 December 2011 between Interpipe NMPP as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NMPP at Bank Credit Dnepr.

26.                               Rights to funds pledge agreement dated 6 December 2011 between Interpipe NTRP as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Interpipe NTRP at ING Ukraine.

27.                               Funds debiting agreement dated 6 December 2011 between Interpipe NTRP as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Interpipe NTRP at ING Ukraine.

28.                               Rights to funds pledge agreement dated 9 December 2011 between Interpipe NTRP as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe NTRP at JSC “UKRSOTSBANK”.

29.                               Funds debiting agreement dated 9 December 2011 between Interpipe NTRP as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe NTRP at JSC “UKRSOTSBANK”.

30.                               Rights to funds pledge agreement dated 9 December 2011 between Interpipe NTRP as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NTRP at Bank Credit Dnepr.

31.                               Rights to deposit pledge agreement dated 9 December 2011 between Interpipe NTRP as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NTRP at Bank Credit Dnepr.

32.                               Funds debiting agreement dated 9 December 2011 between Interpipe NTRP as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NTRP at Bank Credit Dnepr.

33.                               Rights to funds pledge agreement dated 9 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe Ukraine at JSC “UKRSOTSBANK”.

34.                               Funds debiting agreement dated 9 December 2011 between Interpipe Ukraine as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe Ukraine at JSC “UKRSOTSBANK”.

35.                               Rights to funds pledge agreement dated 9 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank in relation to accounts held by Interpipe Ukraine at Bank Credit Dnepr.

36.                               Rights to deposit pledge agreement dated 9 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank in relation to accounts held by Interpipe Ukraine at Bank Credit Dnepr.

37.                               Funds debiting agreement dated 9 December 2011 between Interpipe Ukraine as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank in relation to accounts held by Interpipe Ukraine at Bank Credit Dnepr.

38.                               Rights to funds pledge agreement dated 9 December 2011 between Lugansk as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Lugansk at JSC “UKRSOTSBANK”.

39.                               Funds debiting agreement dated 9 December 2011 between Lugansk as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Lugansk at JSC “UKRSOTSBANK”.

40.                               Rights to funds pledge agreement dated 6 December 2011 between Lugansk as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Lugansk at ING Ukraine.

41.                               Funds debiting agreement dated 6 December 2011 between Lugansk as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Lugansk at ING Ukraine.

42.                               Rights to funds pledge agreement dated 9 December 2011 between Lugansk as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Lugansk at Bank Credit Dnepr.

43.                               Funds debiting agreement dated 9 December 2011 between Lugansk as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank in relation to accounts held by Lugansk at Bank Credit Dnepr.

44.                               Rights to funds pledge agreement dated 9 December 2011 between LLC Novomoskovskaya Posuda as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by LLC Novomoskovskaya Posuda at JSC “UKRSOTSBANK”.

45.                               Funds debiting agreement dated 9 December 2011 between LLC Novomoskovskaya Posuda as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by LLC Novomoskovskaya Posuda at JSC “UKRSOTSBANK”.

46.                               Rights to funds pledge agreement dated 6 December 2011 between LLC Novomoskovskaya Posuda as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by LLC Novomoskovskaya Posuda at ING Ukraine.

47.                               Funds debiting agreement dated 6 December 2011 between LLC Novomoskovskaya Posuda as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by LLC Novomoskovskaya Posuda at ING Ukraine.

48.                               Withdrawal Agreement dated 9 December 2011 between Interpipe Russia, the Existing Offshore Security Agent and Redacted as the account bank, with respect to certain bank accounts held by Interpipe Russia at Redacted (the document is not a security document and would not place any Finance Party in the position of a secured creditor upon the bankruptcy of Interpipe Russia, it also does not provide the finance parties with any priority rights to any funds in the relevant accounts).

49.                               Account charge dated 15 December 2011 between Interpipe Europe, KLW Wheelco and Interpipe Dubai as pledgors, and the Existing Offshore Security Agent, over collection accounts held by Interpipe Europe, KLW Wheelco and Interpipe Dubai, in each case at UniCredit, London.

50.                               Account charge dated 11 December 2011 between the Existing Parent as chargor and the Existing Offshore Security Agent, in relation to US$24,000,000 held by the Existing Parent with UniCredit, London.

51.                               Account charge dated 13 December 2011 between the Existing Parent, KLW Ltd, Interpipe Europe, KLW Wheelco, Interpipe America and Interpipe Dubai as chargors, and the Existing Offshore Security Agent, over bank accounts (including the offshore general holding accounts) held by the Existing Parent, KLW Ltd, Interpipe Europe, KLW Wheelco, Interpipe America and Interpipe Dubai, in each case at UniCredit, London.

52.                               Account charge dated 15 December 2011 between Steel.One as chargor and the Existing Offshore Security Agent, in relation to the offshore equity contribution account held by Steel.One with Barclays Bank PLC.

53.                               Account pledge dated 5 March 2012 between Interpipe Kazakhstan as pledgor, the Existing Offshore Security Agent and JSC “ATF Bank” as local accounts bank as amended by the supplemental agreement dated 28 December 2012, over bank accounts held by Interpipe Kazakhstan at JSC “ATF Bank”.

54.                               Mortgage agreement dated 6 December 2011 between Interpipe Niko Tube as mortgagor and the Existing Ukrainian Security Agent as mortgagee, in relation to immoveable property of Interpipe Niko Tube.

55.                               Mortgage agreement dated 7 December 2011 between Interpipe NTRP as mortgagor and the Existing Ukrainian Security Agent as mortgagee, in relation to immoveable property of Interpipe NTRP.

56.                               Pledge dated 6 December 2011 between Interpipe Niko Tube as pledgor and the Existing Ukrainian Security Agent as pledgee in relation to moveable property of Interpipe Niko Tube.

57.                               Pledge dated 6 December 2011 between Interpipe NTRP as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to moveable property of Interpipe NTRP.

58.                               Property rights pledge agreement dated 6 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to property rights of Interpipe Ukraine as seller under intra-group sales contracts.

59.                               Pledge dated 7 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to inventory held by Interpipe Ukraine.

60.                               Pledge dated 7 December 2011 between Interpipe NTRP as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to Inventory held by Interpipe NTRP.

61.                               Pledge dated 7 December 2011 between Interpipe Niko Tube as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to inventory held by Interpipe Niko Tube.

62.                               Pledge of rights dated 9 December 2011 between Interpipe Russia as pledgor and the Existing Offshore Security Agent, relating to receivables under offtaker contracts of Interpipe Russia.

63.                               Absolute assignment dated 15 December 2011 between Interpipe Dubai as assignor and the Existing Offshore Security Agent.

64.                               Security agreement dated 9 December 2011 between Interpipe America as security provider and the Existing Offshore Security Agent, in relation to inventory held by Interpipe America.

65.                               Security assignment dated 12 December 2011 between Interpipe Europe as assignor and the Existing Offshore Security Agent, in relation to receivables under offtaker contracts of Interpipe Europe.

66.                               Security assignment dated 12 December 2011 between KLW Wheelco as assignor and the Existing Offshore Security Agent, in relation to receivables under offtaker contracts of KLW Wheelco.

(C)                               THIRD RANKING SHARE AND ASSET SECURITY

1.                                      Assignment dated 11 December 2011 between Steel.One as assignor and the Existing Offshore Security Agent, in relation to the Danieli contracts.

2.                                      Assignment of the Danieli contracts dated 13 December 2011 between Dneprosteel and the Existing Offshore Security Agent, in relation to offshore insurances of Dneprosteel.

3.                                      Assignment of offshore insurances dated 13 December 2011 between Steel.One as borrower, Dneprosteel and the Existing Offshore Security Agent.

4.                                      Cyprus shareholder facility agreement assignment agreement dated 13 December 2011 between Steel.One, Dneprosteel and the Existing Offshore Security Agent.

5.                                      Offshore debenture dated 11 December 2011 between Steel.One as chargor and the Existing Offshore Security Agent, in relation to Danieli equipment, deposit accounts, rights and interests in nationalisation proceeds, insurance contracts and all present and future assets, benefits, claims and undertakings of Steel.One.

6.                                      Steel.One third ranking share charge dated 13 December 2011 between the Existing Parent and the Existing Offshore Security Agent.

7.                                      Mortgage agreement dated 20 December 2011 between Dneprosteel as mortgagor and the Existing Ukrainian Security Agent as mortgagee, in relation to future immovable property of Dneprosteel.

8.                                      Onshore nationalisation proceeds pledge agreement dated 20 December 2011 between Dneprosteel as pledgor and the Existing Ukrainian Security Agent as pledgee.

9.                                      Rights to funds pledge agreement dated 20 December 2011 between Dneprosteel as pledgor, the Existing Ukrainian Security Agent as pledgee and JSC “CITIBANK” as servicing bank, in relation to accounts of Dneprosteel at JSC “CITIBANK”.

10.                               Rights to deposit pledge agreement dated 20 December 2011 between Dneprosteel as pledgor, the Existing Ukrainian Security Agent as pledgee and JSC “CITIBANK” as servicing bank, in relation to accounts of Dneprosteel at JSC “CITIBANK”.

11.                               Funds debiting agreement dated 20 December 2011 between Dneprosteel as client, the Existing Ukrainian Security Agent as beneficiary and JSC “CITIBANK” as servicing bank, in relation to accounts of Dneprosteel at JSC “CITIBANK”.

12.                               Rights to funds pledge agreement dated 20 December 2011 between Dneprosteel as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relating to accounts of Dneprosteel held at Bank Credit Dnepr.

13.                               Funds debiting agreement dated 20 December 2011 between Dneprosteel as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relating to accounts of Dneprosteel held at Bank Credit Dnepr.

14.                               Moveable property pledge agreement dated 20 December 2011 between Dneprosteel as pledgor and the Existing Ukrainian Security Agent as pledgee, relating to equipment/moveable assets of Dneprosteel.

15.                               Property rights pledge agreement dated 20 December 2011 between Dneprosteel as pledgor and the Existing Ukrainian Security Agent as pledgee, relating to rights and interests of Dneprosteel as purchaser under a scrap supply contract, including to claim supplies and payment from Dneprovtormet thereunder.

16.                               Property rights pledge agreement dated 20 December 2011 between Dneprovtormet as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to rights and interests of Dneprovtormet as supplier under a scrap supply contact, including to receive all and any money payable by Dneprosteel thereunder.

17.                               Property rights pledge agreement dated 20 December 2011 between Dneprosteel as pledgor and the Existing Ukrainian Security Agent as pledgee, relating to rights and interests of Dneprosteel as supplier under a supply contract, including to receive all and any money payable by Interpipe Ukraine thereunder.

18.                               Participation interest pledge agreement dated 20 December 2011 between Steel.One as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Steel.One in Energo.

19.                               Participation interest pledge agreement dated 20 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Interpipe Ukraine in Energo.

20.                               Rights to funds pledge agreement dated 20 December 2011 between Energo as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Energo at Bank Credit Dnepr.

21.                               Funds debiting agreement dated 20 December 2011 between Energo as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Energo at Bank Credit Dnepr.

22.                               Rights to funds pledge agreement dated 20 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent as pledgee and JSC “CITIBANK” as servicing bank, relating to accounts held by Interpipe Ukraine with JSC “CITIBANK”.

23.                               Funds debiting agreement dated 20 December 2011 between Interpipe Ukraine as client, the Existing Ukrainian Security Agent as beneficiary and JSC “CITIBANK” as servicing bank, relating to accounts held by Interpipe Ukraine with JSC “CITIBANK”.

24.                               Property rights pledge agreement dated 20 December 2011 between Energo as pledgor and the Existing Ukrainian Security Agent as pledgee relating to rights and interests under a loan agreement, including to receive all and any money payable by Steel.One thereunder.

25.                               Property rights pledge agreement dated 20 December 2011 between Steel.One as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to rights and interests of Steel.One under a loan agreement, including to receive all and any money payable by Energo thereunder.

SCHEDULE 8

EXISTING SECURITY RELEASES

PART 1

PRE-SIGNED EXISTING GENERAL SECURITY RELEASES

1.                                      An English law deed of release entered into by the Existing Offshore Security Agent in favour of the Released Parties (as defined therein) in relation to the release of:

(a)                                 the charge dated 12 December 2011 between Crestfield Limited, Amara Global Limited, Moonlight Global Limited, Pinecrest Properties Inc., Whitehouse Holdings Limited, Marodima Limited and Baylena Limited as chargors and the Existing Offshore Security Agent as chargee, over receivables arising under any shareholder loan or (as third ranking security) equity provider project loan made to the Existing Parent;

(b)                                 the account charge dated 15 December 2011 between Interpipe Europe, KLW Wheelco and Interpipe Dubai as pledgors, and the Existing Offshore Security Agent, over collection accounts held by Interpipe Europe, KLW Wheelco and Interpipe Dubai, in each case at UniCredit, London;

(c)                                  the account charge dated 11 December 2011 between the Existing Parent as chargor and the Existing Offshore Security Agent, in relation to US$24,000,000 held by the Existing Parent with UniCredit, London;

(d)                                 the account charge dated 13 December 2011 between the Existing Parent, KLW Ltd, Interpipe Europe, KLW Wheelco, Interpipe America and Interpipe Dubai as chargors, and the Existing Offshore Security Agent, over bank accounts (including the offshore general holding accounts) held by the Existing Parent, KLW Ltd, Interpipe Europe, KLW Wheelco, Interpipe America and Interpipe Dubai, in each case at UniCredit, London;

(e)                                  the account charge dated 15 December 2011 between Steel.One as chargor and the Existing Offshore Security Agent, in relation to the offshore equity contribution account held by Steel.One with Barclays Bank PLC;

(f)                                   the assignment dated 11 December 2011 between Steel.One as assignor and the Existing Offshore Security Agent, in relation to the Danieli contracts;

(g)                                  the assignment of the Danieli contracts dated 13 December 2011 between Dneprosteel and the Existing Offshore Security Agent, in relation to offshore insurances of Dneprosteel;

(h)                                 the assignment of offshore insurances dated 13 December 2011 between Steel.One as borrower, Dneprosteel and the Existing Offshore Security Agent;

(i)                                     the Cyprus shareholder facility agreement assignment agreement dated 13 December 2011 between Steel.One, Dneprosteel and the Existing Offshore Security Agent; and

(j)                                    the offshore debenture dated 11 December 2011 between Steel.One as chargor and the Existing Offshore Security Agent, in relation to Danieli equipment, deposit accounts, rights and interests in nationalisation proceeds, insurance contracts and all present and future assets, benefits, claims and undertakings of Steel.One.

2.                                      A Swiss law security release agreement entered into by the Existing Offshore Security Agent, the Existing Parent, Interpipe Europe and KLW Wheelco in relation to the release of:

(a)                                 the pledge of shares dated 12 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee, in relation to shares held in Interpipe Europe (first ranking);

(b)                                 the pledge of shares dated 12 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee, in relation to shares held in KLW Wheelco (first ranking);

(c)                                  the security assignment dated 12 December 2011 between Interpipe Europe as assignor and the Existing Offshore Security Agent, in relation to receivables under offtaker contracts of Interpipe Europe; and

(d)                                 the security assignment dated 12 December 2011 between KLW Wheelco as assignor and the Existing Offshore Security Agent, in relation to receivables under offtaker contracts of KLW Wheelco.

3.                                      A New York law security release agreement entered into by the Existing Offshore Security Agent in favour of Interpipe America and Interpipe Europe in relation to the release of:

(a)                                 the pledge of shares dated 9 December 2011 between Interpipe Europe as pledgor and the Existing Offshore Security Agent as pledgee, in relation to shares held in Interpipe America (first ranking); and

(b)                                 the security agreement dated 9 December 2011 between Interpipe America as security provider and the Existing Offshore Security Agent, in relation to inventory held by Interpipe America.

4.                                      A Cypriot law deed of release entered into by Crestfield Limited, Amara Global Limited, Moonlight Global Limited, Pinecrest Properties Inc., Whitehouse Holdings Limited, Marodima Limited, Baylena Limited and the Existing Offshore Security Agent in relation to the release of the pledge of shares dated 11 December 2011 between Crestfield Limited, Amara Global Limited, Moonlight Global Limited, Pinecrest Properties Inc., Whitehouse Holdings Limited, Marodima Limited and Baylena Limited as pledgors and the Existing Offshore Security Agent as pledgee, in relation to shares held in the Existing Parent (first ranking).

5.                                      A Cypriot law deed of release entered into by the Existing Offshore Security Agent and the Existing Parent in relation to the release of the pledge of shares dated 12 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee, in relation to shares held in KLW Ltd (first ranking)

6.                                      A Cypriot law deed of release entered into by the Existing Offshore Security Agent and the Existing Parent in relation to the release of the Steel.One third ranking share charge dated 13 December 2011 between the Existing Parent and the Existing Offshore Security Agent.

7.                                      A Kazakh law termination agreement entered into by the Existing Offshore Security Agent, Interpipe Kazakhstan and JSC “ATF Bank” in relation to the release of the account pledge dated 5 March 2012 between Interpipe Kazakhstan as pledgor, the Existing Offshore Security Agent and JSC “ATF Bank” as local accounts bank as amended by the supplemental agreement dated 28 December 2012, over bank accounts held by Interpipe Kazakhstan at JSC “ATF Bank”.

8.                                      A Kazakh law termination agreement entered into by the Existing Offshore Security Agent and the Existing Parent in relation to the release of the pledge of shares dated 12 December 2011 between the Existing Parent as pledgor and the Existing Offshore Security Agent as pledgee as amended by the supplemental agreements dated 28 December 2012, 28 April 2017 and 12 October 2017 in relation to shares held in Interpipe Kazakhstan (first ranking).

PART 2

PRE-SIGNED EXISTING EAF SECURITY RELEASES

1.                                      An English law deed of release entered into by the Existing EAF Loan Offshore Security Trustee in favour of the Released Parties (as defined therein) in relation to the release of:

(a)                                 the Project Company assignment of Danieli contracts, between Dneprosteel as assignor, the EAF Loan Facility Agent, the Existing EAF Loan Offshore Security Trustee and the Existing EAF Loan Onshore Security Agent, dated 4 April 2008;

(b)                                 the borrower assignment of Danieli contracts, between Steel.One as assignor, the EAF Loan Facility Agent, the Existing EAF Loan Offshore Security Trustee, and the Existing EAF Loan Onshore Security Agent, dated 4 April 2008;

(c)                                  the offshore debenture between Steel.One as borrower, the Existing EAF Loan Offshore Security Trustee and EAF Loan Facility Agent, dated 4 April 2008;

(d)                                 the assignment agreement in respect of offshore insurances between Steel.One and Dneprosteel as assignors and the EAF Loan Facility Agent and Existing EAF Loan Offshore Security Trustee, dated 24 April 2008;

(e)                                  the Cyprus shareholder facility agreement assignment agreement between Steel.One as assignor, Dneprosteel, the EAF Loan Facility Agent and the Existing EAF Loan Offshore Security Trustee, dated 4 April 2008;

(f)                                   the security over intercompany working capital loan agreement between Interpipe Ukraine as Chargor, Steel.One, the EAF Loan Facility Agent and the Existing EAF Loan Offshore Security Trustee, dated 25 November 2011; and

(g)                                  the security over intercompany working capital loan agreement between Steel.One as Chargor, Interpipe Ukraine, the EAF Loan Facility Agent and the Existing EAF Loan Offshore Security Trustee, dated 25 November 2011.

2.                                      A Cypriot law deed of release entered into by the Existing EAF Loan Offshore Security Trustee and the Existing Parent in relation to the release of the deed of pledge over all the Steel.One shares, between the Existing Parent as pledgor and the Existing EAF Loan Offshore Security Trustee as pledgee, dated 4 April 2008.

3.                                      An English law deed of release entered into by the Existing EAF Notes Offshore Security Trustee in favour of the Released Parties (as defined therein) in relation to the release of:

(a)                                 the Project Company assignment of Danieli contracts, between Dneprosteel as assignor, the EAF Notes Agent, the Existing EAF Notes Offshore Security Trustee and the Existing EAF Notes Onshore Security Agent, dated 25 November 2011;

(b)                                 the borrower assignment of Danieli contracts, between Steel.One as assignor, the EAF Notes Agent, the Existing EAF Notes Offshore Security Trustee, and the Existing EAF Notes Onshore Security Agent, dated 25 November 2011;

(c)                                  the offshore debenture between Steel.One as borrower, the Existing EAF Notes Offshore Security Trustee and the EAF Notes Agent, dated 25 November 2011;

(d)                                 the assignment agreement in respect of offshore insurances between Steel.One and Dneprosteel as assignors and the EAF Notes Agent and the Existing EAF Notes Offshore Security Trustee, dated 25 November 2011;

(e)                                  the Cyprus shareholder facility agreement assignment agreement between Steel.One as assignor, Dneprosteel and Barclays Bank PLC as EAF Notes Agent and Existing EAF Notes Offshore Security Trustee, dated 25 November 2011;

(f)                                   the security over intercompany working capital loan agreement between Interpipe Ukraine as chargor, Steel.One, the EAF Notes Agent and the Existing EAF Notes Offshore Security Trustee, dated 25 November 2011; and

(g)                                  the security over intercompany working capital loan agreement between Steel.One as chargor, Interpipe Ukraine, the EAF Notes Agent and the Existing EAF Notes Offshore Security Trustee, dated 25 November 2011.

4.                                      A Cypriot law deed of release entered into by the Existing EAF Notes Offshore Security Trustee and the Existing Parent in relation to the release of the second ranking share charge over all the Steel.One shares, between the Existing Parent as pledgor and the Existing EAF Notes Offshore Security Trustee as pledgee, dated 25 November 2011.

PART 3

POST-CLOSING EXISTING GENERAL SECURITY RELEASES

1.                                      A UAE law release and reassignment agreement entered into by the Existing Offshore Security Agent, Mashreqbank psc, the Existing Parent and Interpipe Dubai in relation to the release of:

(a)                                 the pledge of shares dated 14 December 2011 between the Existing Parent as pledgor and Mashreqbank psc as co-security agent of the Existing Offshore Security Agent, in relation to shares held in Interpipe Dubai (first ranking); and

(b)                                 the absolute assignment dated 15 December 2011 between Interpipe Dubai as assignor and the Existing Offshore Security Agent.

2.                                      A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Existing Parent and JSC “CITIBANK” in relation to the release of the share pledge agreement dated 6 December 2011 between the Existing Parent as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Dneprovtormet, Interpipe NMPP and Interpipe NTRP (first ranking).

3.                                      A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Existing Parent and JSC “CITIBANK” in relation to the release of the share blocking agreement dated 6 December 2011 between the Existing Parent as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Dneprovtormet, Interpipe NMPP and Interpipe NTRP (first ranking).

4.                                      A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Interpipe Ukraine and JSC “CITIBANK” in relation to the release of the share pledge agreement dated 6 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Interpipe NTRP (first ranking).

5.                                      A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Interpipe Ukraine and JSC “CITIBANK” in relation to the release of the share blocking agreement dated 6 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Interpipe NTRP (first ranking).

6.                                      A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, KLW Ltd and JSC “CITIBANK” in relation to the release of the share pledge agreement dated 6 December 2011 between KLW Ltd as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Interpipe NTRP (first ranking).

7.                                      A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, KLW Ltd and JSC “CITIBANK” in relation to the release of the share blocking agreement dated 6 December 2011 between KLW Ltd as pledgor, the Existing Ukrainian Security Agent (as pledgee and initial custodian) and JSC “CITIBANK” as custodian, in relation to shares held in Interpipe NTRP (first ranking).

8.                                      A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Ukraine in relation to the release of the participation interest pledge agreement dated 7 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee in relation to participation interest owned by Interpipe Ukraine in Limited Liability Company Transkom Dnepr and Limited Liability Company “Interpipe Management” (first ranking).

9.                                      A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NTRP in relation to the release of the participation interest pledge agreement dated 7 December 2011 between Interpipe NTRP as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Interpipe NTRP in LIMITED LIABILITY COMPANY “VAPNIANA FABRYKA” and Limited Liability Company “Transkom Dnepr” (first ranking).

10.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and the Existing Parent in relation to the release of the participation interest pledge agreement dated 7 December 2011 between the Existing Parent as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by the Existing Parent in Limited Liability Company “Interpipe Management”, Interpipe Niko Tube, Interpipe Ukraine and Limited Liability Company Research and Development Center “Quality” (first ranking).

11.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NMPP in relation to the release of the participation interest pledge agreement dated 6 December 2011 between Interpipe NMPP as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Interpipe NMPP in LLC Novomoskovskaya Posuda (first ranking).

12.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprovtormet in relation to the release of the participation interest pledge agreement dated 6 December 2011 between Dneprovtormet as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Dneprovtormet in Lugansk (first ranking).

13.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Ukraine in relation to the release of the rights to funds pledge agreement dated 6 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, over the final onshore collection accounts and other accounts held by Interpipe Ukraine at ING Ukraine.

14.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Ukraine in relation to the release of the rights to deposit pledge agreement dated 6 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, over the final onshore collection accounts and other accounts held by Interpipe Ukraine at ING Ukraine.

15.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Ukraine in relation to the release of the funds debiting agreement dated 6 December 2011 between Interpipe Ukraine as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, over the final onshore collection accounts and other accounts held by Interpipe Ukraine at ING Ukraine.

16.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Dneprovtormet in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Dneprovtormet as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Dneprovtormet at JSC “UKRSOTSBANK”.

17.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Dneprovtormet in relation to the release of the funds debiting agreement dated 9 December 2011 between Dneprovtormet as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Dneprovtormet at JSC “UKRSOTSBANK”.

18.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprovtormet in relation to the release of the rights to funds pledge agreement dated 6 December 2011 between Dneprovtormet as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Dneprovtormet at ING Ukraine.

19.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprovtormet in relation to the release of the funds debiting agreement dated 6 December 2011 between Dneprovtormet as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Dneprovtormet at ING Ukraine.

20.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Dneprovtormet in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Dneprovtormet as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Dneprovtormet at Bank Credit Dnepr.

21.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Dneprovtormet in relation to the release of the rights to deposit pledge agreement dated 9 December 2011 between Dneprovtormet as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Dneprovtormet at Bank Credit Dnepr.

22.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Dneprovtormet in relation to the release of the funds debiting agreement dated 9 December 2011 between Dneprovtormet as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Dneprovtormet at Bank Credit Dnepr.

23.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Niko Tube in relation to the release of the rights to funds pledge agreement dated 6 December 2011 between Interpipe Niko Tube as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Interpipe Niko Tube at ING Ukraine.

24.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Niko Tube in relation to the release of the funds debiting agreement dated 6 December 2011 between Interpipe Niko Tube as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Interpipe Niko Tube at ING Ukraine.

25.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Interpipe Niko Tube in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Interpipe Niko Tube as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe Niko Tube at JSC “UKRSOTSBANK”.

26.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Interpipe Niko Tube in relation to the release of the funds debiting agreement dated 9 December 2011 between Interpipe Niko Tube as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe Niko Tube at JSC “UKRSOTSBANK”.

27.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe Niko Tube in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Interpipe Niko Tube as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe Niko Tube at Bank Credit Dnepr.

28.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe Niko Tube in relation to the release of the rights to deposit pledge agreement dated 9 December 2011 between Interpipe Niko Tube as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe Niko Tube at Bank Credit Dnepr.

29.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe Niko Tube in relation to the release of the funds debiting agreement dated 9 December 2011 between Interpipe Niko Tube as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe Niko Tube at Bank Credit Dnepr.

30.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Interpipe NMPP in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Interpipe NMPP as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe NMPP at JSC “UKRSOTSBANK”.

31.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Interpipe NMPP in relation to the release of the funds debiting agreement dated 9 December 2011 between Interpipe NMPP as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe NMPP at JSC “UKRSOTSBANK”.

32.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NMPP in relation to the release of the rights to funds pledge agreement dated 6 December 2011 between Interpipe NMPP as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Interpipe NMPP at ING Ukraine.

33.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NMPP in relation to the release of the funds debiting agreement dated 6 December 2011 between Interpipe NMPP as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Interpipe NMPP at ING Ukraine.

34.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe NMPP in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Interpipe NMPP as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NMPP at Bank Credit Dnepr.

35.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe NMPP in relation to the release of the rights to deposit pledge agreement dated 9 December 2011 between Interpipe NMPP as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NMPP at Bank Credit Dnepr.

36.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe NMPP in relation to the release of the funds debiting agreement dated 9

December 2011 between Interpipe NMPP as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NMPP at Bank Credit Dnepr.

37.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NTRP in relation to the release of the rights to funds pledge agreement dated 6 December 2011 between Interpipe NTRP as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by Interpipe NTRP at ING Ukraine.

38.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NTRP in relation to the release of the funds debiting agreement dated 6 December 2011 between Interpipe NTRP as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by Interpipe NTRP at ING Ukraine.

39.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Interpipe NTRP in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Interpipe NTRP as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe NTRP at JSC “UKRSOTSBANK”.

40.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Interpipe NTRP in relation to the release of the funds debiting agreement dated 9 December 2011 between Interpipe NTRP as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe NTRP at JSC “UKRSOTSBANK”.

41.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe NTRP in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Interpipe NTRP as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NTRP at Bank Credit Dnepr.

42.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe NTRP in relation to the release of the rights to deposit pledge agreement dated 9 December 2011 between Interpipe NTRP as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NTRP at Bank Credit Dnepr.

43.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe NTRP in relation to the release of the funds debiting agreement dated 9 December 2011 between Interpipe NTRP as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Interpipe NTRP at Bank Credit Dnepr.

44.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Interpipe Ukraine in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe Ukraine at JSC “UKRSOTSBANK”.

45.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and Interpipe Ukraine in relation to the release of the funds debiting agreement dated 9 December 2011 between Interpipe Ukraine as client, the Existing Ukrainian

Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Interpipe Ukraine at JSC “UKRSOTSBANK”.

46.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe Ukraine in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank in relation to accounts held by Interpipe Ukraine at Bank Credit Dnepr.

47.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe Ukraine in relation to the release of the rights to deposit pledge agreement dated 9 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank in relation to accounts held by Interpipe Ukraine at Bank Credit Dnepr.

48.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Interpipe Ukraine in relation to the release of the funds debiting agreement dated 9 December 2011 between Interpipe Ukraine as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank in relation to accounts held by Interpipe Ukraine at Bank Credit Dnepr.

49.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and LLC Novomoskovskaya Posuda in relation to the release of the rights to funds pledge agreement dated 9 December 2011 between LLC Novomoskovskaya Posuda as pledgor, the Existing Ukrainian Security Agent as pledgee and the Ukrainian Override Agent as servicing bank, in relation to accounts held by LLC Novomoskovskaya Posuda at JSC “UKRSOTSBANK”.

50.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, the Ukrainian Override Agent and LLC Novomoskovskaya Posuda in relation to the release of the funds debiting agreement dated 9 December 2011 between LLC Novomoskovskaya Posuda as client, the Existing Ukrainian Security Agent as beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by LLC Novomoskovskaya Posuda at JSC “UKRSOTSBANK”.

51.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and LLC Novomoskovskaya Posuda in relation to the release of the rights to funds pledge agreement dated 6 December 2011 between LLC Novomoskovskaya Posuda as pledgor and the Existing Ukrainian Security Agent as pledgee and servicing bank, in relation to accounts held by LLC Novomoskovskaya Posuda at ING Ukraine.

52.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and LLC Novomoskovskaya Posuda in relation to the release of the funds debiting agreement dated 6 December 2011 between LLC Novomoskovskaya Posuda as client and the Existing Ukrainian Security Agent as beneficiary and servicing bank, in relation to accounts held by LLC Novomoskovskaya Posuda at ING Ukraine.

53.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Niko Tube in relation to the release of the mortgage agreement dated 6 December 2011 between Interpipe Niko Tube as mortgagor and the Existing Ukrainian Security Agent as mortgagee, in relation to immoveable property of Interpipe Niko Tube.

54.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NTRP in relation to the release of the mortgage agreement dated 7 December 2011 between Interpipe NTRP as mortgagor and the Existing Ukrainian Security Agent as mortgagee, in relation to immoveable property of Interpipe NTRP.

55.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Niko Tube in relation to the release of the pledge dated 6 December 2011 between Interpipe Niko Tube as pledgor and the Existing Ukrainian Security Agent as pledgee in relation to moveable property of Interpipe Niko Tube.

56.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NTRP in relation to the release of the pledge dated 6 December 2011 between Interpipe NTRP as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to moveable property of Interpipe NTRP.

57.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Ukraine in relation to the release of the property rights pledge agreement dated 6 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to property rights of Interpipe Ukraine as seller under intra-group sales contracts.

58.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Ukraine in relation to the release of the pledge dated 7 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to inventory held by Interpipe Ukraine.

59.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe NTRP in relation to the release of the pledge dated 7 December 2011 between Interpipe NTRP as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to Inventory held by Interpipe NTRP.

60.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Niko Tube in relation to the release of the pledge dated 7 December 2011 between Interpipe Niko Tube as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to inventory held by Interpipe Niko Tube.

61.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprosteel in relation to the release of the mortgage agreement dated 20 December 2011 between Dneprosteel as mortgagor and the Existing Ukrainian Security Agent as mortgagee, in relation to future immovable property of Dneprosteel.

62.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprosteel in relation to the release of the onshore nationalisation proceeds pledge agreement dated 20 December 2011 between Dneprosteel as pledgor and the Existing Ukrainian Security Agent as pledgee.

63.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, JSC “CITIBANK” and Dneprosteel in relation to the release of the rights to funds pledge agreement dated 20 December 2011 between Dneprosteel as pledgor, the Existing Ukrainian Security Agent as pledgee and JSC “CITIBANK” as servicing bank, in relation to accounts of Dneprosteel at JSC “CITIBANK”.

64.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, JSC “CITIBANK” and Dneprosteel in relation to the release of the rights to deposit pledge agreement dated 20 December 2011 between Dneprosteel as pledgor, the Existing Ukrainian Security Agent as pledgee and JSC “CITIBANK” as servicing bank, in relation to accounts of Dneprosteel at JSC “CITIBANK”.

65.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, JSC “CITIBANK” and Dneprosteel in relation to the release of the funds debiting agreement dated 20 December 2011 between Dneprosteel as client, the Existing Ukrainian Security Agent as beneficiary and JSC “CITIBANK” as servicing bank, in relation to accounts of Dneprosteel at JSC “CITIBANK”.

66.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Dneprosteel in relation to the release of the rights to funds pledge agreement dated 20 December 2011 between Dneprosteel as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relating to accounts of Dneprosteel held at Bank Credit Dnepr.

67.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Dneprosteel in relation to the release of the funds debiting agreement dated 20 December 2011 between Dneprosteel as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relating to accounts of Dneprosteel held at Bank Credit Dnepr.

68.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprosteel in relation to the release of the moveable property pledge agreement dated 20 December 2011 between Dneprosteel as pledgor and the Existing Ukrainian Security Agent as pledgee, relating to equipment/moveable assets of Dneprosteel.

69.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprosteel in relation to the release of the property rights pledge agreement dated 20 December 2011 between Dneprosteel as pledgor and the Existing Ukrainian Security Agent as pledgee, relating to rights and interests of Dneprosteel as purchaser under a scrap supply contract, including to claim supplies and payment from Dneprovtormet thereunder.

70.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprovtormet in relation to the release of the property rights pledge agreement dated 20 December 2011 between Dneprovtormet as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to rights and interests of Dneprovtormet as supplier under a scrap supply contact, including to receive all and any money payable by Dneprosteel thereunder.

71.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Dneprosteel in relation to the release of the property rights pledge agreement dated 20 December 2011 between Dneprosteel as pledgor and the Existing Ukrainian Security Agent as pledgee, relating to rights and interests of Dneprosteel as supplier under a supply contract, including to receive all and any money payable by Interpipe Ukraine thereunder.

72.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Steel.One in relation to the release of the participation interest pledge agreement dated 20 December 2011 between Steel.One as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Steel.One in Energo.

73.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Interpipe Ukraine in relation to the release of the participation interest pledge agreement dated 20 December 2011 between Interpipe Ukraine as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to participation interest owned by Interpipe Ukraine in Energo.

74.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Energo in relation to the release of the rights to funds pledge agreement dated 20

December 2011 between Energo as pledgor, the Existing Ukrainian Security Agent as pledgee and Bank Credit Dnepr as servicing bank, in relation to accounts held by Energo at Bank Credit Dnepr.

75.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, Bank Credit Dnepr and Energo in relation to the release of the funds debiting agreement dated 20 December 2011 between Energo as client, the Existing Ukrainian Security Agent as beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Energo at Bank Credit Dnepr.

76.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, JSC “CITIBANK” and Interpipe Ukraine in relation to the release of the rights to funds pledge agreement dated 20 December 2011 between Interpipe Ukraine as pledgor, the Existing Ukrainian Security Agent as pledgee and JSC “CITIBANK” as servicing bank, relating to accounts held by Interpipe Ukraine with JSC “CITIBANK”.

77.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent, JSC “CITIBANK” and Interpipe Ukraine in relation to the release of the funds debiting agreement dated 20 December 2011 between Interpipe Ukraine as client, the Existing Ukrainian Security Agent as beneficiary and JSC “CITIBANK” as servicing bank, relating to accounts held by Interpipe Ukraine with JSC “CITIBANK”.

78.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Energo in relation to the release of the property rights pledge agreement dated 20 December 2011 between Energo as pledgor and the Existing Ukrainian Security Agent as pledgee relating to rights and interests under a loan agreement, including to receive all and any money payable by Steel.One thereunder.

79.                               A Ukrainian law termination agreement entered into by the Existing Ukrainian Security Agent and Steel.One in relation to the release of the property rights pledge agreement dated 20 December 2011 between Steel.One as pledgor and the Existing Ukrainian Security Agent as pledgee, in relation to rights and interests of Steel.One under a loan agreement, including to receive all and any money payable by Energo thereunder.

80.                               A notice to be dispatched by the Existing Ukrainian Security Agent to each of Lugansk and the Ukrainian Override Agent regarding termination of the rights to funds pledge agreement dated 9 December 2011 and the funds debiting agreement dated 9 December 2011 each between Lugansk as pledgor, the Existing Ukrainian Security Agent as pledgee and beneficiary and the Ukrainian Override Agent as servicing bank, in relation to accounts held by Lugansk at the Ukrainian Override Agent.

81.                               A notice to be dispatched by the Existing Ukrainian Security Agent to Lugansk regarding termination of the rights to funds pledge agreement dated 6 December 2011 and the funds debiting agreement dated 6 December 2011 each between Lugansk as pledgor and the Existing Ukrainian Security Agent as pledgee, beneficiary and servicing bank, in relation to accounts held by Lugansk at the Existing Ukrainian Security Agent.

82.                               A notice to be dispatched by the Existing Ukrainian Security Agent to each of Lugansk and Bank Credit Dnepr regarding termination of the rights to funds pledge agreement dated 9 December 2011 and the funds debiting agreement dated 9 December 2011 each between Lugansk as pledgor, the Existing Ukrainian Security Agent as pledgee and beneficiary and Bank Credit Dnepr as servicing bank, in relation to accounts held by Lugansk at Bank Credit Dnepr.

PART 4

POST-CLOSING EXISTING EAF SECURITY RELEASES

1.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge of property rights to onshore accounts between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 4 April 2008, as amended by the amendment agreement dated 17 December 2011.

2.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprosteel in relation to the release of the funds transfer agreement relating to onshore accounts between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee and bank, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

3.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge of property rights under the sales contract between Dneprosteel and Interpipe Ukraine for the purchase by Interpipe Ukraine of the production of the project plant, between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 16 April 2008 as amended by the amendment agreement dated 17 December 2011.

4.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge over onshore nationalisation proceeds between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

5.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge of property rights to a current account with Bank Credit Dnepr between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

6.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent, Bank Credit Dnepr and Dneprosteel in relation to the release of the funds transfer agreement relating to a current account with Bank Credit Dnepr between Dneprosteel as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Bank Credit Dnepr as bank, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

7.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge over equipment/movable assets, between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 4 April 2008 as amended by the amendment agreement dated 17 December 2011.

8.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge of property rights of purchaser under scrap supply contract, between Dneprosteel as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 16 April 2008 as amended by the amendment agreement dated 17 December 2011.

9.                                      A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprovtormet in relation to the release of the agreement on pledge of property rights of supplier under scrap supply contract, between Dneprovtormet as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 16 April 2008 as amended by the amendment agreement dated 17 December 2011.

10.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent, Steel.One and Interpipe Ukraine in relation to the release of the agreement on pledge of participatory interests in Dneprosteel between Steel.One and Interpipe Ukraine as pledgors and the Existing EAF Loan Onshore Security Agent as pledgee, dated 8 April 2008.

11.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Dneprosteel in relation to the release of the mortgage agreement over future immovable property of Dneprosteel, between Dneprosteel as mortgagor and the Existing EAF Loan Onshore Security Agent as mortgagee, dated 8 April 2008 as amended by the amendment agreement dated 17 December 2011.

12.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent, Interpipe Ukraine and Dneprosteel in relation to the release of the assignment agreement regarding rights under the sales contract between Dneprosteel and Interpipe Ukraine, between Dneprosteel as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Interpipe Ukraine as purchaser, dated 16 April 2008.

13.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent, Dneprovtormet and Dneprosteel in relation to the release of the assignment agreement regarding rights under the scrap supply contract, between Dneprosteel as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Dneprovtormet as supplier, dated 16 April 2008.

14.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent, Dneprosteel and Dneprovtormet in relation to the release of the assignment of scrap supply contract agreement between Dneprovtormet as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Dneprosteel as purchaser, dated 16 April 2008.

15.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent, Steel.One and Interpipe Ukraine in relation to the release of the agreement on pledge of participatory interests in Energo between Steel.One and Interpipe Ukraine as pledgors and the Existing EAF Loan Onshore Security Agent as pledgee, dated 17 December 2011.

16.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Energo in relation to the release of the agreement on pledge of property rights to a current account with JSC “CITIBANK” between Energo as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated on or about 17 December 2011.

17.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Energo in relation to the release of the funds transfer agreement relating to a current account with JSC “CITIBANK” between Energo as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and bank, dated on or about 17 December 2011.

18.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Interpipe Ukraine in relation to the release of the agreement on pledge of property rights to the Interpipe Ukraine Working Capital Account between Interpipe Ukraine as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 17 December 2011.

19.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Interpipe Ukraine in relation to the release of the funds transfer agreement relating to the

Interpipe Ukraine Working Capital Account between Interpipe Ukraine as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee and bank, dated 17 December 2011.

20.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Steel.One in relation to the release of the agreement on pledge of property rights of shareholder under Energo loan agreement between Steel.One as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 17 December 2011.

21.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent, Energo and Steel.One in relation to the release of the assignment agreement regarding rights under a loan agreement between Steel.One as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Energo, dated 17 December 2011.

22.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent and Energo in relation to the release of the agreement on pledge of property rights of Energo under Energo loan agreement between Energo as pledgor and the Existing EAF Loan Onshore Security Agent as pledgee, dated 17 December 2011.

23.                               A Ukrainian law termination agreement entered into by the Existing EAF Loan Onshore Security Agent, Steel.One and Energo in relation to the release of the assignment agreement regarding rights under a loan agreement between Energo as pledgor, the Existing EAF Loan Onshore Security Agent as pledgee and Steel.One as shareholder, dated 17 December 2011.

24.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge of property rights to onshore accounts between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

25.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprosteel in relation to the release of the funds transfer agreement relating to onshore accounts between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee and bank, dated 17 December 2011.

26.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge of property rights under the sales contract between Dneprosteel and Interpipe Ukraine for the purchase by Interpipe Ukraine of the production of the project plant, between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

27.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge over onshore nationalisation proceeds between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

28.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge of property rights to a current account with Bank Credit Dnepr between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

29.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent, Bank Credit Dnepr and Dneprosteel in relation to the release of the funds transfer agreement relating to a current account with Bank Credit Dnepr between Dneprosteel as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Bank Credit Dnepr as bank, dated 17 December 2011.

30.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge over equipment/movable assets, between Dneprosteel as pledgor and the EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

31.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprosteel in relation to the release of the agreement on pledge of property rights of purchaser under scrap supply contract, between Dneprosteel as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

32.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprovtormet in relation to the release of the agreement on pledge of property rights of supplier under scrap supply contract, between Dneprovtormet as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

33.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent, Steel.One and Interpipe Ukraine in relation to the release of the agreement on pledge of participatory interests in Dneprosteel between Steel.One and Interpipe Ukraine as pledgors and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

34.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Dneprosteel in relation to the release of the mortgage agreement over future immovable property of Dneprosteel, between Dneprosteel as mortgagor and the Existing EAF Notes Onshore Security Agent as mortgagee, dated 17 December 2011.

35.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent, Interpipe Ukraine and Dneprosteel in relation to the release of the assignment agreement regarding rights under the sales contract between Dneprosteel and Interpipe Ukraine, between Dneprosteel as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Interpipe Ukraine as purchaser, dated 17 December 2011.

36.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent, Dneprovtormet and Dneprosteel in relation to the release of the assignment agreement regarding rights under the scrap supply contract, between Dneprosteel as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Dneprovtormet as supplier, dated 17 December 2011.

37.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent, Dneprosteel and Dneprovtormet in relation to the release of the assignment of scrap supply contract agreement between Dneprovtormet as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Dneprosteel as purchaser, dated 17 December 2011.

38.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent, Steel.One and Interpipe Ukraine in relation to the release of the agreement on pledge of participatory interests in Energo between Steel.One and Interpipe Ukraine as pledgors and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

39.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Energo in relation to the release of the agreement on pledge of property rights to a current account with JSC “CITIBANK” between Energo as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated on or around 17 December 2011.

40.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Energo in relation to the release of the funds transfer agreement relating to a current account with JSC “CITIBANK” between Energo as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and bank, dated on or around 17 December 2011.

41.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Interpipe Ukraine in relation to the release of the agreement on pledge of property rights to the Interpipe Ukraine Working Capital Account between Interpipe Ukraine as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

42.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Interpipe Ukraine in relation to the release of the funds transfer agreement relating to the Interpipe Ukraine Working Capital Account between Interpipe Ukraine as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee and bank, dated 17 December 2011.

43.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Steel.One in relation to the release of the agreement on pledge of property rights of shareholder under Energo loan agreement between Steel.One as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

44.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent, Energo and Steel.One in relation to the release of the assignment agreement regarding rights under a loan agreement between Steel.One as pledgor, the Existing EAF Notes Onshore Security Agent as pledgee and Energo, dated 17 December 2011.

45.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent and Energo in relation to the release of the agreement on pledge of property rights of Energo under Energo loan agreement between Energo as pledgor and the Existing EAF Notes Onshore Security Agent as pledgee, dated 17 December 2011.

46.                               A Ukrainian law termination agreement entered into by the Existing EAF Notes Onshore Security Agent, Steel.One and Energo in relation to the release of the assignment agreement regarding rights under a loan agreement between Energo as pledgor, the EAF Notes Onshore Security Agent as pledgee and Steel.One as shareholder, dated 17 December 2011.

SCHEDULE 9

CONDITIONS PRECEDENT

PART 1

CONDITIONS PRECEDENT TO THE INITIAL SATISFACTION DATE

(A)                               Corporate Formalities:

1.                                      A copy of the Constitutional Documents of the New Parent, each Continuing Guarantor, the Finance Subsidiary and each Direct Shareholder, on the basis that:

(a)                                 in the case of any Continuing Guarantor incorporated or organised under the laws of Germany, such documents will comprise:

(i)                                     an online excerpt from the competent commercial register (elektronischer Abdruck aus dem Handelsregister) dated not more than 14 days prior to the Initial Satisfaction Date;

(ii)                                  an up-to-date copy of its articles of association (Satzung) (as filed with the competent commercial register) or partnership agreement (Gesellschaftsvertrag); and

(iii)                               as applicable, an up-to-date copy of its list of shareholders (Gesellschafterliste) as filed with the competent commercial register;

(b)                                 in the case of Interpipe Dubai, such documents will comprise a copy of:

(i)                                     the current dated copy of its licence;

(ii)                                  its memorandum and articles and association;

(iii)                               a recently dated certificate of incumbency issued by the Jebel Ali Free Zone Authority; and

(iv)                              a recently dated certificate of good standing issued by the Jebel Ali Free Zone Authority;

(c)                                  in the case of Dneprosteel, Energo, KLW Ukraine and Interpipe Niko Tube, such constitutional documents will include evidence of the transfer of each minority participation interest previously owned by Interpipe Ukraine in those entities to the relevant majority participant and, in the case of KLW Ukraine evidence of the transfer of 100 per cent. of the participation interests in that entity to KLW Ltd; and

(d)                                 in the case of Interpipe America, such documents will include the amended by-laws of Interpipe America.

2.                                      In respect of the New Parent, the Finance Subsidiary and any Continuing Guarantor incorporated or organised under the laws of Cyprus, a copy of the following certificates issued by the Cyprus Registrar of Companies:

(a)                                 certificate of directors and secretary;

(b)                                 certificate of shareholders (or, in the case of the New Parent and the Finance Subsidiary, a certificate of incumbency signed by the secretary of each entity and confirming the shareholders of that entity and the number of shares held by each shareholder in that entity);

(c)                                  certificate of incorporation;

(d)                                 certificate of change of name (where applicable);

(e)                                  certificate of registered office address; and

(f)                                   certificate of non-winding up (dated no earlier than one month prior to the Initial Satisfaction Date).

3.                                      A copy of the corporate register of the New Parent, the Finance Subsidiary and each Continuing Guarantor incorporated or organised under the laws of Cyprus, which shall comprise, inter alia, its register of members, register of directors and secretaries, register of registered offices and register of mortgages and charges, dated on or about the date of this Agreement.

4.                                      Where applicable, copies of resolutions or other documents evidencing any necessary amendments of a Continuing Guarantor’s, the Finance Subsidiary’s and the New Parent’s Constitutional Documents including, in the case of Interpipe Germany, the Existing Parent, the New Parent, KLW Ltd and Steel.One, removing any restrictions on the transfer of shares contained within its articles of association.

5.                                      Where applicable, a copy of a resolution of the board of directors and/or any other relevant governing body (or bodies) of the New Parent, each Continuing Guarantor, the Finance Subsidiary and each Direct Shareholder (and, in the case of each Ukrainian Obligor, a copy of minutes of the general meeting of shareholders or participants (as applicable) of each Ukrainian Obligor):

(a)                                 approving the terms of, and the transactions contemplated by, the Restructuring Documents to which it is a party (and, in the case of Interpipe Dubai, specifically approving the submission to arbitration under the relevant Restructuring Documents) and resolving that it execute, deliver and perform the Restructuring Documents to which it is a party including in the case of the Ukrainian Obligors, approving (i) provision of a suretyship for the New Parent’s obligations under and in connection with the Restated Facility Agreement and the New Notes and (ii) granting Security Interests over its assets as contemplated by those documents and the Exit Fee Agreement;

(b)                                 authorising a specified person or persons to execute the Restructuring Documents as well as any ancillary documents to which it is a party on its behalf and (if applicable) appointing a person or persons as its duly authorised attorney(s) and approving the terms of and the entry into any such powers of attorney;

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Restructuring Documents to which it is a party;

(d)                                 in the case of a Continuing Guarantor, authorising the New Parent to act as its agent in connection with the Restated Facility Agreement and the New Notes Trust Deed; and

(e)                                  taking such other decisions as may be applicable for the Restructuring Documents.

6.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 5 above in relation to the Restructuring Documents and other related documents (and, in the case of

Interpipe Germany, a specimen of the signature of each person duly authorised to execute and deliver the Restructuring Documents and other related documents on behalf of Interpipe Germany).

7.                                      Other than in the case of (a) each Direct Shareholder incorporated in the British Virgin Islands, (b) Crestfield Limited, (c) Interpipe America and (d) each Ukrainian Obligor, a copy of a resolution signed by all the holders of the issued shares or participation interests (as the case may be) (or any lower percentage prescribed by applicable law to ensure that the relevant resolution is validly passed) (i) in the New Parent, (ii) in each Continuing Guarantor that will be providing a guarantee or suretyship for the New Parent’s obligations under and in connection with the Restated Facility Agreement and the New Notes Trust Deed, (iii) in the Finance Subsidiary and (iv) in each Direct Shareholder, in each case, approving the terms of, and the transactions contemplated by, the Restructuring Documents to which the New Parent, the Finance Subsidiary or that Continuing Guarantor or Direct Shareholder is a party (and, in the case of Interpipe Dubai, specifically approving the submission to arbitration under the relevant Restructuring Documents) and, if relevant, approving the amendments to its Constitutional Documents referred to in paragraph 4 above.

8.                                      Save in the case of (a) each Direct Shareholder incorporated in the British Virgin Islands, (b) Crestfield Limited, (c) Interpipe America and (d) each Ukrainian Obligor, a copy of a resolution of the board of directors of each corporate shareholder of each Continuing Guarantor and the Finance Subsidiary which is approving the terms of the resolution referred to in paragraph 7 above.

9.                                      A certificate dated not earlier than the date of this Agreement of an authorised signatory of the New Parent certifying that each copy document provided in respect of this Schedule 9 (other than any documents relating to the New Parent, the Finance Subsidiary or a particular Continuing Guarantor which are the subject of a separate certificate provided under paragraph 10 below) is correct, complete and in full force and effect and has not been amended or superseded.

10.                               In the case of the New Parent, the Finance Subsidiary, each Continuing Guarantor and (in the case of sub-paragraph (a) below only) each Direct Shareholder, a certificate dated not earlier than the date of this Agreement (or, in the case of any Continuing Guarantor incorporated or organised under the laws of Germany, dated not more than 14 days prior to the Initial Satisfaction Date) of an authorised signatory of that entity certifying, inter alia, that:

(a)                                 each copy document provided by or in respect of it under this Schedule 9 is correct, complete and in full force and effect and has not been amended or superseded; and

(b)                                 neither its own borrowing obligations (if any) nor its agreement to guarantee, provide a suretyship and grant security for both its own and the payment obligations of the New Parent and the other Continuing Guarantors under and in connection with the Restated Facility Agreement, the New Notes and the Exit Fee Agreement will cause any borrowing, guarantee, suretyship or security limit binding on it or its assets to be exceeded.

11.                               If applicable, a copy of any power of attorney granted by the New Parent, a Continuing Guarantor, the Finance Subsidiary or a Direct Shareholder authorising a specific person or persons to sign any Restructuring Documents and ancillary documents to be executed by the New Parent, that Continuing Guarantor, the Finance Subsidiary or that Direct Shareholder, and, in the case of Interpipe Dubai, a copy of a notarised, legalised, attested power of attorney (legally translated into Arabic) granted by the Existing Parent to a specific person or persons to:

(a)                                 agree, sign and deliver, before the Registrar of Companies of the Jebel Ali Free Zone Authority or any other official authority in the UAE, any document, and do all other acts or things as may be required to release the shares in Interpipe Dubai from the Security Interest created pursuant to the pledge of shares dated 14 December 2011 between the Existing

Parent as pledgor and Mashreqbank psc as delegate of the Existing Offshore Security Agent; and

(b)                                 agree and sign the UAE Share Pledge Agreement and any ancillary documents and represent the Existing Parent before the notary public, the Registrar of Companies of the Jebel Ali Free Zone Authority or any other official authority in the UAE and do all acts and things as may be required to give effect to, register and perfect the Security Interest created pursuant to the UAE Share Pledge Agreement.

12.                               A certificate of good standing for the New Parent, the Existing Parent, Steel.One, KLW Ltd, the Finance Subsidiary, each Direct Shareholder incorporated in the British Virgin Islands, each Direct Shareholder incorporated in the Bahamas and Interpipe America dated no earlier than, in the case of the New Parent, the Existing Parent, Steel.One, KLW Ltd and the Finance Subsidiary and each Direct Shareholder incorporated in the Bahamas, the date falling 21 Business Days prior to the Initial Satisfaction Date, in the case of each Direct Shareholder incorporated in the British Virgin Islands, the date falling seven Business Days prior to the Initial Satisfaction Date and, in the case of Interpipe America, the date falling three Business Days prior to the Initial Satisfaction Date.

13.                               In the case of:

(a)                                 each of the New Parent, the Existing Parent, Steel.One, KLW Ltd, the Finance Subsidiary, KLW Wheelco, Interpipe Europe, Interpipe Dubai, and Interpipe America, a solvency certificate signed by an authorised signatory;

(b)                                 Interpipe NTRP, a certificate of an authorised signatory confirming that it has positive net assets; and

(c)                                  each Ukrainian Obligor other than NTRP, a certificate of an authorised signatory confirming that the amount of it net assets has not decreased by more than by 50 per. cent as compared to the amount of its net assets as at 31 December 2018, in each case, assuming that the Restructuring Effective Date has occurred.

14.                               An original certificate of absence of tax arrears issued by the respective tax authorities in respect of each Ukrainian Obligor, which certificate is valid on or about the date of this Agreement.

15.                               A certificate of absence of tax arrears in respect of Interpipe Dubai signed by an authorised signatory and dated on or about the date of this Agreement.

16.                               In the case of the Existing Parent, the Finance Subsidiary, Steel.One and KLW Ltd, a copy of a power of attorney in favour of the New Parent conferring the same rights and authority on the New Parent as are set on in clause 3.3(a) (Obligor’s agent) of the Restated Facility Agreement.

(B)                               Restructuring Documents (other than the New Security Documents):

1.                                      A duly executed original of each of the following documents and agreements:

(a)                                 the New Intercreditor Agreement (and evidence that Mashreqbank psc has acceded to the New Intercreditor Agreement) and the New Standalone Intercreditor Agreement;

(b)                                 the Restated Facility Agreement;

(c)                                  the Restated Facility Standalone Surety Agreement;

(d)                                 the Shareholder Subordination Agreement;

(e)                                  the New Notes Documents (other than the New Notes Global Certificate);

(f)                                   each Pre-signed Existing EAF Security Release and each Pre-signed Existing General Security Release;

(g)                                  the Exit Fee Agreement;

(h)                                 the Performance Fee Agreement;

(i)                                     the Performance Securities Documents (other than the Performance Securities Global Certificate);

(j)                                    the Parent Share Transfer Agreement;

(k)                                 each Security Agent Fee Letter (as that term is defined in the New Intercreditor Agreement);

(l)                                     each Fee Letter (as that term is defined in the Restated Facility Agreement); and

(m)                             each Amendment Agreement and evidence that the governing law of each Foreign Law Non-EAF Facility Agreement (other than the Foreign Law Non-EAF Facility Agreements listed in paragraphs 7 to 11 (inclusive) of Part 3 of Schedule 5 (Existing Non-EAF Facility Agreements)) has already been changed to English law, in each case as executed by the parties to that document.

2.                                      A copy of the Restricted Parties List.

(C)                               New Security Documents:

Two duly executed originals of each New Security Document listed in Part 1 of Schedule 10 (New Security Documents) or, in case of a share pledge agreement over the shares in a German limited liability company (Gesellschaft mit beschränkter Haftung), two notarially-certified copies, (together with (to the extent legally and practically possible in advance of the Initial Satisfaction Date) a copy of all notices required to be sent under that New Security Document), notarised, apostilled and/or registered as applicable.

(D)                               Notes and the New Working Capital Loans:

1.                                      A copy of the written resolution dated [•] 2019 of Existing Noteholders holding not less than 75 per cent. of the aggregate outstanding principal amount of the Existing Notes:

(a)                                 approving the amendment of the Existing Notes to provide for the substitution of the Existing Parent as issuer under the Existing Notes Trust Deed with the New Parent and the redemption and cancellation of the Existing Notes on the Restructuring Effective Date after, and as consideration for, the issuance of the applicable part of the New Notes and the Performance Securities, and (as a condition precedent to the relevant issuances) the payment of certain restructuring fees, in each case to the Existing Noteholders, which amendments shall be effected pursuant to the Existing Notes Supplemental Trust Deed and the Sureties Deeds; and

(b)                                 instructing the Existing Notes Trustee to enter into this Agreement.

2.                                      In relation to the Existing Notes, evidence (which may be satisfied by the delivery of a copy of the Existing Notes Supplemental Trust Deed, the Sureties Deeds, the Consent Solicitation Memorandum or such other evidence as may be agreed) that:

(a)                                 the Existing Notes Trust Deed and the Existing Notes will be terminated or cancelled either prior to or, as the case may be, upon and subject to the occurrence of the Restructuring Effective Date; and

(b)                                 the aggregate restructuring fee payable to Existing Noteholders will not exceed the sum of:

(i)                                     US$5,900,000;

(ii)                                  the same proportion of US$6,600,000 as that which the total amount of unpaid interest and principal owed under and in connection with the Existing Notes bore to the aggregate of all unpaid interest and principal owed under and in connection with all of the Existing Notes and under and in connection with all of the Non-EAF Loans, in each case as at the Strike Date; and

(iii)                               an aggregate amount equal to the interest sum that would have accrued on US$82,105,347.92 from 1 February 2018 to the Initial Satisfaction Date (inclusive) for successive interest periods of (save as follows) three months, the first such period commencing on 1 February 2018 and the last such period ending on the Initial Satisfaction Date, with the interest rate for each of those interest periods being the applicable LIBOR rate plus a margin of 8 per cent. per annum.

3.                                      Evidence (which may be satisfied by the delivery of a copy of the New Notes Trust Deed or such other evidence as may be agreed) that the terms of the New Notes reflect the provisions of part (D) of the restructuring term sheet appended to the Lock-up Agreement.

4.                                      In relation to the Existing Working Capital Loans and the new Working Capital Facility Agreements, a copy of each New Working Capital Facility Agreement and evidence that, with effect from the Restructuring Effective Date:

(a)                                 the loans and other amounts outstanding under the Existing Working Capital Facility Agreements have been released, or otherwise discharged and cancelled, in consideration for the New Parent’s entry into the New Working Capital Facility Agreements;

(b)                                 the principal amount of the New Working Capital Loans will be no more than US$45,000,000 in aggregate (or, to the extent relevant, its equivalent in any other applicable currency);

(c)                                  if any such fees are paid at all, the aggregate fees payable to the Working Capital Lenders by any members of the Group in connection with the Restructuring do not exceed the sum of:

(i)                                     US$3,500,000; and

(ii)                                  an aggregate amount equal to the interest sum that would have accrued on a notional principal amount of US$45,000,000 from 1 November 2017 to the Initial Satisfaction Date (inclusive) for successive interest periods of (save as follows) three months, the first such period commencing on 1 November 2017 and the last such period ending on the Initial Satisfaction Date, with the interest rate for each of those interest periods being the applicable LIBOR rate plus a margin of 8 per cent. per annum,

(which may be paid to each Working Capital Lender as agreed between the relevant Group companies and the Working Capital Lenders);

(d)                                 the repayment profile for the New Working Capital Loans does not provide for any earlier scheduled repayments than would amount to equivalent pro rata treatment with the scheduled repayments in respect of the loan under the Restated Facility Agreement;

(e)                                  the ordinary interest rate payable on the New Working Capital Loans will not exceed the aggregate of the applicable cost of funds plus 6.65 per cent. per annum and the default interest rate on unpaid amounts will not exceed the aggregate of the applicable cost of funds plus 8.65 per cent. per annum;

(f)                                   save for market standard indemnities (including, but not limited to increased costs or tax gross ups), no other fees will be payable to the Working Capital Lenders as consideration for or in connection with the Restructuring or under the New Working Capital Loans;

(g)                                  the New Working Capital Loans will not rank senior to any unsecured, unsubordinated indebtedness of any member of the Group (ignoring, for these purposes, any permitted Security Interests granted for such loans); and

(h)                                 no member of the Group has granted, or is obliged to grant, any Security Interest for the relevant borrowers’ obligations under the New Working Capital Loans, save as permitted under the Restated Facility Agreement and the New Notes Trust Deed.

5.                                      As regards each Existing Working Capital Facility Agreement, evidence that there has been no reduction in the principal outstanding amount under any Existing Working Capital Facility Agreement through any repayment by or on behalf of the relevant borrower since 11 January 2019.

6.                                      A certificate signed by each Direct Shareholder confirming that:

(a)                                 if there has been an assignment of the rights, or a transfer of the rights and obligations, of any Working Capital Lender under an Existing Working Capital Facility Agreement or the entry into any sub participation agreement in relation to (or other arrangement transferring an economic risk or interest in) any of the rights and obligations under an Existing Working Capital Facility Agreement, in each case after 11 January 2019, such assignment or transfer has not been made to, or such sub-participation or similar arrangement has not been entered into with, a member of the Group or a Shareholder Affiliate; and

(b)                                 no separate bilateral consent or amendment fees (howsoever described) have been paid or are payable to any Working Capital Lender by any Shareholder Affiliate for the purposes of the Restructuring or otherwise in connection with any Existing Working Capital Facility Agreement.

(E)                               Tax:

1.                                      Confirmation from each Coordinating Committee Member that it has received in form and substance satisfactory to it, a copy of the report commissioned by the Existing Parent from PricewaterhouseCoopers, its external tax advisers, assessing the tax consequences of the Restructuring including in respect of:

(a)                                 the transfer to the New Parent of the Override Lenders’ rights and obligations in respect of the existing Override Loans and the Existing Parent’s liabilities and obligations in respect of the Existing Notes;

(b)                                 the contribution by the New Parent of certain Override Loans to the Existing Parent in return for the issuance of additional equity in the Existing Parent;

(c)                                  the re-tranching of the purchase price amounts payable by the New Parent to the Override Lenders in exchange for the transfer of the Override Loans into sustainable and unsustainable tranches (and the subsequent write-off of the unsustainable tranches);

(d)                                 the establishment of the Finance Subsidiary to assume the obligations as issuer in respect of the Performance Securities; and

(e)                                  the issuance of the New Notes by way of redemption of the Existing Notes and in substitution of the sustainable purchase price amounts relating to the sale of Override Loans that will not be restated as a loan under the Restated Facility Agreement, in the form agreed between the Existing Parent and the Coordinating Committee.

2.                                      A copy of the Swiss Tax Ruling.

3.                                      A copy of each Cyprus Tax Ruling.

(F)                                Other documents and evidence:

1.                                      A certified copy of the EastOne Management Agreement.

2.                                      A copy of the Base Case in the form agreed between the Existing Parent and the Coordinating Committee.

3.                                      A copy of the Strategic Investment Plan.

4.                                      Evidence that one or more Direct Shareholders have, conditional upon the occurrence of the Restructuring Effective Date, undertaken to subscribe for equity in the New Parent in the event of any underperformance as described in clause 19.18 (Standby equity commitment) of the Restated Facility Agreement or (as applicable) clause 17 (Standby equity commitment) of the New Intercreditor Agreement and that such undertaking will remain in force until, at least, the Underperformance Standby Equity Cancellation Date.

5.                                      Evidence of the establishment of arrangements and a copy of an executed appointment letter for the Monitoring Advisers to monitor and report, on a quarterly (or, as the case may be, monthly) basis, to the lenders under the Restated Facility Agreement on the financial position of the Group.

6.                                      Evidence that all amounts due from the Existing Parent or any other member of the Group to the Coordinating Committee, the Transaction Agent, the Existing Notes Trustee, any Existing Administrative Party, the Existing Account Banks, Redacted, the New Facility Agent, the New Offshore Security Agent and the New Ukrainian Security Agent by way of reimbursement of the fees and expenses of any adviser, or to any adviser to any such party, have been paid.

7.                                      Evidence of the payment of all fees due to the New Facility Agent, the New Notes Trustee, the New Offshore Security Agent, the New Ukrainian Security Agent, Mashreqbank psc in its capacity as additional security agent under the New Intercreditor Agreement for acting in that capacity under and in connection with the Restated Facility Agreement, the New Notes Trust Deed and the New Intercreditor Agreement, to the Transaction Agent for acting in that capacity under this Agreement and to the Coordinating Committee Members under the Coordinating Committee Fee Letter.

8.                                      Where payment is possible prior to the occurrence of the Initial Satisfaction Date, evidence of the payment of any applicable stamp duty, registration, notarial or similar taxes or charges in connection with the execution, validity or enforceability of the Restructuring Documents in any relevant jurisdiction.

9.                                      Evidence of the appointment of two observers, who are entitled to be informed of and to attend meetings of the board of directors of the New Parent in an observer capacity, nominated by the Coordinating Committee and whose appointment is acceptable to the New Parent (acting reasonably).

10.                               Evidence that the process agent for each of the non-English Continuing Guarantors has accepted its appointment.

11.                               A copy of the Group Structure Chart, consisting of two parts, showing the correct structure as at the date of this Agreement and the correct structure as at the Restructuring Effective Date, including the shareholding structure above the Existing Parent and, as applicable the New Parent, together with evidence that the gross assets, profits and turnover of the New Parent and the Continuing Guarantors under the New Notes and the Restated Facility Agreement represents, when aggregated, not less than 90 per cent. of the gross assets, profits and turnover of the Group taken as a whole.

12.                               A list detailing:

(i)                                     all intercompany loans that are and will be in place between members of the Group on or immediately following the Restructuring Effective Date; and

(ii)                                  all loans and other advances or credit that are (or were) in place between a Shareholder Affiliate and the Existing Parent or to any other member of the Group and which are to be transferred and assumed as required under paragraph 13 below.

13.                               Evidence that, with respect to the existing loan made by Heamoor Limited (a Shareholder Affiliate) to the Existing Parent:

(a)                                 Heamoor Limited has transferred all of its rights and obligations under such loan to Amara Global Limited; and

(b)                                 all the obligations of the Existing Parent in respect of those loans and advances have been transferred to and assumed by the New Parent,

and that:

(c)                                  the principal amount of the loan owed by the New Parent to Amara Global Limited does not exceed US$40,000,000; and

(d)                                 there are no other loans, advances or financial accommodation outstanding from the New Parent, the Existing Parent or any other member of the Group to any Shareholder Affiliate.

14.                               A copy of any other Authorisation or other document, opinion or assurance which the Transaction Agent considers to be necessary or desirable (if it has notified the Existing Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Restructuring Document or for the validity and enforceability of any Restructuring Document.

15.                               Copies of:

(a)                                 the audited consolidated financial statements for the Existing Parent for the financial year ended 31 December 2018; and

(b)                                 the unaudited quarterly consolidated financial statements for the Existing Parent for the financial quarter ended 31 March 2019.

16.                               [Requirement for delivery of KYC information if such exercise has not been completed in advance of signing].

(G)                              Legal Opinions:

Delivery of the following legal opinions, each addressed to, among others, the Override Lenders and the New Notes Trustee (each a Relevant Addressee) and in substantially the form distributed to the Relevant Addressees prior to signing this Agreement:

1.                                      a legal opinion of Allen & Overy LLP, as to matters of English law in respect of the enforceability under English law of the relevant Restructuring Documents;

2.                                      a legal opinion of Allen & Overy LLP as to matters of German law in respect of the enforceability under German law of the relevant Restructuring Documents;

3.                                      a legal opinion of Heuking Kühn Lüer Wojtek as to matters of German law in respect of the capacity and authority of Interpipe Germany to enter into the relevant Restructuring Documents;

4.                                      a legal opinion of Locke Lord LLP as to matters of New York law in respect of the enforceability under New York law of the relevant Restructuring Documents and as to matters of Texas law in respect of the capacity and authority of Interpipe America to enter into the relevant Restructuring Documents;

5.                                      a legal opinion of Sayenko Kharenko as to matters of Ukrainian law in respect of the enforceability under Ukrainian law of the relevant Restructuring Documents and the capacity and authority of each Ukrainian Obligor to enter into the relevant Restructuring Documents (which shall not include, for the avoidance of doubt, any opinion in respect of the capacity and authority of each Ukrainian Obligor to enter into the New Security Documents or the Existing Security Releases);

6.                                      a legal opinion of Chrysses Demetriades & Co LLC as to matters of Cypriot law;

7.                                      a legal opinion of Lenz & Staehelin, as to matters of Swiss law;

8.                                      a legal opinion of Stephenson Harwood LLP, as to matters of UAE law in respect of the capacity and authority of Interpipe Dubai to enter into the relevant Restructuring Documents;

9.                                      a legal opinion of Walkers, as to matters of BVI law;

10.                               a legal opinion of Higgs and Johnson Counsel & Attorneys-at-Law, as to matters of Bahamas law; and

11.                               a legal opinion of Clarke Ey Koria Lawyers, as to matters of Samoan law.

PART 2

CONDITIONS PRECEDENT TO THE CLOSING COMMENCEMENT DATE

1.                                      Evidence of the receipt by the New Parent from one or more Direct Shareholders of the Initial Shareholder Contribution.

2.                                      Evidence of the receipt by the New Parent of the Underperformance Standby L/C and/or (as the case may be) evidence of the advance to the New Parent of an amount equal to US$20,000,000, less the amount callable under the Underperformance Standby L/C, by way of a cash advance under the Shareholder Cash-Backed Facility.

3.                                      Evidence that one or more of the Direct Shareholders, Kylestone Limited (a limited company incorporated under the laws of the British Virgin Islands with registration number 1002914 whose registered office is located at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands) or Mr Viktor Pinchuk has deposited US$20,000,000 in cash or other assets with the provider of the Shareholder Cash-Backed Facility and that such amounts or assets cannot be repaid or returned to the relevant provider prior to the occurrence of the Underperformance Standby Equity Cancellation Date.

4.                                      Confirmation from the Transaction Agent that it has received payment of the amount notified by the Existing Parent to the Transaction Agent under Clause 8.2(c) (Occurrence of the Initial Satisfaction Date) as being the amount of the Restructuring Fees payable to the Override Lenders under Clause 19.1 (Restructuring Fees).

5.                                      As regards the fees payable under the Lock-up Agreement:

(a)                                 confirmation from the Transaction Agent that it has received payment of an amount of US$4,697,913, being the aggregate amount of lock-up fees payable to the Locked-up Override Lenders in accordance with Clause 19.2 (Lock-up fees); and

(b)                                 evidence of the payment of US$1,302,087, being the aggregate amount of lock-up fees payable to the other Consenting Stakeholders under (and as defined in) and in accordance with the terms of the Lock-up Agreement as supplemented by any separate bilateral agreement between that Consenting Stakeholder and the Existing Parent.

6.                                      Evidence that the Treasury Cash Balance immediately prior to the Closing Commencement Date (including, where applicable, after taking into account any part of the Initial Shareholder Contribution in excess of US$50,000,000) is not less than US$15,000,000 but after payment of all fees, expenses and restructuring costs payable as a condition precedent under or as described in this Schedule 9.

7.                                      Evidence of the publication of the Cleansing Statement by the New Parent to the market (including, for these purposes, by way of publication on its website).

8.                                      A certificate signed by an authorised signatory of the Existing Parent confirming that, on the date of the Certificate, each representation made by an Obligor under Clause 20 (Representations):

(a)                                 was either not incorrect or misleading in any material respect when made on the date of this Agreement or, if it was, that the facts or circumstances giving rise to the incorrect or misleading representation are no longer continuing; and

(b)                                 is not incorrect or misleading in any material respect when repeated on the date of the certificate.

9.                                      Evidence that the New Parent has delivered to the New Offshore Security Agent a transfer demand (the Transfer Demand), in the form prescribed under the Underperformance Standby L/C, instructing the Eligible Facility Provider to transfer the drawing rights (but not the right to receive payment) under the Underperformance Standby L/C from the New Parent to the New Offshore Security Agent, that Transfer Demand signed by an authorised signatory of the New Parent but undated.

SCHEDULE 10

NEW SECURITY DOCUMENTS

PART 1

PRE-CLOSING NEW SECURITY DOCUMENTS

1.                                      SHARE SECURITY

1.                                      A Cypriot law governed share pledge agreement entered into by each Direct Shareholder in favour of the New Offshore Security Agent in relation to all of the shares held by each Direct Shareholder in the New Parent.

2.                                      A Cypriot law governed share pledge agreement entered into by the New Parent and Baylena Limited in favour of the New Offshore Security Agent in relation to all of the shares held by the New Parent and Baylena Limited in the Existing Parent.

3.                                      A Cypriot law governed share pledge agreement entered into by the Existing Parent in favour of the New Offshore Security Agent in relation to all of the shares held by the Existing Parent in Steel.One.

4.                                      A Cypriot law governed share pledge agreement entered into by the Existing Parent in favour of the New Offshore Security Agent in relation to all of the shares held by the Existing Parent in KLW Ltd.

5.                                      A Swiss law governed share pledge agreement entered into by the Existing Parent in favour of the New Offshore Security Agent in relation to all of the shares held by the Existing Parent in Interpipe Europe.

6.                                      A Swiss law governed share pledge agreement entered into by the Existing Parent in favour of the New Offshore Security Agent in relation to all of the shares held by the Existing Parent in KLW Wheelco.

7.                                      A New York law governed share pledge agreement entered into by Interpipe Europe in favour of the New Offshore Security Agent in relation to all of the shares held by Interpipe Europe in Interpipe America.

8.                                      A German law governed share pledge agreement entered into by Interpipe Germany as pledged company and Interpipe Europe as pledgor in favour of, among others, the New Offshore Security Agent as pledgee in relation to all of the shares held by Interpipe Europe in Interpipe Germany.

2.                                      SECURITY OVER RECEIVABLES

1.                                      An English law governed first ranking charge over receivables arising under any shareholder loan made to the New Parent by any Direct Shareholder, entered into by each Direct Shareholder in favour of the New Offshore Security Agent.

2.                                      A Swiss law governed first ranking security assignment of trade receivables (excluding trade receivables arising under sales contracts with Vallourec) owned by Interpipe Europe, entered into by Interpipe Europe in favour of the New Offshore Security Agent.

3.                                      A German law governed assignment agreement entered into by Interpipe Germany and Interpipe Europe as security grantors in favour of the Offshore Security Agent as secured party assigning all contractual rights of Interpipe Germany and Interpipe Europe under the long term supply agreement dated 4 September 2018 with Vallourec Deutschland GmbH and Vallourec Tubes France SAS.

3.                                      SECURITY OVER BANK ACCOUNTS

1.                                      An English law governed first ranking account charge over the trade receivables collection account held by Interpipe Europe, entered into by Interpipe Europe in favour of the New Offshore Security Agent.

4.                                      OTHER SECURITY

1.                                      A Cypriot law governed first ranking debenture entered into by the New Parent in favour of the New Offshore Security Agent.

2.                                      A Cypriot law governed first ranking debenture entered into by the Existing Parent in favour of the New Offshore Security Agent.

3.                                      A Cypriot law governed first ranking debenture entered into by Steel.One in favour of the New Offshore Security Agent.

4.                                      A Cypriot law governed first ranking debenture entered into by KLW Ltd in favour of the New Offshore Security Agent.

5.                                      A New York law governed first ranking security agreement in relation to inventory owned by Interpipe America, trade receivables owned by Interpipe America and trade collection accounts held by Interpipe America, entered into by Interpipe America in favour of the New Offshore Security Agent.

PART 2

POST-CLOSING NEW SECURITY DOCUMENTS

1.                                      SHARE SECURITY

1.1                               Ukrainian Share Security

1.                                      A Ukrainian law governed share pledge agreement entered into by the Existing Parent in favour of the New Ukrainian Security Agent in relation to all of the shares owned by the Existing Parent in Interpipe NTRP.

2.                                      A Ukrainian law governed share pledge agreement entered into by Interpipe Ukraine in favour of the New Ukrainian Security Agent in relation to all of the shares owned by Interpipe Ukraine in Interpipe NTRP.

3.                                      A Ukrainian law governed share pledge agreement entered into by KLW Ltd in favour of the New Ukrainian Security Agent in relation to all of the shares owned by KLW Ltd in Interpipe NTRP and all of the shares to be acquired by KLW Ltd in Interpipe NTRP as a result of the Permitted Group Reorganisation (as defined in the New Intercreditor Agreement).

4.                                      A Ukrainian law governed participation interest pledge agreement entered into by the Existing Parent in favour of the New Ukrainian Security Agent in relation to all of the participation interests owned by the Existing Parent in Interpipe Niko Tube and Interpipe Ukraine.

5.                                      A Ukrainian law governed participation interest pledge agreement entered into by Steel.One in favour of the New Ukrainian Security Agent in relation to all of the participation interests owned by Steel.One in Dneprosteel and Energo.

6.                                      A Ukrainian law governed participation interest pledge agreement entered into by (i) Interpipe NTRP in favour of the New Ukrainian Security Agent in relation to all of the participation interest owned by Interpipe NTRP in LIMITED LIABILITY COMPANY “VAPNIANA FABRYKA” and (ii) Dneprosteel in favour of the New Ukrainian Security Agent in relation to all of the participation interest to be acquired by Dneprosteel in LIMITED LIABILITY COMPANY “VAPNIANA FABRYKA” as a result of the Permitted Group Reorganisation (as defined in the New Intercreditor Agreement).

1.2                               Other Share Security

1.                                      A UAE law governed share pledge agreement entered into by the Existing Parent in favour of Mashreqbank psc as an additional security agent appointed by the New Offshore Security Agent in relation to all of the shares held by the Existing Parent in Interpipe Dubai (the UAE Share Pledge Agreement).

2.                                      SECURITY OVER PROPERTY, PLANT AND EQUIPMENT

1.                                      A Ukrainian law governed first ranking mortgage over immoveable property owned by Dneprosteel, entered into by Dneprosteel in favour of the New Ukrainian Security Agent.

2.                                      A Ukrainian law governed first ranking pledge of moveable property owned by Dneprosteel, entered into by Dneprosteel in favour of the New Ukrainian Security Agent.

3.                                      A Ukrainian law governed first ranking mortgage over immoveable property owned by Interpipe NTRP, entered into by Interpipe NTRP in favour of the New Ukrainian Security Agent.

4.                                      A Ukrainian law governed first ranking pledge of moveable property owned by Interpipe NTRP, entered into by Interpipe NTRP in favour of the New Ukrainian Security Agent.

5.                                      A Ukrainian law governed first ranking mortgage over immoveable property owned by Interpipe Niko Tube, entered into by Interpipe Niko Tube in favour of the New Ukrainian Security Agent.

6.                                      A Ukrainian law governed first ranking pledge of moveable property owned by Interpipe Niko Tube, entered into by Interpipe Niko Tube in favour of the New Ukrainian Security Agent.

3.                                      SECURITY OVER RECEIVABLES

1.                                      A Ukrainian law governed first ranking property rights pledge agreement in relation to Dneprosteel’s rights as supplier under the sales contract with Interpipe Ukraine, entered into by Dneprosteel in favour of the New Ukrainian Security Agent.

2.                                      A Ukrainian law governed first ranking property rights pledge agreement in relation to Interpipe Niko Tube’s rights as supplier under the sales contract with Interpipe Ukraine, entered into by Interpipe Niko Tube in favour of the New Ukrainian Security Agent.

3.                                      A Ukrainian law governed first ranking property rights pledge agreement in relation to Interpipe NTRP’s rights as supplier under the sales contract with Interpipe Ukraine, entered into by Interpipe NTRP in favour of the New Ukrainian Security Agent.

4.                                      SECURITY OVER BANK ACCOUNTS

1.                                      A Ukrainian law governed first ranking pledge agreement over property rights to funds on the trade receivables collection accounts held by Interpipe Niko Tube, entered into by Interpipe Niko Tube in favour of the New Ukrainian Security Agent.

2.                                      A Ukrainian law governed first ranking pledge agreement over property rights to funds on the trade receivables collection accounts held by Dneprosteel, entered into by Dneprosteel in favour of the New Ukrainian Security Agent.

3.                                      A Ukrainian law governed first ranking pledge agreement over property rights to funds on the trade receivables collection accounts held by Interpipe NTRP, entered into by Interpipe NTRP in favour of the New Ukrainian Security Agent.

SCHEDULE 11

FORM OF OPTION EXERCISE NOTICE

To:	Interpipe Holdings Plc (the New Parent)

From:	[Eligible Override Lender]

Dated:	[ ]

Interpipe Limited — Restructuring Agreement dated [      ] 2019 between, among others, the Override Lenders (as defined therein) and the Existing Parent

(the Restructuring Agreement)

1.                                      We refer to the Restructuring Agreement. This is an Option Exercise Notice. Terms defined in the Restructuring Agreement have the same meaning in this Option Exercise Notice unless given a different meaning in this Option Exercise Notice.

2.                                      We hereby give notice that we are exercising the Retention Option granted to us under the Restructuring Agreement in relation to the Sustainable Settlement Amount[s] payable to us for the transfer of the Qualifying Loan Participation[s] identified in this Option Exercise Notice.

3.                                      As at the date of this Option Exercise Notice, we are an Override Lender of record holding a participation in the Override Loan outstanding under [each of] the Pre-existing Facility Agreement[s] listed in column B of the table below. As at the Strike Date, the outstanding principal amount of [that] [each of those] participation[s], together with all interest accrued thereon (whether ordinary, default or payment-in-kind interest), represented a proportion of the total outstanding amount, in respect of both principal and interest, under the relevant Override Loan equal to the percentage share set out in column C of the table below.

4.                                      As regards the Override Loan participation identified in column C of [section 1 of] the table below, in relation to all or (as the case may be) part of that Override Loan participation (including accrued interest) in an amount equal to the percentage share of the total outstanding amount, in respect of both principal and interest, under the relevant Override Loan which is set out in column D of [section 1 of] the table below, we certify that such amount is a Qualifying Loan Participation on the basis that we

[EITHER [retain the Economic Interest in that [part of the] Override Loan participation for our own account]

OR [have granted the Economic Interest in that [part of the] Override Loan participation to [name of sub-participant/economic owner]]

and [we are/[name of sub-participant] is] a Qualifying Bank.

[Repeat as necessary for each loan or combine if there is more than one loan but only one sub- participant]

A	B	C		D
Section	Pre-Existing Facility Agreement

Amount of Override Lender’s
participation (including interest)
in outstanding Override Loan
under the Pre-existing Facility
Agreement as a percentage of total
outstandings under that Override
Loan on the Strike Date

Percentage of total outstandings under the relevant Override Loan which is a Qualifying Loan Participation and in relation to which the Retention Option is being exercised
1.	[•]	[•]	%	[•]	%
2.	[•]	[•]	%	[•]	%
3.	[•]	[•]	%	[•]	%
4.	[•]	[•]	%	[•]	%

5.                                      Accordingly, we request that the consideration to be issued to us pursuant to the Restructuring in respect of the Sustainable Settlement Amount[s] payable to us for transfer of the Qualifying Loan Participation[s] [(or parts thereof)] referred to in column D of the table in paragraph 4 above be issued to

[EITHER [us]

OR [name of sub-participant/economic owner] ]

by way of a participation in the loan under the Restated Facility Agreement.

[ELIGIBLE OVERRIDE LENDER]

By:

SCHEDULE 12

FORM OF SETTLEMENT INSTRUCTION

To:	Interpipe Limited (the Existing Parent) and Interpipe Holdings Plc (the New Parent)

From:	[Override Lender]

Dated:

Interpipe Limited — Restructuring Agreement dated [         ] 2019 between, among others, the Existing Parent and the Override Lenders (as defined therein)

(the Restructuring Agreement)

1.                                      We refer to the Restructuring Agreement. This is a Settlement Instruction. Terms defined in the Restructuring Agreement have the same meaning in this Settlement Instruction unless given a different meaning in this Settlement Instruction.

2.                                      As at the date of this Settlement Instruction, we are an Override Lender of record holding a participation in the Override Loan under [each of] the Pre-existing Facility Agreement[s] listed in column B of the table in the schedule to this Settlement Instruction (the Schedule). As at the Strike Date, the outstanding principal amount of [that] [each of those] participation[s], together with all interest accrued thereon (whether ordinary, default or payment-in-kind interest), represented a proportion of the total outstanding amount, in respect of both principal and interest, under the relevant Override Loan equal to the percentage share set out in column C of the table in the Schedule.

3.                                      [With respect to the Override Loan participation identified in column C of [section 1 of] the table in the Schedule, in relation to all or (as the case may be) part of that Override Loan participation (including accrued interest) in an amount equal to the percentage share[s] of the total outstanding amount, in respect of both principal and interest, under the relevant Override Loan which [is/are] set out in column D of [ section 1 of] the table in the Schedule, we direct the New Parent to issue all of the consideration [EITHER [to be issued] OR [that would otherwise be issued]] to us pursuant to the Restructuring (comprising New Notes and Performance Securities [and/or] a participation in the loan under the Restated Facility Agreement, as specified in column E of the table in the Schedule) to [EITHER [us at our] OR [the person[s] whose name[s], contact details and]] securities clearing system account details [are] specified in column[s F and] G of [section 1 of] the table in the Schedule [opposite the relevant percentage share in column D] [(any such person a Designee).]]

4.                                      [We confirm that, as at the date of this Settlement Instruction, the Designee[s] specified in column F of the table in the Schedule [is an][are] Eligible Subscriber[s].] [Only applicable where the Override Lender is requesting that the restructuring consideration which is to be issued to the relevant Designee comprises amounts under the New Notes rather than under the Restated Loan]

[Repeat as necessary for each loan or combine if there is more than one loan but only one Designee]

5.                                      [We certify that the conditions set out clause 5.2(b) (Settlement Instructions) of the Restructuring Agreement are satisfied with respect to each instruction contained in this Settlement Instruction.] [Only applicable where Override Lender is directing that its restructuring consideration be issued to a third party Designee.]

6.                                      We refer to the Restructuring Fees payable under clause 19.1 (Restructuring fees) of the Restructuring Agreement and agree that:

(a)                                 [the proportion of the aggregate Restructuring Fee of US$15,000,000 payable to the EAF Facility Lenders and EAF Noteholders that is payable to us is an amount equal to [ ] per cent. of such fee;]

(b)                                 [the proportion of the aggregate Restructuring Fee of US$6,600,000 payable to the Non-EAF Lenders that is payable to us is an amount equal to [ ] per cent. of such fee;] and

(c)                                  [the proportion of the aggregate Restructuring Fee equal to the Notional interest Amount payable to all Override Lenders that is payable to us is an amount equal to [ ] per cent. of such fee.

7.                                      [We also refer to the Lock-up Agreement. In accordance with clause 19.2 (Lock-up fees) of the Restructuring Agreement, we confirm that we are a Locked-up Override Lender and agree that the proportion of the US$6,000,000 Lock-up Fee (as defined in the Lock-up Agreement) payable to us is an amount equal to [    ] per cent. of that Lock-up Fee.] [Only applicable to Override Lenders that  are party to the Lock-up Agreement]

8.                                      We hereby consent to the New Parent procuring that our share of the Restructuring Fees [and the Lock-up Fee] [is/are] paid to us via the Transaction Agent and advise that our current account details for this purposes are:

[DETAILS]

[OVERRIDE LENDER]

By:

A	B	C		D		E	F	G
Section	Pre- Existing Facility Agreement

Total amount of
Override
Lender’s
participation
(including
interest) in
outstanding
Override Loan
under the Pre-
existing Facility
Agreement as a
percentage of
total
outstandings
under that
Override Loan
on the Strike
Date

				Percentage of total outstandings under the relevant Override Loan in respect of which this Settlement Instruction is being issued		Form of restructuring consideration (New Notes and Performance Securities/ Restated Facility Agreement participation) receivable for relevant Override Loan participation (or part thereof)	Name and details of Designee to whom restructuring consideration in respect of such participation is to be issued (if applicable)	Securities clearing system account details for Override Lender/Designee (as applicable)
1.	[•]	[•]	%	[•]	%		[•]
				[•]	%		[•]
2.	[•]	[•]	%	[•]	%		[•]
3.	[•]	[•]	%	[•]	%		[•]

SCHEDULE 13

STRIKE DATE DEBT ALLOCATIONS BY FACILITY

Override Loans	Total outstanding amount as at Strike Date

Redacted

SIGNATORIES

[Signature blocks to be included]
Obligors

The Obligors

EXECUTED as a deed by	)
[•]	)
)
acting by ,	)
its duly authorised signatory, as agent and attorney for	)	Authorised signatory
[•]	)
)
in the presence of:	)

Witness’s Signature

Name:

Address:

The Override Lenders

EXECUTED as a deed by	)
[•]	)
)
acting by ,	)
its duly authorised signatory, as agent and attorney for	)	Authorised signatory
[•]	)
)
in the presence of:	)

Witness’s Signature

Name:

Address:

Override Lender’s notice details

Address: [•]

Attention: [•]

Fax Number: [•]
Email: [•]